EXHIBIT 99.1
                                                                    ------------

                                             SECURITIES PURCHASE AGREEMENT (this
                                             "Agreement"), dated as of August
                                             29, 2001, among EXCHANGE
                                             APPLICATIONS, INC. a Delaware
                                             corporation (the "Company"),
                                             EXSTATIC SOFTWARE, INC. (f/k/a GINO
                                             BORLAND, INC.), a Washington
                                             corporation ("eXstatic" and
                                             together with the Company, the
                                             "Issuers"), and the purchasers
                                             (each a "Purchaser" and together,
                                             the "Purchasers") identified on the
                                             signature page hereto.

         WHEREAS, the Issuers desire to sell to the Purchasers and the Purchasers desire to purchase from the Issuers up to U.S. $15,500,000 in principal amount of the Issuers' 12% Senior Secured Convertible Debentures (the "New Debentures"), on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

                                   DEFINITIONS

         Capitalized terms used and not otherwise defined in this Agreement have the meaning ascribed to them below or in the other locations of this Agreement specified below:

         (a) "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in this definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Securities, by contract or otherwise.

         (b) "Aggregate Convertible Debenture Holders" means the holders of the Aggregate Convertible Debentures, or any successor to, or assignee or transferee of, any such holder.

         (c) "Aggregate Convertible Debenture Replacement Observers" has the meaning ascribed to it in Section 6.3.

         (d) "Aggregate Convertible Debenture Shares" means the shares of Common Stock issuable upon conversion of the Aggregate Convertible Debentures.

         (e) "Aggregate Convertible Debenture Super Majority" has the meaning ascribed to it in Section 6.3(a)(i).

         (f) "Aggregate Convertible Debentures" means collectively, the Existing Debentures and the New Debentures.

         (g) "Aggregate Debenture Holders' Directors" has the meaning ascribed to it in Section 6.3.

         (h) "Aggregate Warrants" means the April 16 Warrant, the June 1 Warrant, the Insight Warrant and the Warrants.

         (i) "Agreement" has the meaning ascribed to such term in the preamble.

         (j) "Annual Budget" has the meaning ascribed to it in Section
6.2(a)(v).

         (k) "April 16 Warrants" means the Warrants dated as of April 16, 2001, issued by the Company to Insight.

         (l) "Audit Committee" means the committee of the Board Directors which shall oversee all financial accounting and auditing activities of the Company and shall perform such other functions as is customary for companies similar to the Company, including approving the engagement of the Company's auditors and approving the audit prior to its issuance each year

         (m) "Automatic Affirmative Covenant" has the meaning ascribed to it in
Section 6.1(a).

         (n) "Automatic Financial Covenant Amendment" has the meaning ascribed to it in Section 6.1.

         (o) "Board" has the meaning ascribed to it in Section 6.3(a)(i).

         (p) "Business" means the providing of marketing automation and enterprise customer relationship management solutions by the Company and its Subsidiaries.

         (q) "Business Day" means each day except for Saturday, Sunday, Federal holidays and any other state-recognized holidays in the States of New York and Massachusetts.

         (r) "By-laws" has the meaning ascribed to such term in Section 4.1.

         (s) "Certificate Amendment" has the meaning ascribed to it in Section 6.5(d).

         (t) "Certificate of Incorporation" has the meaning ascribed to such term in Section 4.1.

         (u) "Claim" means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other proceeding.

         (v) "Closing" has the meaning ascribed to such term in Section 3.1(a).

         (w) "Collateral" has the meaning ascribed to it in the Security Agreement.

         (x) "Collateral Agency and Intercreditor Agreement" has the meaning ascribed to it in Section 3.1(b)(vii).

         (y) "Commission" means the United States Securities and Exchange Commission.

         (z) "Commission Filings" means all reports, registration statements and other filings filed by the Company with the Commission (and all notes, exhibits and schedules thereto and documents incorporated by reference therein).

         (aa) "Common Stock" means the common stock, $.001 par value per share, of the Company.

         (bb) "Common Stock Equivalents" means all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all Securities of the Company that are convertible, exchangeable or exercisable for share of Common Stock.

         (cc) "Company" has the meaning ascribed to such term in the preamble.

         (dd) "Company Contracts" has the meaning ascribed to such term in
Section 4.8.

         (ee) "Contract" means any written or oral loan contract, agreement, or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order, instrument, permit, concession, franchise or license.

         (ff) "Default" has the meaning ascribed to it in the New Debentures.

         (gg) "EBITDA" shall mean the Company's earnings before interest, taxes, depreciation and amortization, each as determined in accordance with generally accepted accounting principles.

         (hh) "Encumbrances" means any liens, charges, encumbrances, claims, options, proxies, pledges, security interests, or other similar rights of any nature.

         (ii) "Equipment" means all of the Company's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Company's operations or owned by the Company and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

         (jj) "Equity Incentive Plans" means the (i) 2000 Customer Analytics Holdings, Inc. Equity Incentive Plan, (ii) 1999 Customer Analytics, Inc. Stock Option and Purchase Plan, (iii) 1999 GBI Stock Acquisition Plan, (iv) 1999 Knowledge Stream Partners, Inc. Stock Option Plan, (v) 1998 Stock Incentive Plan, (vi) 1998 Director Stock Option Plan, (vii) 1998 Employee Stock Purchase Plan and (viii) 1996 Stock Incentive Plan, each as amended, and any other stock option, issuance, appreciation rights or other equity incentive plan for the directors, officers and employees of, and consultants to, the Company, which plan has been approved by the Board or appropriate committee thereof.

         (kk) "Event of Default" has the meaning ascribed to such term in the New Debentures.

         (ll) "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         (mm) "Excluded Securities" means (i) Securities issued or granted to eligible officers, employees or directors of, or consultants to, the Corporation pursuant to the Equity Incentive Plans and any Securities issued upon exercise of such Securities; (ii) Securities issued upon the exercise, conversion or exchange of any Common Stock Equivalents outstanding on the Closing Date, including, without limitation, those Securities issued upon exercise of the April 16, Warrant and the June 1 Warrant, or pursuant to the MicroStrategy Agreement; (iii) Securities issued as a stock dividend or upon any stock split, recapitalization or other subdivision or combination of Common Stock; (iv) Securities issued pursuant to acquisitions, strategic alliances and joint ventures; and (v) Securities deemed Excluded Securities by the Purchasers.

         (nn) "Existing Debenture Shares" means the shares of Common Stock issuable upon conversion of the Existing Debentures.

         (oo) "Existing Debentures" means (i) the Amended and Restated 12% Convertible Debenture in the aggregate principal amount of U.S. $7,318,307.37, and (ii) the Amended and Restated 12% Convertible Debenture in the aggregate principal amount of U.S. $5,055,890.41, both (i) and (ii) issued by the Issuers to Insight on August 29, 2001(amending, respectively (a) the 12% Convertible Debenture in the aggregate principal amount of U.S. $7,241,307.37, and (b) the 12% Convertible Debenture in the aggregate principal amount of U.S. $5,000,000, both (a) and (b) issued by the Grantors to the Existing Investors on July 26,
2001).

         (pp) "eXstatic" has the meaning ascribed to it in the preamble.

         (qq) "Fifth Amended and Restated Registration Rights Agreement" has the meaning ascribed to such term in Section 3.1(b)(vi).

         (rr) "Financial Covenant" has the meaning ascribed to it in Section 6.1(a).

         (ss) "Financing Documents" has the meaning ascribed to such term in
Section 4.3.

         (tt) "Four Million Dollar Holder" has the meaning assigned to it in
Section 6.3(b)(i).

         (uu) "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The "Fundamental Documents" of the Company are the Certificate of Incorporation and the By-laws.

         (vv) "GAAP" means United States generally accepted accounting principles, consistently applied.

         (ww) "Governmental Entity" means any federal, state, municipal, or other government, governmental department, commission, board, bureau, agency or instrumentality, or any court or tribunal.

         (xx) "Guaranty" means any obligation, contingent or otherwise, or any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, including any obligation of such Person direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of payment thereof, (iii) to purchase or otherwise pay for merchandise, materials supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, or (iv) to maintain the working capital, equity capital or other financial statement condition of any primary obligor, provided, however, that the term Guaranty shall not include endorsement of instruments for deposit and collection in the ordinary course of business.

         (yy) "Indebtedness" of a Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds debentures, notes or similar instruments, (iii) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (vi) all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (viii) all Guaranties by such Person of obligations of others, (ix) all capitalized lease obligations of such Person and
(x) the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

         (zz) "Insight" means, collectively, InSight Venture Partners, IV, L.P., InSight Venture Partners (Cayman) IV, L.P., InSight Venture Partners IV (Fund
B), L.P. and InSight Venture Partners IV (Co-Investors), L.P., and their respective Affiliates.

         (aaa) "Insight Warrants" means the Warrants dated as of the date hereof, issued by the Company to Insight.

         (bbb) "Issuers" has the meaning ascribed to it in the Preamble.

         (ccc) "Law" means any constitution, law, statute, treaty, rule, ordinance, permit, certificate, directive, requirement, regulation or Order (in each case, whether foreign or domestic) of any Governmental Entity.

         (ddd) "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

         (eee) "Lien" means any security interest, pledge, lien, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, commitment or other similar arrangement or interest in real or personal property, whether oral or written.

         (fff) "Liquidity Event" means (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or (ii) any Sale of the Company.

         (ggg) "Loss" means any loss, Liability, Claim, cost, damage, deficiency, Tax, penalty, fine or expense, including interest, penalties, reasonable legal and accounting fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any indemnifiable event or condition (including derivative actions brought through or in the name of the Company).

         (hhh) "Market Price" means, as to any Marketable Security, the average of the closing prices of such Marketable Security's sales on all United States securities exchanges on which such Security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Security is not so listed, the average of the representative bid and asked prices quoted on NASDAQ as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted on NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization, in each such case averaged over a period of 5 Business Days ending immediately prior to the day as of which "Market Price" is being determined.

         (iii) "Marketable Securities" means Securities that are traded on an established United States securities exchange or reported through the NASDAQ, or otherwise traded over-the-counter or traded on PORTAL (in the case of Securities eligible for trading pursuant to Rule 144A under the Securities Act).

         (jjj) "Material Adverse Effect" means, with respect to the Company, a material adverse effect on the business, operations, assets, conditions (financial or otherwise), operating results, liabilities or prospects of the Company and its Subsidiaries, taken as a whole.

         (kkk) "MicroStrategy Agreement" means the Payment and Registration Rights Agreement, dated as of December 28, 1999, between the Company and MicroStrategy Incorporated in effect on January 10, 2001 or as amended from time to time.

         (lll) "NASDAQ Letter" has the meaning ascribed to it in Section 6.5(e).

         (mmm) "New Debenture Representatives" has the meaning ascribed to it in
Section 6.3(b)(i).

         (nnn) "New Debenture Shares" means the shares of Common Stock issuable upon conversion of the New Debentures.

         (ooo) "New Debentures" has the meaning ascribed to it in the Preamble of this Agreement.

         (ppp) "Obligations" has the meaning ascribed to it in the Security Agreement.

         (qqq) "Observers" has the meaning ascribed to it in Section 6.3(b)(i)

         (rrr) "Offered Securities" has the meaning ascribed to it in Section 6.4(a).

         (sss) "Orders" means judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Entity or arbitrator.

         (ttt) "Person" shall be construed in the broadest sense and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and any other entity, including a Governmental Entity.

         (uuu) "Preemptive Offer Acceptance Notice" has the meaning ascribed to it in Section 6.4.

         (vvv) "Preemptive Offer Period" has the meaning ascribed to it in
Section 6.4.

         (www) "Proceeding" means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator or administrator.

         (xxx) "Proposed New Investor" has the meaning ascribed to it in Section 6.4.

         (yyy) "Purchaser Indemnified Persons" shall have the meaning ascribed to it in Section 7.2.

         (zzz) "Purchaser Representative" shall mean the person listed on Schedule A hereto.

         (aaaa) "Purchasers" has the meaning ascribed to such term in the preamble.

         (bbbb) "Refused Securities" has the meaning ascribed to it in Section 6.4.

         (cccc) "Representative" of a Person shall be construed broadly and shall include such Person's partners, officers, directors, employees, agents, counsel, accountants and other representatives.

         (dddd) "Sale of the Company" means (i) the sale of all or substantially all of the Company's assets, (ii) the issuance, sale or transfer of the outstanding shares of capital stock or other voting securities of the Company, or (iii) the merger or consolidation of the Company with another person or entity, in each case in clauses (ii) and (iii) above under circumstances in which the holders of the voting power of the outstanding shares of capital stock and other voting securities of the Company, immediately prior to such transaction, own less than 50% in voting power of the outstanding shares of capital stock and other voting securities of the Company or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple sales) of one or more subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all of the assets or securities) which constitutes all or a substantial portion of the consolidated assets or revenues of the Company shall be deemed a Sale of the Company.

         (eeee) "Securities" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

         (ffff) "Securities Act" means the Securities Act of 1933, as amended.

         (gggg) "Security Agreement" has the meaning ascribed to it in Section 3.1(b)(vii).

         (hhhh) "Series A Preferred Shares" means the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

         (iiii) "Series A Preferred Stock" means the Series A Convertible Redeemable Preferred Stock, $.001 par value per share, of the Company.

         (jjjj) "Significant Purchasers" shall mean Purchasers who hold more than $2,000,000 in New Debentures.

         (kkkk) "Subject Person" has the meaning ascribed to such term in the definition of "Subsidiary".

         (llll) "Subordination Agreement" has the meaning ascribed to such term in Section 3.1(b)(viii).

         (mmmm) "Subsidiary" means, at any time, with respect to any Person (the "Subject Person"), (i) any Person of which either (x) more than 50% of the Securities entitled to vote in the election of directors or comparable Persons performing similar functions (excluding Securities entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more

Subsidiaries of the Subject Person or (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the Subject Person and are recorded on the books of the Subject Person for financial reporting purposes in accordance with GAAP.

         (nnnn)"Subsidiary Board" has the meaning ascribed to it in Section 6.3.

         (oooo) "SVB" shall mean Silicon Valley Bank.

         (pppp) "SVB Facility" shall mean the Loan and Security Agreement, dated April 25, 2001, among the Issuers and SVB, as amended.

         (qqqq) "Trading Day" means any day on which securities are traded on National Association of Securities Dealers, Inc.'s Automated Quotation System.

         (rrrr) "Transaction Securities" means the Aggregate Convertible Debenture, the Warrants and InSight Warrants.

         (ssss) "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

         (tttt) "Warrants" has the meaning ascribed to such term in Article II.

         (uuuu) "Wire Amount" has the meaning ascribed to such term in Article
II.

1.2      RULES OF CONSTRUCTION.
         ----------------------
         The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term "Best Knowledge" of the Company means actual knowledge of the executive officers of the Company, including Andrew Frawley, J. Chris Wagner, Dan Haley, and Kris Zaepfel, after making reasonable inquiry of the matters in question. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

                                   ARTICLE II

                     PURCHASE AND SALE OF THE NEW DEBENTURES
                                AND THE WARRANTS

2.1      NEW DEBENTURES AND WARRANTS.
         ----------------------------
         (a) Issuance of the New Debentures. At the Closing, and subject to the terms and conditions contained in this Agreement, (i) the Issuers shall issue, sell and deliver to each Purchaser (A) a New Debenture substantially in the form of Exhibit A and (B) a Warrant, substantially in the form of Exhibit B (collectively, the "Warrants") to purchase shares of Common Stock and (ii) each Purchaser shall pay to one or more accounts designated by the Issuers prior to the Closing the amount set forth opposite each Purchaser's name on Schedule I hereto by wire transfer of immediately available funds (the "Wire Amount"). The Issuers' agreement with each Purchaser is a separate agreement, and the sale of New Debentures to each Purchaser is a separate sale. No Purchaser shall have any obligation to purchase more than the amount set forth opposite such Purchaser's name on Schedule I hereto or any New Debentures not purchased by another Purchaser. Each Issuer shall be jointly and severally liable for all of the monetary and other obligations of the Issuers under this Agreement and each other Financing Document. The Company and the Purchasers agree that 99.5% of the aggregate purchase price to be paid at the Closing by the Purchasers shall be allocated to the sale and purchase of the New Debentures, with the remainder thereof allocated to the sale and purchase of the Warrants. No party hereto shall take a position inconsistent with this allocation unless otherwise required by Law.

         (b) Use of Proceeds. The Issuers shall use the proceeds from the sale of the New Debentures to pay the fees and expenses of O'Sullivan LLP, special counsel to the Purchasers, and Proskauer Rose LLP as required pursuant to
Section 8.16 hereof and for the Company's working capital and general corporate purposes.

         (c) Satisfaction of Commitment. The Company hereby acknowledges that the Purchasers' purchase of the New Debentures and the Warrants fully satisfies all obligations of Insight to the Company pursuant to the commitment letter dated April 16, 2001 to provide "Financing" (as defined therein) and that the Company's obligations to Insight pursuant to such commitment letter remain in full force and effect.

                                   ARTICLE III

                THE CLOSING; DELIVERY OF DOCUMENTS AT THE CLOSING

3.1      THE CLOSING.
         ------------
         (a) The closing (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement at the offices of O'Sullivan LLP, 30 Rockefeller Plaza, New York, New York 10112.

         (b) The obligation of each Purchaser to purchase and pay for the New Debentures to be purchased hereunder at the Closing is subject to the delivery by the Issuers of the following items (unless waived by such Purchaser):

              (i) the New Debentures, which New Debentures shall have been duly authorized, executed and delivered by the Issuers and shall be in full force and effect and enforceable against the Company in accordance with their terms;

              (ii) the Warrants, which Warrants shall have been duly authorized, executed and delivered by the Company and shall be in full force and effect and enforceable against the Issuer in accordance with their terms;

              (iii) the opinion of Bingham Dana LLP, counsel to the Company, addressed to the Purchasers, dated as of the closing, in substantially the form attached hereto as Exhibit G; and

              (iv) evidence satisfactory to the Purchasers that the Company has reserved the New Debenture Shares for issuance upon conversion of the New Debentures;

              (v) evidence satisfactory to the Purchasers that the Company has reserved the Warrant Shares for issuance upon exercise of the Warrants;

              (vi) the Fifth Amended and Restated Registration Rights Agreement in substantially the form attached hereto as Exhibit C (the "Fifth Amended and Restated Registration Rights Agreement"), which Fifth Amended and Restated Registration Rights Agreement shall have been duly authorized, executed and delivered by the Company and shall be in full force and effect and enforceable against the Company in accordance with its terms;

              (vii) the Security Agreement in substantially the form attached hereto as Exhibit D (the "Security Agreement") and the Collateral Agency and Intercreditor Agreement in substantially the form attached hereto as Exhibit E (the "Collateral Agency and Intercreditor Agreement"), each of which shall have been duly authorized, executed and delivered by the Company and shall be in full force and effect and enforceable against the Company in accordance with its terms;

              (viii) the Subordination Agreement in substantially the form attached hereto as Exhibit F (the "Subordination Agreement"), which Subordination Agreement shall have been duly authorized, executed and delivered by SVB and shall be in full force and effect and enforceable against SVB in accordance with its terms;

              (ix) all consents, approvals, authorizations, filings and notices required to consummate the transactions contemplated hereby shall have been obtained, made or given and shall be in full force and effect, including, without limitation, the consent and authorization of the NASD;

              (x) receipt of revised cash flow budget through December 31, 2001, acceptable to the Purchasers;

              (xi) evidence reasonably satisfactory to the Purchasers that the Company has made arrangements to provide notice to the Company's shareholders pursuant to NASD Rule 4350(i)(2).

              (xii) evidence satisfactory to the Purchasers of the filings of all UCC-1 Financing Statements and any other required security interest filings, which Financing Statements and other filings provide the Purchasers with a perfected security interest in the Collateral (as defined in the Security Agreement);

              (xiii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing and certifying on behalf of the
         Company: (A) that attached thereto is a true, correct and complete copy of each of the Fundamental Documents of the Company as in effect on the date of such certification; (B) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board of Directors (and any committees thereof) of the Company authorizing (1) the execution, delivery and performance of the Financing Documents, (2) the issuance, sale and delivery of the New Debentures, and (3) the reservation of the New Debenture Shares for issuance upon conversion of the New Debentures, and that all such resolutions in (1), (2) and (3), are in full force and effect; and (C) the incumbency and specimen signature of all officers of the Company executing the Financing Documents, and any certificate or instrument furnished pursuant hereto;

              (xiv) a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in clause (xiii);

              (xv) a duly authorized, executed and delivered copy of each of the other Financing Documents, if any, which shall be in full force and effect and shall be enforceable against the Issuers or the Company, as the case may be, and such parties in accordance with their respective terms;

              (xvi) a telegram, telex or other acceptable method of confirmation from the Secretaries of State of the States of Delaware and Massachusetts dated on the Closing as to the continued good standing of the Company and from the Secretaries of State of the State of Washington as to the due incorporation and good standing of eXstatic, as applicable; and

              (xvii) such additional supporting documents and other information with respect to the operations and affairs of the Company and its Subsidiaries as the Purchasers may reasonably request.

         (c) The obligation of the Issuers to issue, deliver and sell the New Debentures at the Closing is subject to the delivery by the Purchasers of the following items (unless waived by the Company):

              (i) a duly authorized, executed and delivered copy of each of the other Financing Documents which shall be in full force and effect and shall be enforceable against the Purchasers and such parties in accordance with their respective terms; and

              (ii) each Purchaser shall deliver or cause to be delivered to the Company by wire transfer of immediately available funds the Wire Amount set forth opposite such Purchaser's name on Schedule I hereto to such bank account as the Issuers shall designate to each Purchaser in writing on or prior to the day immediately preceding the Closing; and

              (iii) all consents, approvals, authorizations, filings and notices required to consummate the transactions contemplated hereby shall have been obtained, made or given and shall be in full force and effect, including, without limitation the (A) consent of SVB, and (B) consent and authorization of the NASD.

         (d) The New Debentures do not constitute a revolving loan and any amounts repaid or prepaid under the New Debentures may not be reborrowed.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Each Issuer hereby represents and warrants to each of the Purchasers as follows:

4.1      ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING.
         -------------------------------------------------
         Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has all requisite corporate or other power and authority to own, lease and operate its properties and other assets and to carry on its business as presently conducted and as proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions listed on Schedule 4.1, which constitute all the jurisdictions in which the character of the property owned, leased or operated by the Company or such Subsidiary or the nature of the activities conducted by the Company or such Subsidiary makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. eXstatic is a wholly owned subsidiary of the Company. The Company has delivered to the Purchasers a correct and complete copy of the Amended and Restated Certificate of Incorporation of the Company in effect on the date hereof (the "Certificate of Incorporation"). A copy of the Amended and Restated By-laws of the Company in effect on the date hereof (the "By-laws") is filed as an exhibit to the Commission Filings.

4.2      CAPITALIZATION.
         ---------------
         (a) Immediately upon consummation of the Closing, the authorized, issued and outstanding capital stock of the Company shall consist of:

              (i) 10,000,000 shares of Preferred Stock, of which 5,330,000 are designated as Series A Preferred Stock and 5,325,645 are validly issued and outstanding, fully paid and nonassessable; and

              (ii) 150,000,000 shares of Common Stock, of which:

                    (A) 34,053,087 shares are validly issued and outstanding,
              fully paid and nonassessable;

                    (B) 22,000,000 shares shall be reserved for issuance upon
              conversion of the Series A Preferred Stock;

                    (C) 36,404,336 shares are reserved as New Debenture Shares for issuance upon conversion of the New Debentures;

                    (D) 31,809,614 shares are reserved as Existing Debenture
              Shares for issuance upon conversion of the Existing Debentures subject to the effective Certificate of Amendment;

                    (E) 23,041,475 shares shall be reserved for issuance upon
              exercise of the Warrants subject to the effectiveness of the Certificate of Amendment;

                    (F) 18,433,180 shares shall be reserved for issuance upon
              exercise of the Insight Warrants subject to the effective Certificate of Amendment;

                    (G) 1,179,337 shares are reserved for issuance upon exercise of the April 16 Warrant;

                    (H) 366,565 shares are reserved as treasury shares; and

                    (I) 11,834,947 shares are reserved for issuance in
              accordance with the Equity Incentive Plans.

         (b) The Company agrees that the Capitalization Table attached hereto as Exhibit H accurately reflects the capitalization of the Company (after giving effect to the transactions contemplated by this Agreement, including the issuance of the Warrants and the InSight Warrants to purchase up to 20,348,099 shares of Common Stock and the issuance to Insight of the Existing Debentures.

         The parties acknowledge and agree that, with respect to the Transaction Securities, the Capitalization Table attached hereto as Exhibit H assumes that the Certificate of Amendment is effective.

         (c) Except as contemplated by the Financing Documents or as otherwise set forth on Schedule 4.2, there are, and immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, agreements, convertible Securities or other commitments or instruments pursuant to which the Company is obligated to issue, sell or otherwise transfer any Securities or (ii) preemptive or similar rights to purchase or otherwise acquire Securities of the Company pursuant to any provision of Law, the Company's Fundamental Documents or any Contract to which the Company is a party.

         (d) All Securities issued by the Issuers have been issued in transactions in accordance in all material respects with applicable state and federal Laws governing the sale and purchase of Securities.

         (e) Except with respect to the corporate and other requisite action necessary to effectuate the Certificate Amendment, the authorization, reservation, issuance, sale and delivery, as applicable, of the New Debenture Shares have been duly and validly authorized by all requisite corporate action on the part of the Company and eXstatic, as the case may be. The New Debenture Shares and the Warrant Shares (assuming the issuance thereof in accordance with the applicable terms of the New Debentures or Warrants, as the case may be), will be duly and validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any Encumbrances whatsoever and with no restrictions on the voting rights thereof and not subject to any preemptive rights, rights of first refusal or other similar rights of the stockholders of the Company and eXstatic, as the case may be.

4.3      AUTHORIZATION OF AGREEMENT, ETC.
         --------------------------------
         Except with respect to the corporate and other requisite action necessary to effectuate the Certificate Amendment, each Issuer, as the case may be, has or had, as the case may be, all requisite corporate power and authority to execute and deliver this Agreement, the New Debentures, the Warrants, the Fifth Amended and Restated Registration Rights Agreement, the Collateral Agency and Intercreditor Agreement and the Security Agreement and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each such agreement and all related transactions (collectively, the "Financing Documents") and to perform its obligations under and to consummate the transactions contemplated by each such Financing Document. The execution, delivery and performance by each Issuer, as the case may be, of each Financing Document to which it is a party and the issuance, sale and delivery of the New Debentures and the Warrants has been duly authorized by all requisite corporate action by each Issuer, as the case may be, and this Agreement and each other Financing Document has been duly executed and delivered by each Issuer, as the case may be. No other corporate or stockholder action on the part of any Issuer, as the case may be, is necessary for such authorization, execution and delivery. Each of the Financing Documents constitutes a legal, valid and binding obligation of each Issuer, as the case may be, enforceable against each Issuer, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting creditors' rights and remedies generally, and subject, in the case of enforceability, to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity).

4.4      NO CONFLICTS.
         -------------
         Except as otherwise disclosed on Schedule 4.4, the execution, delivery and performance by each Issuer, as the case may be, of this Agreement and each of the other Financing Documents, the issuance, sale and delivery of the New Debentures and the Warrants and compliance with the provisions hereof and thereof by such Issuer, does not or will not, as the case may be, (a) violate any provision of Law or any Order applicable to any Issuer or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance upon any of the properties or assets of any Issuer or, except as previously disclosed in writing to each of the Purchasers, any material Contract to which it is a party or (c) conflict with or violate any provision of the Fundamental Documents of any Issuer currently in effect.

4.5      APPROVALS.
         ----------
         Except with respect to the corporate and other requisite action necessary to effectuate the Certificate Amendment, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance by each Issuer, as the case may be, of each Financing Document to which it is a party.

4.6      COMMISSION FILINGS; FINANCIAL STATEMENTS.
         -----------------------------------------
         (a) The Company has filed all Commission Filings that it has been required to file with the Commission under the Securities Act and the Exchange Act. As of the respective dates of their filing with the Commission, or the date of any amendment thereto filed on or prior to the date hereof, the Commission Filings complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the historical consolidated financial statements of the Company (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP (except as may be disclosed therein), and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). Except as set forth or reflected in the Commission Filings filed prior to the date hereof or as set forth on Schedule 4.6, neither the Company nor any of its Subsidiaries have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.7      PRIVATE OFFERING.
         -----------------
         Assuming the accuracy of the representations of the Purchasers in
Section 5.2, the offering, sale, issuance and delivery by the Issuers of the New Debentures, the Warrants and the Warrant Shares are exempt from the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder. Neither the Company or its Subsidiaries, nor any Person acting on their behalf, has offered or sold or will offer or sell any Securities, or has taken or will take any other action (including, without limitation, any offering of any Securities of the Company under circumstances that would require, under the Securities Act or any applicable blue-sky laws, the integration of such offering with the transactions contemplated by this Agreement), which would subject the transactions contemplated by this Agreement to the registration provisions of the Securities Act.

4.8      CERTAIN CONTRACTS.
         ------------------
         All material Contracts to which the Company or any of its Subsidiaries is a party or may be bound that are required by Item 610(b)(10) of Regulation S-K to be filed as exhibits to, or incorporated by reference in, the Company's Form 10-K or the Company's Form 10-Q are referred to herein as "Company Contracts". All Company Contracts are legal, valid and binding and in full force and effect on the date hereof except as set forth on Schedule 4.8A, to the extent they have previously expired in accordance with their terms or to the extent such failure to be so legal, valid and binding would not reasonably be expected to have a Material Adverse Effect and, except as set forth on Schedule 4.8B, neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Company Contract, except for defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.9      INTELLECTUAL PROPERTY RIGHTS.
         -----------------------------
         (a) To the Company's Best Knowledge, each of the Company and its Subsidiaries owns or is licensed to use all trademarks, copyrights, service marks, and applications and registrations therefor, and all trade names, domain names, web sites, customer lists, trade secrets, proprietary processes and formulae, inventions, know-how, other confidential and proprietary information, and other industrial and intellectual property rights necessary to permit each of the Company and its Subsidiaries to carry on its business as presently conducted. To the Company's Best Knowledge, each of the Company and its Subsidiaries has the right to bring infringement actions with respect to all trademarks, copyrights, service marks, trade names, domain names, trade secrets, proprietary processes and formulae, inventions, know how and other confidential and proprietary information that it owns. Except as otherwise disclosed in
Schedule 4.9, all registered patents, copyrights, trademarks, and service marks owned by the Company and its Subsidiaries are in full force and effect and are not subject to any taxes or maintenance fees. Except as otherwise disclosed in
Schedule 4.9, there is no pending or, to the Best Knowledge of the Company, threatened Claim or litigation against the Company or any Subsidiary contesting the right to use its intellectual property rights, asserting the material misuse of any thereof, or asserting the material infringement or other material violation of any intellectual property right of a third party. All inventions and know-how conceived by employees of the Company or its Subsidiaries and used by the Company and its Subsidiaries in the business of the Company and its Subsidiaries as currently conducted are owned by the Company or its Subsidiaries. Except as disclosed on Schedule 4.9, each of the Company and its Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality, and value of its trade secrets, proprietary processes, formulae, inventions, know-how and other confidential and proprietary information.

         (b) Except as otherwise disclosed in Schedule 4.10, no Proceedings or Claims in which the Company or any Subsidiary alleges that any Person is materially infringing upon, or otherwise materially violating, any patents, trademarks, copyrights, service marks, and applications and registrations therefor are pending, and none have been served by, instituted or asserted by the Company or any Subsidiary, nor are any Proceedings or Claims threatened alleging any such material violation or material infringement, nor does the Company or any Subsidiary know of any valid basis for any such Proceedings or Claims.

4.10     LITIGATION OTHER PROCEEDINGS OR CLAIMS.
         ---------------------------------------
         Except as set forth on Schedule 4.10, there are no (i) Proceedings or Claims pending against or initiated by the Company or any Subsidiary or, to the best knowledge of the Company, threatened against the Company or any Subsidiary, whether at law or in equity, whether civil or criminal in nature, except for Proceedings or Claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (ii) material Orders with respect to the Company or any Subsidiary.

4.11     TERMINATION OF EMPLOYMENT.
         --------------------------
         To the Company's Best Knowledge, except as set forth on Schedule 4.11 no executive officer or key employee, or any group of key employees, intends to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any officer, key employee or group of key employees.

4.12     BROKERS.
         --------
         Neither the Company nor any of its Subsidiaries have employed or otherwise retained any broker or finder in connection with the transactions contemplated by this Agreement.

4.13     REGISTRATION RIGHTS.
         --------------------
         Except as contemplated by the Fifth Amended and Restated Registration Rights Agreement and except as set forth on Schedule 4.13, no Person has any right to cause the Company to effect the registration under the Securities Act of any shares of Common Stock or any other Securities of the Company.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby represents and warrants to the Company, as to itself only, as follows:

5.1      AUTHORIZATION OF THE FINANCING DOCUMENTS.
         -----------------------------------------
         Such Purchaser has the requisite power and authority (corporate or otherwise) to execute, deliver and perform the Financing Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Financing Documents to which it is a party have been duly authorized by all requisite action by such Purchaser and each such Financing Document, when executed and delivered by such Purchaser, constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting creditors' rights and remedies generally, and subject, in the case of enforceability, to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity).

5.2      INVESTMENT REPRESENTATIONS.
         ---------------------------
         (a) The New Debentures and the Warrants to be purchased by such Purchaser hereunder are being acquired for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable foreign or state securities Laws.

         (b) Such Purchaser understands that (i) the New Debentures and the Warrants have not been, and the Securities issuable upon conversion or exercise thereof will not be, registered under the Securities Act or applicable foreign or state securities Laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable foreign and state securities Laws and (ii) the New Debentures and the Warrants, and the Securities issuable upon conversion or exercise thereof, must be held by the Purchasers or each Purchaser, as the case may be, indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable foreign and state securities Laws or is exempt from registration thereof. Such Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

         (c) Such Purchaser has had a reasonable time prior to the date hereof to ask questions and receive answers concerning the terms and conditions of the offering of the New Debentures and the Warrants, and to obtain any additional information which the Company possesses or could acquire without unreasonable effort or expense, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies as to enable such Purchaser to understand and evaluate the risks of such investment and form an investment decision with respect thereto.

         (d) Such Purchaser is not relying on any representation, warranty, statement, document, act (including the fact that Insight is an investor in the Company) or investment expertise of Insight in making such Purchaser's decision to purchase the New Debentures and the Warrants. In addition to making the above representation and warranty to the Company, each Purchaser hereby makes such representation and warranty to Insight.

         (e) Such Purchaser has not employed or otherwise retained any broker or finder in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

6.1      AMENDMENTS TO DEBT DOCUMENTS.
         -----------------------------
         (a) Provided that at least 15% of the original principal amount of the Aggregate Convertible Debentures are outstanding, neither the Company nor any of its Subsidiaries shall or shall permit any change, amendment, supplement or other modification of any terms of the SVB Facility or related documents, without the prior consent of the Aggregate Convertible Debenture Super Majority (based on outstanding principal amount) of the Aggregate Convertible Debentures, if the effect of such change, amendment, supplement or other modification (or renewal, refinancing, refunding or extension) is to:

              (i) increase any applicable margin with respect to the interest rate in effect on the extensions of credit under the SVB Facility by more than a rate equal to 2% per annum from those provided for in the SVB Facility as in effect on the date hereof, or otherwise change the basis for the calculation of the interest rate thereunder if such change has the effect of increasing the interest rate charged thereunder by more than 2% per annum from those provided for in the SVB Facility as in effect on the date hereof (provided, that nothing herein shall preclude the imposition of a post-default rate of interest in the amount and under the circumstances provided in the SVB Facility as in effect on the date hereof);

              (ii) shorten or extend the scheduled maturity of any payment of any principal amount of the revolving loans under the SVB Facility from the scheduled maturity thereof as in effect on the date hereof, except extending the payment schedule of such revolving loans so long as the final maturity on such loans shall fall on or before 180 days prior to January 10, 2005 (provided, that nothing herein shall preclude the Issuers from reducing the amount of commitments under the SVB Facility);

              (iii) add any additional defaults or events of default under the SVB Facility or permit any modifications to the terms of any defaults or events of default under the SVB Facility except for any modifications to make such terms less restrictive on the Issuers and their Subsidiaries);

              (iv) make any numerically based restriction in any one or more of the financial covenants under the SVB Facility (or related documents) as in effect on the date hereof more restrictive on the Issuers and their Subsidiaries by more than 10%; provided, that, an amendment to a numerically based restriction in a financial covenant in the SVB Facility shall result in an automatic equal percentage amendment (an "Automatic Financial Covenant Amendment") in the corresponding financial covenant (if any) in the Financing Documents (and the Issuers agree to execute and deliver promptly thereafter an amendment thereto that incorporates each such Automatic Financial Covenant Amendment);

              (v) add any financial covenant to the SVB Facility; or

              (vi) except in connection with waiving any violation of the SVB Facility or modifying any covenant to eliminate any violation of the SVB Facility, add any negative covenant.

         For purposes of this Section 6.1, the term "financial covenant" means any covenant, for which the compliance or noncompliance therewith is based on the financial performance or financial condition of a Person. Notwithstanding anything to the contrary contained in this Section 6.1, if an amendment to the SVB Facility results in the modification or addition of an affirmative covenant, then such amendment shall result in an automatic amendment to this Agreement, subject to the consent of the Purchasers (an "Automatic Affirmative Covenant Amendment") modifying or adding, as the case may be, such affirmative covenant to this Agreement (and the Issuers agree to execute and deliver promptly thereafter an amendment hereto that incorporates each such Automatic Affirmative Covenant Amendment).

6.2      INFORMATION RIGHTS.
         -------------------
         (a) Reports. For so long as the New Debentures remain outstanding, the Company shall furnish the following to each of the Significant Purchasers (unless such Significant Purchaser requests that such information not be furnished at such time):

              (i) Weekly Statements. As soon as available, but no later than Wednesday after the end of each week, an unaudited internal financial report of the Company, which report shall be prepared in a manner consistent with GAAP consistently applied, and otherwise in the form provided to the Company's senior management, and which shall consist of cash flow analysis for such weekly accounting period together with a cumulative cash flow statement from the first day of the current year to the last day of such weekly accounting period;

              (ii) Monthly Statements. As soon as available, but no later than 20 days after the end of each monthly accounting period, an unaudited internal financial report of the Company, which report shall be prepared in a manner consistent with GAAP consistently applied, and otherwise in the form provided to the Company's senior management, and which shall include the following:

                    (A) profit and loss statement for such monthly accounting
              period, together with a cumulative profit and loss statement for the prior twelve-month period and for the comparable twelve-month period for the prior year;

                    (B) balance sheet as at the last day of such monthly
              accounting period;

                    (C) cash flow analysis for such monthly accounting period
              together with a cumulative cash flow statement from the first day of the current year to the last day of such monthly accounting period;

                    (D) comparison between all of the actual figures provided
              pursuant to clauses (1), (2) and (3) above (including, in the cases of clauses (1) and (2), the cumulative statements), for such monthly accounting period and the comparable figures for the prior year for such monthly accounting period, with an explanation of any material differences between them and compared to the budget for such period; and

                    (E) a report by management of the Company of the operating and financial highlights of the Company for such monthly accounting period and the cumulative period for the fiscal year to date which shall include a comparison between operating and financial results and the corresponding plan or budget and a discussion of the variances between current and prior periods.

              The reports furnished by the Company pursuant to clauses (1) and
              (5) of the preceding sentence shall be certified by the chief financial officer of the Company.

              (iii) Quarterly Report. As soon as available, but no later than 45 days after the end of each calendar quarter, in addition to the financial statements for the three prior monthly accounting periods, the Company shall complete a quarterly report, which quarterly report shall be certified by the chief financial officer of the Company.

              (iv) Annual Audit. As soon as available, but not later than 90 days after the end of each fiscal year of the Company, audited financial statements of the Company, which shall include a statement of cash flows and statement of operations for such fiscal year and a balance sheet as at the last day thereof, each prepared in accordance with GAAP (except as set forth in the notes thereto), and accompanied by the report of a firm of independent certified public accountants of nationally recognized standing selected by the Audit Committee (the "Accountants").

              (v) Budget. Within 30 days after the end of each fiscal year of the Company, an annual updated consolidated budget and work plan ("Annual Budget"), including projected income statements, balance sheets and cash flow statements (setting forth in detail the assumptions therefor) on a quarterly basis for the Company and its Subsidiaries for the immediately following fiscal year of the Company, which such budget and work plan shall be approved by the Board and the Purchasers at the first regularly scheduled meeting of the Board of the Company thereafter. Within 10 days after any amendment to any budget, a copy of such amendment.

              (vi) Subsidiaries. If for any period the Company shall have any Subsidiary or Subsidiaries whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing clauses shall be consolidated (and consolidating if normally prepared by the Company) financial statements of the Company and all such consolidated Subsidiaries.

              (vii) Accountants Reports. Promptly upon becoming available, copies of all reports prepared for or delivered to the management of the Company by the Accountants.

              (viii) Security Holders Reports. Promptly upon becoming available, copies of all reports prepared for or delivered to the Company's lenders or other security holders.

              (ix) Material Events. Promptly upon becoming aware of a Liquidity Event or any other condition or event that could reasonably be expected to have a Material Adverse Effect on the Company (including any material defaults, litigation, governmental inquiry, or discovery of a significant liability but excluding general market conditions), (1) a report summarizing such condition or event and the Company's proposed response thereto (2) have the right to retain counsel to represent the Purchasers (and such counsels' reasonable fees and expenses shall be paid directly by (or reimbursed by) the Company and (3) be afforded time to review and comment on any agreements relating thereto.

              (x) Miscellaneous. Promptly upon request, any other documentation or information reasonably requested by any Purchaser.

              (xi) Access to Records and Properties. For so long as any New Debentures remain outstanding, the Company shall afford to each Purchaser and its Representatives, during normal business hours upon 3 Business Days advance notice, the right to (i) visit and inspect the assets and properties of the Company, (ii) examine upon reasonable advance notice, the books of accounts and records of the Company and
         (iii) make copies of such records and permit such Persons to discuss all aspects of the Company with any officers, employees or Accountants of the Company; provided, however, that such investigation shall not unreasonably interfere with the operations of the Company. The Company will instruct the Accountants to discuss such aspects of the financial condition of the Company with each Purchaser and its Representatives as may reasonably request, and to permit each Purchaser and its Representatives to inspect, copy and make extracts from such financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by the Accountants with respect to the Company as may reasonably request. All costs and expenses incurred by each Purchaser and its Representatives in connection with exercising such rights of access shall be borne by each Purchaser, and all out-of-pocket costs and expenses incurred by the Company in complying with any extraordinary requests by each Purchaser and its Representatives in connection with exercising such access rights shall be borne by each Purchaser.

              (xii) Confidential Information. Each Purchaser and its Representatives shall hold in confidence all nonpublic information of the Company provided or made available to such Purchaser and its Representatives pursuant to this Section 6.1 until such time as such information has become publicly available other than as a consequence of any breach by such Purchaser and its Representatives of its confidentiality obligations hereunder (provided that such information may be disclosed to any other Purchaser and Representatives who are bound by this provision and in connection with any Purchaser's compliance with Laws (in which case Purchaser will provide the Company with prompt written notice so that it may seek a protective order or other appropriate remedy)) and shall not (A) trade or otherwise directly or indirectly transfer any Securities of the Company in violation of the Securities Act or Exchange Act or (B) use such information for any purpose other than exercise of its rights as a holder of Securities and its rights under this Agreement and the Related Documents.

6.3      BOARD OF DIRECTORS; OBSERVATION RIGHTS.
         ---------------------------------------
         (a)  Board of Directors.

              (i) The number of directors constituting the Board of Directors of the Company (the "Board") and the Board of Directors of each Subsidiary (each, a "Subsidiary Board"), as fixed from time to time by the Board of Directors of the Company or any Subsidiary in accordance with the Company's or each Subsidiary's By-laws, shall be six. At the option of the holders of at least two-thirds (based on outstanding principal amount) of the Aggregate Convertible Debentures (the "Aggregate Convertible Debenture Super Majority") at anytime, the Company shall use its best efforts to cause two individuals appointed by such Aggregate Convertible Debenture Super Majority to be nominated and elected to the Board and each Subsidiary Board, and any committee thereof (the "Aggregate Convertible Debenture Holders' Directors"); provided, however, that if (i) at any time the Aggregate Convertible Debenture Holders hold less than 25% of the original principal amount of the Aggregate Convertible Debentures, then the number of Aggregate Convertible Debenture Holders' Directors shall be automatically reduced to one, and (ii) if at any time the Aggregate Convertible Debenture Holders hold less than 15% of the original principal amount of the Aggregate Convertible Debentures, then the number of Aggregate Convertible Debenture Holders' Directors shall be automatically reduced to zero. The Aggregate Convertible Debenture Holders' Directors shall be removed without cause only with the approval of the Aggregate Convertible Debenture Super Majority. The rights granted under this
         Section 6.3(a)(i) are inclusive of and not in addition to any similar rights granted to Insight on July 26, 2001.

              (ii) The provisions of clause (i) notwithstanding, at any time and from time to time, a Aggregate Convertible Debenture Super Majority shall have the right to remove any or both of Aggregate Debenture Holders' Directors from the Board and each Subsidiary Board and, in such case, the Aggregate Convertible Debenture Super Majority shall be entitled to appoint an observer or observers (in addition to any Observer rights Insight may have) to serve as an observer or observers at all meetings of the Board and each Subsidiary Board, and any committees thereof (the "Aggregate Convertible Debenture Holders' Replacement Observers"). The Aggregate Convertible Debentures' Replacement Observers shall have all of the rights of the Observers (as hereinafter defined). At the election of the Aggregate Convertible Debenture Super Majority at any time and from time to time, the Company shall use its best efforts to cause individuals appointed by the Aggregate Convertible Debenture Super Majority in place of the

         Aggregate Convertible Debenture Holders' Replacement Observers, to be nominated and elected to the Board and each Subsidiary Board, and any committee thereof. In no event shall the Aggregate Convertible Debenture Holders' as a result of this clause (ii) be entitled to appoint more than two individuals to the Board or each Subsidiary Board, or any committee thereof, as contemplated by Section 6.3(a)(i). Such procedure shall be repeated at any time and from time to time at the option of the Aggregate Convertible Debenture Super Majority.

              (iii) The Company shall pay, or reimburse, the Aggregate Convertible Debenture Holders' Directors or the Aggregate Convertible Debenture Holders' Replacement Observers, as the case may be, for all travel and related expenses incurred by the Aggregate Convertible Debenture Holders' Directors, or the Aggregate Debenture Holders' Replacement Observers, as the case may be, in connection with attending such meetings and monitoring the Aggregate Convertible Debenture Holders' investment in the New Debentures and the Existing Debentures. The Company shall also pay for, or reimburse, the Aggregate Convertible Debenture Holders for the travel and related expenses incurred by any advisors of the Aggregate Convertible Debenture Holders' Directors or the Aggregate Convertible Debenture Holders' Observers, as the case may be, in connection with such matters.

              (iv) The Company and each Subsidiary shall maintain directors' and officers' insurance policies from an insurance company rated "A" or above by A.M. Best and otherwise in form and substance reasonably satisfactory to the Aggregate Convertible Debenture Holders, which policies shall name as an insured, or otherwise provide coverage to, the Aggregate Convertible Debenture Holders' Director. The Company and each Subsidiary shall maintain such insurance policies for so long as any Purchasers' Director remains on the Board or any Subsidiary Board. The Company and each Subsidiary shall otherwise indemnify all of the members of the Board and each Subsidiary Board to the fullest extent permissible under applicable law.

         (b)  Observation Rights.

              (i) Any Purchaser that holds at least $4,000,000 in principal amount of New Debentures (each a "Four Million Dollar Holder") shall be entitled to appoint 1 representative (the "New Debenture Representative" and collectively with the Aggregate Convertible Debenture Holders' Replacement Observers, the "Observers") who shall be entitled to serve as an observer at all meetings of the Board and each Subsidiary Board, and any committees thereof. Such right shall from time to time be exercisable by delivery to the Company of written notice from each Four Million Dollar Holder specifying the name of the applicable New Debenture Representative.

              (ii) Each Observer shall have all of the rights of a member of the Board and each Subsidiary Board, provided, that no Observer shall have the right to vote on matters on which the members of the Board or any Subsidiary Board are entitled to vote. Each of the Company and its Subsidiaries will give each Observer reasonable prior notice (it being agreed that the same prior notice given to the Board and each Subsidiary Board shall be deemed reasonable prior notice) in any manner permitted in the Company's or each Subsidiary's By-laws for notices to directors of the time and place of any proposed meeting of each such Board of Directors, such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting. Each Observer will be entitled to be present in person as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein.

              (iii) Each of the Company and its Subsidiaries will deliver to each Observer copies of all papers which may be distributed from time to time to the members of the Board and each Subsidiary Board at such time as such papers are so distributed to them, including copies of any written consent. In addition, from time to time upon the request of each Observer, the Company or each Subsidiary will furnish to such Observer such information regarding the business, affairs, prospects and financial condition of the Company or each Subsidiary as such Observer may reasonably request.

              (iv) Each of the Company and its Subsidiaries shall pay, or reimburse, the Observers for all travel and related expenses incurred by the Observers in connection with attending such meetings and monitoring the Purchasers' investment in the New Debentures.

              (v) Each Observer shall hold in confidence all nonpublic information of the Company provided or made available to such Observer pursuant to this Section 6.2(b) until such time as such information has become publicly available other than as a consequence of any breach by such Observer or any Aggregate Convertible Debenture Holder of its confidentiality obligations hereunder (provided that such information may be disclosed to any other Persons who are bound by this provision and in connection with a Purchaser's compliance with Laws in which case Purchaser will provide the Company with prompt written notice so that it may seek a protective order or other appropriate remedy) and shall not (1) trade or otherwise directly or indirectly transfer any Securities of the Company in violation of the Securities Act or Exchange Act or (2) use such information for any purpose other than exercise of its rights as a holder of Securities and its rights under this Agreement and the other Financing Documents.

6.4      RIGHTS TO SUBSCRIBE FOR SECURITIES.
         -----------------------------------
         (a) For so long as any of the New Debentures remain outstanding, in the event that any equity and/or equity-linked Securities (the "Offered Securities"), other than Excluded Securities, are proposed to be issued by the Company or any Subsidiary to any Person (a "Proposed New Investor"), the Company or any Subsidiary shall deliver to each Purchaser a written notice (which notice shall state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other terms or conditions of the proposed issuance) of such issuance at least 30 days prior to the date of the proposed issuance (the "Preemptive Offer Period").

         (b) Each Purchaser shall have the option, exercisable at any time during the first 20 days of the Preemptive Offer Period by delivering written notice to the Company (a "Preemptive Offer Acceptance Notice"), to subscribe for up to a number of Offered Securities that will allow such Purchaser to maintain its fully-diluted ownership percentage of the

Company's common stock (assuming conversion of all securities of the Company that are directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock).

         (c) The Company may issue all or any part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Purchasers (the "Refused Securities") to the Proposed New Investor, in accordance with the terms set forth in the notice delivered pursuant to Section 6.4(a) above. Upon the closing, which shall include full payment to the Company, of the sale to the Proposed New Investor of all the Refused Securities, the Purchasers shall purchase from the Company, and the Company shall sell to the Purchasers, the Offered Securities with respect to which Preemptive Offer Acceptance Notices were delivered by the Purchasers, on the terms specified in the Preemptive Offer Acceptance Notice. In each case, any Offered Securities not purchased within 90 days of the end of the Preemptive Offer Period by the Proposed New Investor in accordance with this Section 6.4 may not be sold or otherwise disposed of until they are again offered to the Purchasers under the procedures specified in this Section 6.4.

6.5      FINANCIAL AND OTHER COVENANTS.
         ------------------------------
         (a) The Issuers shall at all times comply with the financial and other covenants set forth on Schedule 6.5. To the extent the Issuers enter into an agreement with SVB providing for the loosening or relaxation of one or more of the financial covenants in the Credit Agreement, the Issuers and the Purchasers agree (only with respect to the first agreement after the dates hereof between SVB and the Issuers) to cause the financial covenants set forth on Schedule 6.5 to be loosened and or relaxed in the same manner.

         (b) Insurance. The Issuers shall, at all times insure its tangible personal property Collateral in the amount of not less than Ten Million Dollars ($10,000,000.00) and carry such other business insurance, with insurers reasonably acceptable to the Purchasers, in such form and amounts as the Purchasers may reasonably require, and the Issuers shall provide evidence of such insurance to the Purchasers, so that the Purchasers is satisfied that such insurance is, at all times, in full force and effect. All such insurance policies shall name the Purchasers as additional loss payees and shall contain a lenders loss payee endorsement in form reasonably acceptable to the Purchasers. Upon receipt of the proceeds of any such insurance, the Purchasers shall apply such proceeds to the Obligations as the Purchasers shall determine in their discretion, except that, provided no Default or Event of Default has occurred and is continuing, the Purchasers shall release to the Company insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by the Issuers for the replacement of the Equipment with respect to which the insurance proceeds were paid. The Purchasers may require reasonable assurance that the insurance proceeds so released will be so used. If the Issuers fails to provide or pay for any insurance, the Purchasers may, but is not obligated to, obtain the same at the Issuers' expense. The Issuers shall promptly deliver to the Purchasers copies of all reports made to insurance companies.

         (c) Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against the Purchasers with respect to any Collateral or in any manner relating to the Issuers, the Issuers shall, without expense to the Purchasers, make available the Issuers and their respective officers, employees and agents and the Issuers' books and records, to the extent that the Purchasers may deem them reasonably necessary in order to prosecute or defend any such suit or Proceeding.

         (d) The Company shall take all action necessary to obtain all approvals and consents necessary for it to satisfy all of its obligations under this Agreement, the Aggregate Convertible Debentures and the Aggregate Warrants. Without limiting the generality of the foregoing, the Company shall take, in accordance with applicable law and its Certificate of Incorporation, all action necessary to convene a meeting of holders of Common Stock as promptly as practicable, and in no event later than December 15, 2001, to consider and vote upon an amendment of the Certificate of Incorporation (the "Certificate Amendment") to increase the number of authorized shares of Common Stock to permit the Company to satisfy the transactions contemplated hereunder (which shall be 225,000,000 as the same shall be adjusted for any stock splits, reverse stock splits, recapitalization etc.). The Company's board of directors shall recommend approval of the Certificate Amendment and shall take all lawful action to solicit such approval.

         (e) The Company shall take all action necessary to comply with the requirements specified in the letter addressed to Neil Townsend from NASDAQ dated August 23, 2001 (the "NASDAQ Letter").

         (f) Anything to the contrary notwithstanding, if the Transaction Securities are not fully convertible or exercisable, as the case may be, because the Company has not increased the authorized shares of Common Stock to at least 225,000,000, the Company will not enter into any binding agreement to consummate a Sale Event (as defined in the Debentures) unless the Company has made arrangements to provide each holder of the Transaction Securities, pursuant to the definitive documents for such Company, with the right to elect to receive upon consummation of and out of the consideration to be paid in connection with such Sale Event, the same consideration had all of such holder's Transaction Securities been convertible or exercisable, as the case may be, immediately prior to such Sale Event.

         (g) The Company will not pay any amount (including, without limitation, the original stated value of and premium, if any, and/or dividend) on the Series A Convertible Redeemable Preferred Stock, or any other class or series of capital stock of the Company, or to the holders of any such shares in respect of any such shares unless and until the Aggregate Convertible Debentures, together with all accrued interest and any premium thereon, have been indefeasibly repaid in full or fully converted into equity securities of the Company.

         (h) Each of the parties hereto agrees that all repayments of the Aggregate Convertible Debentures (including any premium and/or accrued interest thereon) by the Company (other than by conversion of the Aggregate Convertible Debentures) will be paid pro rata to the Aggregate Convertible Debenture Holders based upon the principal amount then outstanding to each of such parties.

         (i) Insight agrees that it will not exercise its right to redeem the Series A Preferred Stock until such time as all the Aggregate Convertible Debentures have either been indefeasibly repaid in full or converted into Common Stock.

                                   ARTICLE VII

                                 INDEMNIFICATION

7.1      SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS, ETC.
         -----------------------------------------------------------------------
         All statements contained in any other Financing Document or any closing certificate delivered by the Company, the Issuers, or the Purchasers pursuant to this Agreement shall constitute representations and warranties by the Issuers, or the Purchasers, as applicable, under this Agreement. Notwithstanding any investigation made at any time by or on behalf of any party hereto, all representations and warranties contained in this Agreement or made in writing by or on behalf of the Issuers or any Purchaser, as applicable, in connection with the transactions contemplated by this Agreement shall survive the Closing until the thirty-sixth (36th) month anniversary of the Closing Date. All agreements and covenants contained in this Agreement or made in writing by or on behalf of the Issuers, or any Purchaser, as applicable, in connection with the transactions contemplated by this Agreement shall survive the Closing indefinitely or until they are earlier terminated by their terms.

7.2      INDEMNIFICATION.
         ----------------
         (a) In addition to all other rights and remedies available to the Purchasers, the Company and each Subsidiary shall indemnify, defend and hold harmless each Purchaser and its Affiliates and their respective partners, officers, directors, employees, agents and representatives (together with such Purchaser, the "Purchaser Indemnified Persons") against all Losses in connection with or arising from any Claim asserted against any Person (whenever made) resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the status, or conduct of the Business and affairs of, the Issuers, (B) the execution, delivery and performance by the Issuers of this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby or (C) any actions taken by or omitted to be taken by any of the Purchaser Indemnified Persons in connection with this Agreement and the other Financing Documents or the transactions contemplated hereby and thereby, except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of the Purchaser Indemnified Persons.

         (b) All indemnification rights hereunder shall survive indefinitely the execution and delivery of the Financing Documents and the consummation of the transactions contemplated herein and therein, notwithstanding any inquiry or examination made for or on behalf of, or any knowledge of any of the Purchasers and/or any of the other Purchaser Indemnified Persons or the acceptance by any such Purchaser of any certificate or opinion.

         (c) Notwithstanding anything to the contrary, each Issuer acknowledges and agrees that its rights, benefits and remedies and the exercise thereof are subject to the terms and provisions of the Collateral Agency and Intercreditor Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1      PARTIES IN INTEREST; THIRD PARTY BENEFICIARIES ASSIGNMENT.
         ----------------------------------------------------------
         This Agreement shall bind and inure to the benefit of the Issuers, the Purchasers and their respective successors and assigns. Insight is an intended third party beneficiary of Section 2.1(c) and the Purchasers' representations and warranties to the Company set forth in Section 5.2(d) hereof, and the holders of the Existing Debentures are intended third party beneficiaries of the rights of the holders of the Aggregate Convertible Debentures as specifically provided hereunder. No party hereto may assign this Agreement, any other Financing Document or any of its rights, interests or obligations hereunder or thereunder without the prior written consent of the other parties; provided, however, that each Purchaser may assign any of its rights under this Agreement, any other Financing Document or any other document or investment contemplated hereby to any Affiliate, member or limited partner of such Purchaser.

8.2      ENTIRE AGREEMENT.
         -----------------
         This Agreement, each other Financing Document and the other writings and agreements referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

8.3      SENIOR FINANCING.
         -----------------
         At the Issuers' request, the Purchasers shall negotiate in good faith with any successor to SVB and the SVB Facility to execute and deliver reasonable and customary documentation required to subordinate (on reasonable and customary terms) the right of the Purchasers to receive payments of cash from the Company with respect to their New Debentures.

8.4      PUBLIC ANNOUNCEMENTS.
         ---------------------
         Except as otherwise required by Law or by the rules of NASDAQ, so long as this Agreement is in effect, neither the Company (or any of its Subsidiaries) nor the Purchasers, will issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. The Issuers and the Purchasers will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

8.5      NOTICES.
         --------
         All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         (a)  if to the Issuers, to:

              Exchange Applications, Inc.
              89 South Street
              Boston, MA 02111
              Attention: Andrew J. Frawley
              Telephone: (617) 737-2244
              Telecopy:  (617) 443-9143

              with a copy to:

              Bingham Dana LLP
              399 Park Avenue
              New York, N.Y. 10022-4689
              Attention: Neil W. Townsend, Esq.
              Telephone: (212) 318-7722
              Telecopy:  (212) 752-5378

         (b)  If to Purchaser, to the address for such Purchaser set forth on
Schedule I hereto.

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance with the provisions of this Section 8.5. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

8.6      AMENDMENTS.
         -----------
         This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Issuers and the holders of 70% (based on outstanding principal amount) of the New Debentures; provided, however, that any such modification or amendment that affects the rights of the holders of the Aggregate Convertible Debentures shall also require the approval of the holders of a majority (based on outstanding principal amount) of the Aggregate Convertible Debentures.

8.7      COUNTERPARTS.
         -------------
         This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8      HEADINGS.
         ---------
         The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.9      GOVERNING LAW.
         --------------
         (a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal Law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive Law of some other jurisdiction would ordinarily or necessarily apply.

         (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

8.10     NO THIRD PARTY RELIANCE.
         ------------------------
         Anything contained herein to the contrary notwithstanding, the representations and warranties of the Issuers contained in this Agreement (a) are being given by the Issuers as an inducement to the Purchasers to enter into this Agreement and the other Financing Documents (and the Issuers acknowledge that the Purchasers have expressly relied thereon) and (b) are solely for the benefit of the Purchasers. Accordingly, no third party (including, without limitation, any holder of Securities of the Issuers) or anyone acting on behalf of such third party (other than the Purchasers) shall be a beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Purchasers or the Issuers with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

8.11     SUBMISSION TO JURISDICTION.
         ---------------------------
         Any Proceeding with respect to this Agreement or the other Financing Documents may be brought in the courts of the State of New York and the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Issuer hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Issuer hereby irrevocably waives, in connection with any such action or Proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or Proceeding in such respective jurisdictions. Each Issuer hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein. Nothing herein shall affect the right of the Purchasers to serve process in any other manner permitted by Law or to commence Proceedings or otherwise proceed against the Issuers in any other jurisdiction.

8.12     EXTENSION; WAIVER.
         ------------------
         The parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

8.13     SEVERABILITY.
         -------------
         It is the desire and intent of the parties that the provisions of this Agreement and the other Financing Documents be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement and the other Financing Documents would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement and the other Financing Documents or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement and the other Financing Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

8.14     INDEPENDENCE OF AGREEMENTS.
         ---------------------------
         All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of the representation and warranty first referred to in this sentence.

8.15     ACTIONS OF REPRESENTATIVES.
         ---------------------------
         A decision, act, consent or instruction of the Company in respect of any action hereunder shall constitute a decision of any Issuer and shall be final, binding and conclusive upon each such Issuer and the Purchasers may rely upon any decision, act, consent or instruction of the Company hereunder as being the decision, act, consent or instruction of each and every such Issuer. Notice delivered to the Company shall for all purposes constitute notice to all Issuers. The foregoing shall be binding upon all Issuers and all transferees and assignees thereof.

8.16     EXPENSES.
         ---------
         The Issuers agree to pay, and hold the Purchasers and/or their representatives harmless against, as incurred, all liability for the payment of
(i) the actual, out-of-pocket costs and expenses incurred by the Purchasers (A) at or prior to Closing in connection with the transactions contemplated hereby, including, without limitation, all fees and expenses of counsel, accountants and other advisors, in connection with the preparation of the Financing Documents, the purchase of the New Debentures and the Warrants and the consummation of all of the transactions contemplated by the Financing Documents (including, but not limited to, the conversion of the New Debentures into New Debenture Shares), which shall be payable at the Closing and may be netted from the wire transfer as contemplated by Section 3.1(c)(ii), (ii) the reasonable costs and expenses (including fees and expenses of counsel, accountants and other advisors) incurred by the Purchasers in connection with any amendment or waiver of, or enforcement of, any Financing Documents, (iii) any costs reasonably incurred by the Purchasers in rendering assistance to the Company or any of its Subsidiaries, to the extent the Company or such Subsidiary requested such assistance (it being understood that the Purchasers are not obligated to render, and may charge additional fees for, such assistance), (iv) the reasonable fees and expenses incurred by the Purchasers in any filing with any governmental authority with respect to its investment in the Issuers or in any other filing with any governmental authority with respect to the Company or any of its Subsidiaries that mentions the Purchasers or their affiliates, and (v) any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of any of the Financing Documents or any modification, amendment or alteration of any of the Financing Documents, and all issue taxes in respect of the issuance of any New Debenture or New Debentures Shares.

                                    * * * * *

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.

                                     ISSUERS:
                                     -------

                                     EXCHANGE APPLICATIONS, INC.


                                     By:
                                         -------------------------------
                                         Name: F. Daniel Haley
                                         Title: Chief Financial Officer



                                     EXSTATIC SOFTWARE, INC.


                                     By:
                                         -------------------------------
                                         Name: F. Daniel Haley
                                         Title: Chief Financial Officer

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.


                          PURCHASERS:
                          ----------

                          INSIGHT VENTURE PARTNERS IV, L.P.
                          INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
                          INSIGHT VENTURE PARTNERS IV (FUND B), L.P.
                          INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.
                          By: Insight Venture Associates IV, L.L.C., the general partner of each of the foregoing limited partnerships


                          By:
                              ---------------------------------------------
                              Name:
                              Title:

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.



                                     SKP INVESTMENTS LLC


                                     By:
                                         -------------------------------
                                         Name:
                                         Title:

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.



                                     THK PRIVATE EQUITIES


                                     By:
                                         -------------------------------
                                         Name: Theodore H. Kruttschnitt
                                         Title: Principal

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.



                                     DOBKIN FAMILY FOUNDATION


                                     By:
                                         -------------------------------
                                         Name:  Eric Dobkin
                                         Title: Trustee

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.



                                     BOSTON PIPES, LLC


                                     By:
                                         -------------------------------
                                         Name:
                                         Title:

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.





                                     -----------------------------------
                                     STEVE FRIEDMAN

                                  SCHEDULE 4.1
                                  ORGANIZATION



1.       EXCHANGE APPLICATIONS, INC.

         Massachusetts

2.       CUSTOMER ANALYTICS, INC.

         Massachusetts
         Texas

3.       KNOWLEDGE STREAM PARTNERS, INC.

         Illinois

4.       GINO BORLAND INC. D/B/A EXSTATIC SOFTWARE

         None

5.       EXCHANGE APPLICATIONS SECURITIES CORPORATION

         None

6.       EXCHANGE APPLICATIONS FOREIGN SALES CORPORATION

         None

7.       XCHANGE K.K.

         None

8.       XCHANGE UK LTD.

         None

9.       XCHANGE ASIA PACIFIC PTY LTD.

         None

                                  SCHEDULE 4.2
                                 CAPITALIZATION


As of August 29, 2001, the following is a summary of information concerning options:


         COLUMN A               COLUMN B                     COLUMN C
         Options                Options Reserved             Options Outstanding
         Reserved               for Future Grant

         11,834,947             2,604,672                    9,230,275


Payment and Registration Rights Agreement, dated as of December 28, 1999, between the Company and MicroStrategy Incorporated.

Series A Preferred Stock - 5,325,645 shares outstanding.

Securities Purchase Agreement, dated as of January 10, 2001, among the Company and InSight.

Warrant, dated April 16, 2001, issued by the Company to InSight.

Warrant to Purchase Stock issued on April 24, 2001 by the Company to Silicon Valley Bank ("SVB").

Warrant to Purchase Stock issued on July 24, 2001 by the Company to Silicon Valley Bank ("SVB").

Securities Purchase Agreement, dated as of July 26, 2001, among the Company and InSight.

Warrant, dated August 29, 2001 issued by the Company to InSight.

                                  SCHEDULE 4.6
                    COMMISSION FILINGS; FINANCIAL STATEMENTS


                                      NONE.

                                  SCHEDULE 4.8B
                                CERTAIN CONTRACTS


The Company failed to file a registration statement with the SEC on or prior to June 30, 2001 covering certain shares of the Company's common stock as required by the terms of Section 2 of the CA Agreement (as defined in Schedule 4.13).

The Company is not current with its registration requirements under the terms of the MicroStrategy Agreement. MicroStrategy has been informed of this and has not objected. MicroStrategy, however, has recently inquired about the filing of a registration statement.

                                  SCHEDULE 4.9
                          INTELLECTUAL PROPERTY RIGHTS


                                      NONE.

                                  SCHEDULE 4.10
                        LITIGATION AND OTHER PROCEEDINGS



The Company believes that the following cases are not material to the Company:


1. Alfred and Delores Raymond, individually and on behalf of all others similarly situated, v. Xchange, Inc. (f/k/a Exchange Applications, Inc.) Andrew J. Frawley, F. Daniel Haley, Robin Green, David G. McFarlane, John
     G. O'Brien, and Arthur Andersen.


2.   Valassis Communications v. Exchange Applications, Inc.

                                  SCHEDULE 4.11
                            TERMINATION OF EMPLOYMENT

                                      None.

                                  SCHEDULE 4.13
                               REGISTRATION RIGHTS



Payment and Registration Rights Agreement, dated as of December 28, 1999 (the "MicroStrategy Agreement"), between the Company and MicroStrategy Incorporated.

Registration Rights Agreement, dated as of June 28, 2000 (the "CA Agreement"), between the Company, and Steve Carpenter in his capacity as Shareholder Representative pursuant to the Agreement and Plan of Merger, dated as of June 6, 2000, among the Company, Customer Analytics Holdings, Inc., CAH Acquisition Corporation, and certain shareholders of Customer Analytics listed on Exhibit A attached thereto.

Agreement and Plan of Merger and Reorganization, dated as of March 20, 2000 (the "KSP Agreement"), between Exchange Applications, Inc., KSP Acquisition Corp., Knowledge Stream Partners, Inc., and Robert van der Hooning.

Registration Rights Agreement, dated as of April 24, 2001, by and between SVB and the Company.

                                  SCHEDULE 6.5

                               Financial Covenants

     The Issuers shall comply with each of the following covenant(s). Compliance shall be determined as of the end of each month and quarterly where indicated, except as otherwise specifically provided below:

     (a) EBITDA: The Issuers shall suffer maximum negative EBITDA or maintain a minimum positive EBITDA per month and per quarter in accordance with the schedule provided below:

                  Maximum Negative EBITDA -                 ($2,600,000)
                  September 2001 -                           $3,000,000
                  3rd Quarter 2001                          ($2,000,000)
                  Maximum Negative EBITDA -
                  October 2001 -                            ($3,000,000)
                  November 2001 -                           ($1,750,000)
                  December 2001 -                            $3,250,000
                  4th Quarter 2001
                  Minimum Profit                             $1.00
                  Each Quarter thereafter Minimum Profit     $1,000,000


     (b) The Issuers will at all times maintain (i) cash on the balance sheet of the Company of a minimum of $2,000,000.00 or (ii) excess "availability" under the SVB Facility, as determined by the Purchasers based upon the Credit Limit (as defined in the SVB Facility) restrictions set forth herein, of a minimum of $2,000,000.00.

                                   SCHEDULE A
                                   ----------



         Insight Venture Partners IV (Collateral Agent), L.P.

                                    EXHIBIT A
                                    ---------


                              Form of New Debenture

         THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS DEBENTURE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. THIS DEBENTURE IS SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT") AMONG EXCHANGE APPLICATIONS, INC., EXSTATIC SOFTWARE, INC. AND THE PURCHASERS THEREIN, DATED AS OF AUGUST 29, 2001, AS AMENDED FROM TIME TO TIME, AND THE HOLDERS OF THIS DEBENTURE ARE ENTITLED TO THE BENEFITS THEREOF.



                           EXCHANGE APPLICATIONS, INC.
                           ---------------------------

                                     FORM OF
                         12% SENIOR SECURED SUBORDINATED
                              CONVERTIBLE DEBENTURE


                                                              New York, New York
U.S. [  ]                                                        August 29, 2001


SECTION 1.    GENERAL; INTEREST; ADJUSTMENTS.
              -------------------------------
         (a) General. For value received, EXCHANGE APPLICATIONS, INC., a Delaware corporation (the "Company") and EXSTATIC SOFTWARE, INC. (f/k/a Gino Borland, Inc.), a Washington corporation ("eXstatic") (the Company and eXstatic, including any successors of the Company or eXstatic (by way of merger, consolidation, sale or otherwise) together, the "Payors"), hereby promise to pay to the order of [ ] or such payee's assigns (the "Payee"), [ ] or such lesser principal amount, plus any accrued and unpaid interest thereon, which may be outstanding hereunder on the earlier to occur of: (i) January 10, 2005 (the "Maturity Date") and (ii) the date of the occurrence of any event prior to the Maturity Date, as expressly set forth in Section 2 and Section 3 hereof. The unpaid principal amount of this Debenture and the accrued and unpaid interest thereon, shall be payable by wire transfer of immediately available funds to the account of each Payee or by certified or official bank check payable to each Payee mailed to each Payee at the address of each Payee as set forth on the records of the Payors or such other address as shall be designated in writing by each Payee to the Payors. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement. Anything to the contrary notwithstanding, in no event shall the Payee be entitled to convert (in the aggregate) Conversion Amounts (as defined below) (together with "Conversion Amounts" in respect of PIK Debentures that may be issued from time to time under this Debenture) in excess of 75% of the original principal amount of this Debenture until such time as the Company shall have increased the authorized number of shares of Common Stock to at least 225,000,000 (or the Company otherwise has sufficient authorized and unissued shares to enable the Company to issue Common Stock upon the conversion or exercise, as the case may be, of all of the Transaction Securities outstanding at such time).

         (b) Interest. The Payors promise to pay interest on the outstanding principal amount of this Debenture at the rate of (i) 12% per annum for the period commencing on the date hereof ending on August 28, 2003 and (ii) 15% per annum for the period commencing on August 29, 2003 and ending on the Maturity Date or such earlier date that all obligations under this Debenture have been paid in full (the "Initial Rate of Interest") ; provided, however, that upon the occurrence of an Event of Default, the Payors promise to pay interest on the outstanding principal amount of this Debenture at the rate of the Initial Rate of Interest plus 2% from the date that such Event of Default has occurred and is continuing until the date such Event of Default is cured, waived in writing by the Payees or otherwise satisfied by the Payors in full; provided, further, that the Initial Rate of Interest shall be increased to 20% or to the maximum rate allowed under applicable law if raising the Interest Amount (as defined below) to 20% would violate any law (which increase shall be retroactive to the date hereof) if either: (i) the Company's stockholders fail to approve an amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of Common Stock to at least 225,000,000 (as the same may be adjusted for any stock split, reverse split, combination, recapitalization or similar event after the date hereof) (or the Company otherwise has sufficient authorized and unissued shares to enable the Company to issue Common Stock upon the conversion or exercise, as the case may be, of all of the Transaction Securities outstanding at such time) on or before December 15, 2001, or (ii) the Company has failed to comply with all requirements specified in the NASDAQ letter on or before September 10, 2001. Anything to the contrary notwithstanding, if the Initial Rate of Interest is increased to 20% in accordance with the last proviso of the preceding sentence and the failure giving rise to such increase is subsequently cured, the Initial Rate of Interest shall automatically be reduced as of the date of such cure to the rate that would otherwise have been in effect had such failure not occurred. The Payors shall pay interest quarterly in arrears on each of March 31, June 30, September 30 and December 31 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "Interest Payment Date"). Interest shall be payable, at the option of the Payors, in (i) cash by wire transfer of immediately available funds equal to such Interest Amount, (ii) the principal amount of additional Debentures equal to the aggregate Interest Amount due to the Payees on such Interest Payment Date ("PIK Debentures") or (iii) a combination of cash and PIK Debentures. The Payors shall signify their election to make payment of an Interest Amount in the form of cash or PIK Debentures, or a combination of cash and PIK Debentures, by notifying each Payee of such election at least 20 days prior to each Interest Payment Date; provided, however, that if the cash payment of the Interest Amount is prohibited by the Subordination Agreement, payment shall be automatically made in PIK Debentures. Interest on this Debenture shall accrue daily, and compound quarterly, from the date of issuance until the date of repayment in full of the principal amount of this Debenture, plus any accrued and unpaid interest thereon. Interest shall be computed on the basis of a

365-day year and the actual number of days elapsed. Subject to applicable law, any interest that shall accrue on overdue interest on this Debenture as provided in this 8.16(b) and shall not have been paid in full on or before the next Interest Payment Date to occur after the Interest Payment Date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Debenture.

         (c) Adjustments. The Payors irrevocably authorize the Payees to make, or cause to be made, an appropriate notation on the grid attached as Schedule 1 hereto, or the continuation of such grid or any other similar record, including computer records, to reflect any changes to the allocations among the Payees and any adjustments thereto, as appropriate. The Payees shall provide to the Payors an update of Schedule 1 to reflect any such allocations or adjustments. The outstanding amount of this Debenture set forth on such grid, or the continuation of such grid, or any other similar record, including computer records maintained by the Payees with respect to this Debenture, shall be prima facie evidence of the principal amount, and the accrued interest thereon, owing and unpaid by the Payors to the Payees, but the failure to record, or any error in so recording any such amount on any such grid, or any continuation thereof, or other record shall not limit or otherwise affect the obligation of the Payors hereunder to make payments of principal and interest on this Debenture when due. Each Payor can rely on the latest copy of Schedule 1 delivered to each Payor by the Payees.

         (d) The Company will not enter into any binding agreement to consummate a Sale Event if the fair market value of the consideration per share of Common Stock (assuming the conversion of (i) all of the Aggregate Convertible Debentures; and (ii) all other securities convertible into Common Stock and with an exercise price or conversion price less than the fair market value of such consideration) to be paid in connection with such Liquidity Event is less than the Conversion Price (as defined below) in effect at such time (assuming the conversion of all principal and accrued and unpaid interest on all of the outstanding Aggregate Convertible Debentures) unless the Company has made arrangements to provide each holder of the Aggregate Convertible Debentures, pursuant to the definitive documents for such Sale Event, the right to elect and to receive upon consummation of and out of the consideration to be paid in connection with such Sale Event, consideration having a fair market value (as determined below) determined as of the date of the execution and delivery of the definitive documents for such Sale Event equal to the Conversion Amount (as defined below) for such holder's Debentures as of such date of execution and delivery. As used herein "Sale Event" shall mean (i) the issuance, sale or transfer of the outstanding shares of capital stock or other voting securities of the Company, or (ii) the merger or consolidation of the Company with another person or entity, in each case in clauses (i) or (ii) above under circumstances in which the holders of the voting power of the outstanding shares of capital stock and other voting securities of the Company, immediately prior to such transaction, own less than 15% in voting power of the outstanding shares of capital stock and other voting securities of the Company or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction.

              (i) In any of such events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value. The fair market value of any securities shall be determined as follows:

              (A) Securities not subject to any other restrictions on free marketability covered by (B) below:

                    (1) If traded on a securities exchange or through the Nasdaq
              National market, the fair market value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day trading period ending three (3) days prior to the determination date;

                    (2) If actively traded over-the-counter, the fair market
              value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading days period ending three (3) days prior to the determination date; and

                    (3) If there is not active public market, the fair market
              value shall be the fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the outstanding Aggregate Convertible Debentures acting in good faith (on a principal amount basis).

              (B) The method of valuation of securities subject to any restrictions on free marketability shall be to make an appropriate discount from the market value to reflect the approximate fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the outstanding Aggregate Convertible Debentures acting in good faith (on a principal amount basis).

         (e) Each Payor shall be jointly and severally liable to the Payees for all of the monetary and other obligations of the Payors under this Debenture.

SECTION 2.    PREPAYMENT.
              -----------
         (f) Prepayment at the Option of the Payors. The principal amount of this Debenture, together with the accrued and unpaid interest thereon, may not be prepaid in whole or in part at the option of the Payors at any time.

         (g) Prepayment at Option of the Payees. At any time following the earliest of (i) the occurrence of each Event of Default (and only during the continuation of each such Event of Default), (ii) immediately upon (or immediately prior to) the consummation of a Liquidity Event or (iii) January 10, 2004, each Payee may elect, at any time and from time to time, to have each Payor prepay in whole or in part the aggregate principal amount of this Debenture, plus any accrued and unpaid interest thereon (the "Prepayment Amount"), at a price equal to the sum of (x) the product of (1) the Prepayment Amount (excluding any accrued and unpaid interest thereon) and (2) 103%, plus
(y) any accrued and unpaid interest thereon calculated on the date (a "Prepayment Date") of such prepayment (the "Prepayment Price"). Each Payee shall give written notice to the Payors of such election (the "Notice of Election"), whereupon the Payors shall be obligated to prepay such Prepayment Amount on such Prepayment Date, which date shall be determined by the Payors, but in any event shall not be later than 10 days after the date on which the Notice of Election is delivered to the Payors. All such prepayments shall be made by wire transfer of immediately available funds to a bank account designated by each Payee.

         (h)  General.

              (i) The Payees shall not be entitled to any interest accruing on the Prepayment Amount after the payment of such Prepayment Amount by the Payors to the Payees on the Prepayment Date.

              (ii) Anything contained in this Section 2 to the contrary notwithstanding, the outstanding principal amount of this Debenture, plus any accrued but unpaid interest thereon, shall remain subject to optional prepayment provisions of this Section 2 and the optional conversion provisions of Section 4 at all times up to the date on which the full amount of the principal amount of this Debenture, plus any accrued but unpaid interest thereon, is paid in full to the Payees.

SECTION 3.    EVENTS OF DEFAULT.
              ------------------

         (i) Definition. In each case of the happening of the following events (each of which is an "Event of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, a "Default"):

              (i) if a default occurs in the due observance or performance of any covenant or agreement of the Payor to be observed or performed pursuant to the terms of the Financing Documents and such default shall continue for more than fifteen (15) days after notice thereof from any Payee;

              (ii) if a default occurs in the payment of any principal or interest under any of the Aggregate Convertible Debentures, whether at the stated date of maturity or any accelerated date of maturity or any other date fixed for payment;

              (iii) if any representation or warranty of the Payor or any of its Subsidiaries in any Financing Document or in any other document or instrument delivered pursuant to the Purchase Agreement shall prove to have been false in any material respects (with the foregoing materiality standard not to be construed in any manner giving duplicative effect to any materiality standard contained in the terms of such representation and warranty) upon the date when made or deemed to have been made;

              (iv) if a default occurs in the due observance or performance of any covenant or agreement on the part of any Payor to be observed or performed pursuant to the terms of such Payor's or any Subsidiary's Indebtedness in an aggregate principal amount in excess of $500,000 (other than Indebtedness evidenced by the Loan and Security Agreement, dated April 25, 2001 (the "SVB Facility") among the Payors and Silicon Valley Bank ("SVB");

              (v) if (i) a default occurs in the payment of any principal or interest under any senior credit facility provided by a commercial lender, (ii) any commercial lender accelerates the payment of principal or interest under any Indebtedness of the Payors or any subsidiary thereof, or (iii) any commercial lender commences an enforcement action against any Payor or any Subsidiary thereof to collect such Indebtedness or otherwise enforce its rights of any amount due under any Indebtedness;

              (vi) if a default occurs in the due observance or performance of any covenant or agreement, including but not limited to, the failure of the Company or any Subsidiary to pay any stated amount or any accrued and unpaid dividends on the Series A Preferred Stock when the same shall become due or payable at anytime, or the breach of any representation or warranty on the part of the Company or any Subsidiary to be observed or performed pursuant to the terms of the documentation entered into in connection with the issuance of the Series A Preferred Stock by the Company to the Payees and such default shall continue for more than fifteen (15) days after the notice thereof from any Payee;

              (vii) if any Payor shall (1) discontinue its business, (2) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (3) admit in writing its inability to pay its debts as they mature, (4) make a general assignment for the benefit of creditors, or (5) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation Laws, or an answer admitting the material allegations of a petition filed against it in any Proceeding under any such Law;

              (viii) there shall be filed against any Payor an involuntary petition seeking reorganization of such Payor or the appointment of a receiver, trustee, custodian or liquidator of such Payor or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency Law of any jurisdiction, whether now or hereafter in effect and such petition or appointment shall continue unstayed and in effect for a period of 30 consecutive days; and

              (ix) if final judgment(s) for the payment of money in excess of an aggregate amount of $500,000 not covered by insurance shall be rendered against any Payor and shall remain undischarged for a period of 30 consecutive days during which such judgment and any levy or execution thereof shall not have been effectively stayed or vacated;

then, upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of a Designated Investor Majority (as such term is defined in the Collateral Agency and Intercreditor Agreement), any and all Indebtedness of the Payors to the Payees under this Debenture shall immediately become due and payable, including as to principal and interest (including any deferred interest and any accrued and unpaid interest), without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or in the Purchase Agreement or other evidence of such indebtedness to the contrary notwithstanding. Anything to the contrary notwithstanding, no Event of Default shall occur unless the Payors shall have received written notice to such effect from a Designated Investor Majority (as defined in the Collateral Agency and Intercreditor Agreement) with respect to the occurrence of any event set forth above in this 8.16(i); provided, that this provision shall not apply to any event described in 8.16(i)(vii) or (viii), the occurrence of which shall automatically be a Default or Event of Default, as the case may be, and shall result in all amounts hereunder becoming immediately due and payable, in each without requiring any action by any Investor, group of Investors or the Collateral Agent. Events of Default may be waived by consent of a Designated Investor Majority.

         (j)  Remedies on Default, Etc.

         In case any one or more Events of Default shall occur and be continuing and acceleration of this Debenture or any other Indebtedness of the Payors to the Payees shall have occurred, each Payee may, among other things, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate Proceeding, whether for the specific performance of any agreement contained herein or any of the other Financing Documents, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by Law. No right conferred upon each Payee hereby or by the Purchase Agreement shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding anything to the contrary, each Payee acknowledges and agrees that its rights, benefits and remedies and the exercise thereof are subject to the terms and provisions of the Collateral Agency and Intercreditor Agreement dated as of the date hereof among the Payee, the other Purchasers, Insight and the other parties thereto and the Subordination Letter Agreement dated as of the date hereof among SVB and the Purchasers.

SECTION 4.    CONVERSION OF THIS DEBENTURE.
              -----------------------------
         (k) Conversion at the Option of the Payees. From and after the 10th day following the date of mailing of the notice to the Company's stockholders pursuant to NASD Rule 4350(i)(2), subject to and in compliance with the applicable provisions of this Section 4, each Payee shall have the right, at such Payee's option, at any time and from time to time, to convert all or any portion of this Debenture, plus any accrued and unpaid interest thereon up to the conversion date (the "Conversion Amount"), into that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (1) the sum of (x) the product of (A) the Conversion Amount (excluding any accrued and unpaid interest thereon) and (B) 103% plus (y) any accrued and unpaid interest thereon calculated on any conversion date, by (2) the Conversion Price, as last adjusted and then in effect. The "Conversion Price" shall initially equal $.3183. The Conversion Price shall be subject to adjustment from time to time as set forth in paragraph (m) below. The Payors shall give the Payees not less than 30 Business Days prior notice of a Sale of the Company, including the price and material terms and conditions thereof, in order to provide the Payees reasonable opportunity to consider whether to convert the New Debentures into Common Stock at or prior to such Sale of the Company. If the price or material terms or conditions of such transaction thereafter change, the Payors shall promptly deliver written notice to the Payees specifying such changes. Upon conversion, the Company will issue cash in lieu of fractional shares of Common Stock.

         (l) Conditional Exercise or Exchange. If the Payees so elect, they may condition the conversion of this Debenture on a Sale of the Company or other transaction being undertaken by the Company and such conversion shall not be deemed to have occurred except concurrently with the Sale of the Company or such other transaction, except that, for purposes of determining whether such conversion is timely it shall be deemed to have occurred one day prior to a Sale of the Company or such other transactions. If any exercise of this Debenture is so conditioned, then, subject to delivery of the items required by 8.16(n), the Payees shall deliver the certificates and other evidence of ownership of other securities or other property in such manner as the Payors shall direct as required in connection with the consummation of a Sale of the Company or such other transactions upon which the conversion is conditioned. At any time that the Payors shall give notice to the Payees that the proposed Sale of the Company or other transaction has been abandoned or the Company has withdrawn from participation in such transaction, the Payors shall return the items delivered pursuant to 8.16(n), and the Payees election to convert this Debenture shall be deemed rescinded.

         (m)  Adjustments.

              (i) No adjustment in the Conversion Price shall be made in respect of the issuance of additional Securities except as expressly provided below:

                    (A) If the Company shall, at any time or from time to time after the date hereof, issue any Securities (other than Excluded Securities) (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of clause (ii) below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to each such issuance, then such Conversion Price shall forthwith be lowered to the price equal to the consideration per share received in such issuance.

              (ii) For the purposes of any adjustment of the Conversion Price pursuant to clause (i) above, the following provisions shall be applicable:

                    (A) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

                    (B) In the case of the issuance of Common Stock for a
              consideration in whole or in part other than cash, the consideration other than cash shall, in the case of any Securities that are traded on an established United States securities exchange or reported through the NASDAQ, or otherwise traded over the counter or traded on Portal (in the case of Securities eligible for trading pursuant to Rule 144A under the Securities
              Act) ("Marketable Securities"), be deemed to be the Market Price and in all other cases, the value of such consideration shall be set by the Board acting reasonably and in good faith.

                    (C) In the case of the issuance of options to purchase or
              rights to subscribe for Common Stock, Securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable Securities:

                    (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A) and (B) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                    (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable Securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such Securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such Securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions
              (A) and (B) above).

                    (3) On any change in the number of shares or exercise price of Common Stock deliverable upon the exercise of any such options or rights or the conversion or exchange of such convertible or exchangeable Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or Securities not converted prior to such change or options or rights related to such Securities not converted prior to such change been made upon the basis of such change.

                    (4) On the expiration of any such options or rights, the
              termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, Securities or options or rights related to such Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable Securities, or upon the exercise of the options or rights related to such convertible or exchangeable Securities and subsequent conversion or exchange thereof.

                    (5) In any case in which shares of Common Stock are deemed to have been issued pursuant to subdivisions (1) or (2) above, no further adjustments in the Conversion Price shall be made upon the subsequent issuance of such Common Stock upon exercise, conversion or exchange.

              (iii) If, at any time after the date hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up (or if no record date is set, the date such stock dividend, subdivision of stock split is consummated), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Debenture shall be increased in proportion to such increase in outstanding shares of Common Stock.

              (iii) If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Debenture shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

              (iv) In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company, this Debenture shall after such reorganization, reclassification, consolidation or merger be convertible into the kind and number of shares of stock or other Securities or property of the Company or of the company resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of this Debenture would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

              (v) If any event occurs of the type similar to those contemplated by the provisions of this 8.16(n) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall make an appropriate reduction in the Conversion Price so as to protect the rights of the holders of the Debentures.

              (vi) All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent.

              (vii) In any case in which the provisions of this paragraph (c) shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (1) issuing to the holder of this Debenture converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph 4(a) or 4(b) above; provided, however, -------- ------- that the Company shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash upon the occurrence of such event. If after the determination of such record date the event to which such record date relates does not occur, then the Conversion Price shall be appropriately adjusted to eliminate any adjustment previously made on account of such record date.

              (viii) Whenever the Conversion Price shall be adjusted as provided in this paragraph (c), the Company shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of this Debenture at such holder's address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (x) below.

              (ix) If the Company shall propose to take any action of the types described in clauses (ii), (iii), (iv) or (v) of this paragraph (c), the Company shall give notice to each holder of this Debenture, in the manner set forth in paragraph (ix) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other Securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of this Debentures. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

              (x) Each Payor will not, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by such Payor, but will at all times in good faith assist in the carrying out of all the provisions of this 8.16(m) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of this Debenture against impairment.

              (xi) The computations of all amounts under this 8.16(m) shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other Securities resulting from the transaction causing an adjustment pursuant to this 8.16(n) have previously been made so as to maintain the relative economic interest of this Debenture vis a vis all other securities issued by the Company.

              (xii) The Company shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all time less than or equal to the Conversion Price.

              (xiii) In the event the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then this Debenture shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate number or amount of such stock, warrants, securities or other property which such Payee could have acquired if such Payee had held the Common Stock acquirable upon complete conversion of their Debenture immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of the grant, issue or sale of such Purchase Rights.

         (n) Conversion Mechanics. Each conversion of this Debenture into shares of Common Stock shall be effected by the delivery of written notice and surrender of this Debenture by the Payees to the Payors stating that such Payees desire to convert the Conversion Amount into the number of shares of the class into which such shares may be converted (the "Converted Securities"). Such notice shall also state the name or names (with addresses) in which the Converted Securities are to be issued and shall include instructions for the delivery thereof. A Payee may make any such notice of conversion conditional upon the happening of any event or the passage of such time as is specified by such Payee in such conversion notice, and may rescind any notice of conversion prior to the effective time thereof specified in any such notice. Not less than 5 Business Days after such surrender and the receipt of such written notice of conversion (each, a "Conversion Payment Date"), the Company will issue, deliver or pay in accordance with the surrendering Payee's instructions (A) the certificate or certificates evidencing the Converted Securities issuable upon such conversion, (B) cash in lieu of fractional shares of Common Stock, as determined pursuant to this Section 4 and (C) a debenture that represents the portion of this Debenture which was not converted on terms identical to this Debenture. Such conversion, to the extent permitted by Law, shall be deemed to have been effected as of the close of business on the date on which such debenture or debentures shall have been surrendered and such notice shall have been received by the Company and becomes effective by its terms (each, a "Surrender Date") and at such time the rights of each Payee as such Payee shall cease with respect to the Conversion Amount and the person or persons in whose name or names the certificate or certificates for the Converted Securities are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Securities. Upon issuance of shares in accordance with this Section 4, such Converted Securities shall be deemed to be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto due to any action of the Company. The Company shall take all such actions as may be necessary to assure that all such shares may be so issued without violation of any applicable Law or any requirements of any domestic securities exchange upon which such shares may be listed (except for official notice of issuance which will be immediately transmitted by the Company upon issuance). The Company shall not close its books against the transfer of securities in any manner which would interfere with the timely conversion of any securities. The issuance of certificates for Converted Securities shall be made without charge to the holders of such securities for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and/or the issuance of such securities; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Converted Securities. In the event the holder of shares converted hereunder, in connection with the conversion of securities hereunder, shall be required to file a notification pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, each Payor and the holder shall take all actions necessary to comply with such notification requirement and the conversion hereunder of the Conversion Amount shall become effective upon the expiration of the applicable waiting period. Subject to Sections 4(a) and (b), no fractional shares of Common Stock or scrip shall be issued upon conversion of any securities. The number of full shares issuable upon conversion shall be computed on the basis of the Conversion Amount to be converted by a Payee. Instead of any fractional shares which would otherwise be issuable upon conversion of the Conversion Amount, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the Market Price of one share of such Common Stock and (ii) such fractional interest. Subject to Sections 4(a) and (b), the holders of fractional interests shall not be entitled to any rights as stockholders of the Company in respect of such fractional interests.

SECTION 5.    DEFENSES.
              ---------
         The obligations of the Payors under this Debenture shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

SECTION 6.    EXCHANGE OR REPLACEMENT OF DEBENTURE.
              -------------------------------------
         (o) The Payees collectively may, at their option, in person or by duly authorized attorney, surrender this Debenture for exchange, at the principal business office of any Payor, and the Payees, or each Payee, as the case may be, will receive in exchange therefor, a new Debenture or Debentures, as the case may be, in the same principal amount as the unpaid principal amount of this Debenture, or such Payees percentage allocation (as set forth on Schedule 1 hereto) of the unpaid principal amount, as the case may be, and bearing interest at the same annual rate as this Debenture, such new Debenture, or Debentures, as the case may be, to be dated as of the date of this Debenture and to be in such principal amount as remains unpaid and payable to such person or persons, or order, as the Payees may designate in writing.

         (p) Upon receipt by the Payors of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Debenture, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Debenture, if mutilated, the Payors will deliver a new Debenture of like tenor in lieu of this Debenture. Any Debenture delivered in accordance with the provisions of this Section 6 shall be dated as of the date of this Debenture.

SECTION 7.    EXTENSION OF MATURITY.
              ----------------------
         Should the principal of or interest on this Debenture become due and payable on other than a Business Day, the maturity date thereof shall be extended to the next succeeding Business Day, and, in the case of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

SECTION 8.    ATTORNEYS' AND COLLECTION FEES.
              -------------------------------
         Should the indebtedness evidenced by this Debenture or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Debenture be placed in the hands of attorneys for collection, the Payors agree to pay, in addition to principal and interest due and payable hereon, all reasonable costs of collection, including reasonable attorneys' fees and expenses, incurred by the Payees in collecting or enforcing this Debenture.

SECTION 9.    WAIVERS.
              --------
         (q) Each Payor hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Debenture.

         (r) No delay by any Payee in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by any Payee and then only to the extent set forth therein.

SECTION 10.   AMENDMENTS AND WAIVERS.
              -----------------------
         Except for amendments that are made to reflect transfers among the Payee and/or its affiliates, and do not increase the overall amount of indebtedness hereunder (and such amendments may be made by unanimous agreement among Payees), no provision of this Debenture may be amended or waived except if such amendment and waiver is in writing and is signed, in the case of an amendment, by the Payee, or, in the case of a waiver, by the party against whom the waiver is to be effective.

SECTION 11.   GOVERNING LAW.
              --------------
         This Debenture is made and delivered in, and shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

SECTION 12.   NOTICES.
              --------
         The terms and provisions of Section 8.5 of the Purchase Agreement are expressly incorporated into this Debenture.

SECTION 13.   SEVERABILITY.
              -------------
         If any provision of this Debenture is held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Debenture or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, such provision shall automatically be amended to the extent (but only to the extent) necessary to make it not invalid, prohibited or unenforceable in such jurisdiction, without invalidating the remaining provisions of this Debenture or amending or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 14.   ASSIGNMENT.
              -----------
         Neither the Payors nor the Payee may assign their rights or obligations hereunder to any Person, except that the Payee may assign any of its rights and obligations hereunder to its members, limited partners or any Affiliate of such Payee; provided, that the assignment assigns at least $500,000 in face amount of this Debenture.


                                      *****

         IN WITNESS WHEREOF, each Payor has duly executed and delivered this Debenture as of the date first written above.


                                    EXCHANGE APPLICATIONS, INC.


                                    By:
                                         -------------------------------
                                         Name: F. Daniel Haley
                                         Title: Chief Financial Officer




                                    EXSTATIC SOFTWARE, INC.


                                    By:
                                         -------------------------------
                                         Name: F. Daniel Haley
                                         Title: Chief Financial Officer

                                    EXHIBIT B
                                    ---------

                                 Form of Warrant



         THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT IS SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT") AMONG EXCHANGE APPLICATIONS, INC. AND THE PURCHASERS THEREIN, DATED AS OF AUGUST 29, 2001, AS AMENDED FROM TIME TO TIME, AND THE HOLDER OF THIS WARRANT IS ENTITLED TO THE BENEFITS THEREOF.


                           EXCHANGE APPLICATIONS, INC.
                           ---------------------------

                                     FORM OF
                                     WARRANT


NO.: W-[  ]                                                      AUGUST 29, 2001


                           VOID AFTER AUGUST 29, 2011
                       (OR EARLIER UPON THE OCCURRENCE OF
                         CERTAIN EVENTS DESCRIBED BELOW)


         Section 15. THIS CERTIFIES THAT, FOR VALUE RECEIVED, [ ] OR SUCH HOLDER'S RESPECTIVE ASSIGNS (THE "HOLDER") SHALL BE ENTITLED TO SUBSCRIBE FOR AND PURCHASE FROM EXCHANGE APPLICATIONS, INC., A DELAWARE CORPORATION (INCLUDING ANY SUCCESSOR THERETO (BY WAY OF MERGER, CONSOLIDATION, SALE OR OTHERWISE), THE "COMPANY"), UP TO [ ] SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE (THE "COMMON STOCK"), OF THE COMPANY (THE "WARRANT SHARES"). CAPITALIZED TERMS USED HEREIN BUT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED THERETO IN THE PURCHASE AGREEMENT.

         Section 16. Exercise Period. THIS WARRANT MAY BE EXERCISED, IN WHOLE OR IN PART, BY THE HOLDER AT ANY TIME OR FROM TIME TO TIME ON OR PRIOR TO AUGUST 29, 2011 (SUCH PERIOD BEING HEREIN REFERRED TO AS THE "EXERCISE PERIOD").

ANYTHING TO THE CONTRARY NOTWITHSTANDING, IN NO EVENT SHALL THE HOLDER BE ENTITLED TO EXERCISE THIS WARRANT UNTIL SUCH TIME AS THE COMPANY SHALL HAVE INCREASED THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO AT LEAST 225,000,000 (OR THE COMPANY OTHERWISE HAS SUFFICIENT AUTHORIZED AND UNISSUED SHARES TO ENABLE THE COMPANY TO ISSUE COMMON STOCK UPON THE CONVERSION OR EXERCISE, AS THE CASE MAY BE, OF ALL OF THE TRANSACTION SECURITIES OUTSTANDING AT SUCH TIME).

         Section 17. Exercise Price. THE EXERCISE PRICE (THE "EXERCISE PRICE") AT ANY TIME FOR EACH WARRANT SHARE SHALL BE $.3183.

         Section 18. Exercise of Warrant; Warrant Shares.

         (s) The rights represented by this Warrant may be exercised, in whole or in any part (but not as to a fractional Warrant Share), by (i) the surrender of this Warrant (properly endorsed) at the office of the Company (or at such other agency or office of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), (ii) delivery to the Company of a notice of election to exercise in the form of EXHIBIT A attached hereto, and (iii) payment to the Company of the aggregate Exercise Price by (A) cash, wire transfer funds or check and/or (B) Warrant Shares or Warrants to purchase Warrant Shares (net of the Exercise Price for such Warrant Shares), valued for such purposes at the Market Price per share on the date of exercise. As used herein, "Market Price" at any date shall be (i) the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and ask price regular way on the principal national securities exchange on which the class or series of the Company's securities to which the Warrant Shares belong is listed or admitted to trading (or if such class or series is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or if there is no such sale price, the average of the last reported bid and ask price, as reported by the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on such day, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the average of the last reported bid and ask price on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.) or (ii) if the class or series of the Company's securities to which the Warrant Shares belong is not listed or admitted to trading on a principal national securities exchange, the value given such share as determined in good faith by the Company's Board of Directors.

         (t) Each date on which this Warrant is surrendered and on which payment of the Exercise Price is made in accordance with Section 3 above is referred to herein as an "Exercise Date." As soon as practicable after each exercise, the Company shall issue and deliver a certificate or certificates for the Warrant Shares being purchased pursuant to such exercise, registered in the name of the Holder or the Holder's designee, to the Holder or designee, as the case may be. If such exercise shall not have been for the full number of the Warrant Shares, then the Company shall issue and deliver to the Holder a new Warrant, registered in the name of the Holder, of like tenor to this Warrant, for the balance of the Warrant Shares that remain after exercise of the Warrant.

         (u) The person in whose name any certificate for Warrant Shares is issued upon any exercise shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date, except that if the Exercise Date is a date on which the share transfer books of the Company are closed, such person or entity shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the share transfer books are open.

         (v) If, at any time after the date hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up (or if no record date is set, the date such stock dividend, subdivision of stock split is consummated), the Exercise Price shall be appropriately decreased, and the number of shares of Common Stock issuable on exercise of the Warrant shall be increased, in proportion to such increase in outstanding shares of Common Stock.

         (w) If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Exercise Price shall be appropriately increased, and the number of shares of Common Stock issuable on exercise of the Warrant shall be decreased, in proportion to such decrease in outstanding shares of Common Stock.

         (x) In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares covered by clause (v) or (w) above), or any consolidation or merger of the Company, the Warrant shall after such reorganization, reclassification, consolidation or merger be exercisable for the kind and number of shares of stock or other Securities or property of the Company or of the company resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of the Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

         (y) All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent.

         (z) In any case in which the provisions of this Section shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (1) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such exercise before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash upon the occurrence of such event. If after the determination of such record date the event to which such record date relates does not occur, then the Exercise Price and the number of shares issuable under this Warrant shall be appropriately adjusted to eliminate any adjustment previously made on account of such record date.

         (aa) Whenever the Exercise Price and the number of shares issuable under this Warrant shall be adjusted as provided in this Section, the Company shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Exercise Price and the number of shares issuable under this Warrant that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of the Warrant at such holder's address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (bb) below.

         (bb) If the Company shall propose to take any action of the types described in clauses (v), (w) or (x)of this Section 18, the Company shall give notice to each holder of the Warrant, in the manner set forth in Section 9 below, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other Securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (cc) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of the Warrant against impairment.

         Section 19. Representations, Warranties and Covenants. THE COMPANY REPRESENTS AND WARRANTS TO THE HOLDER THAT ALL WARRANT SHARES THAT MAY BE ISSUED UPON THE EXERCISE OF THIS WARRANT WILL, UPON ISSUANCE, BE VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE, WITH NO PERSONAL LIABILITY ATTACHING TO THE OWNERSHIP THEREOF, AND FREE FROM ALL LIENS AND CHARGES WITH RESPECT TO THE ISSUE THEREOF (OTHER THAN LIENS AND CHARGES CREATED BY THE HOLDER). THE COMPANY WILL FROM TIME TO TIME USE ITS REASONABLE BEST EFFORTS TO TAKE ALL SUCH ACTION AS MAY BE REQUIRED TO ASSURE THAT THE STATED OR PAR VALUE PER WARRANT SHARE IS AT ALL TIMES NO GREATER THAN THE THEN EFFECTIVE EXERCISE PRICE. UPON THE EFFECTIVENESS OF THE CERTIFICATE AMENDMENT, THE COMPANY SHALL AT ALL TIMES HAVE AUTHORIZED AND RESERVED, FREE FROM PREEMPTIVE RIGHTS, A SUFFICIENT NUMBER OF WARRANT SHARES TO PROVIDE FOR THE EXERCISE OF THIS WARRANT. UPON THE EFFECTIVENESS OF THE

CERTIFICATE AMENDMENT, THE COMPANY SHALL NOT TAKE ANY ACTION WHICH WOULD CAUSE THE NUMBER OF AUTHORIZED BUT UNISSUED WARRANT SHARES TO BE LESS THAN THE NUMBER OF SUCH SHARES REQUIRED TO BE RESERVED HEREUNDER FOR ISSUANCE UPON EXERCISE OF THE WARRANT. IF ANY WARRANT SHARES RESERVED FOR THE PURPOSE OF ISSUANCE UPON THE EXERCISE OF THIS WARRANT REQUIRE REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY UNDER ANY FEDERAL OR STATE LAW BEFORE SUCH SHARES MAY BE VALIDLY ISSUED OR DELIVERED UPON EXERCISE, THEN THE COMPANY SHALL IN GOOD FAITH AND AS EXPEDITIOUSLY AS POSSIBLE ENDEAVOR TO SECURE SUCH REGISTRATION OR APPROVAL, AS THE CASE MAY BE. IN THE EVENT, AND TO THE EXTENT, THAT THE ISSUANCE OF ANY WARRANT SHARES WOULD RESULT IN A VIOLATION OF ANY LAW OR NASD RULE OR REGULATION APPLICABLE TO THE COMPANY, THE COMPANY SHALL ISSUE THREE (3) MONTH PROMISSORY NOTES TO THE HOLDER IN LIEU OF THE WARRANT SHARES IN A PRINCIPAL AMOUNT EQUAL TO THE PRODUCT OF (X) THE NUMBER OF WARRANT SHARES FOR WHICH THIS WARRANT IS EXERCISED THAT CANNOT BE ISSUED DUE TO SUCH VIOLATION (THE "EXERCISED SHARES") AND (Y) THE EXCESS OF (A) THE MARKET PRICE FOR THE EXERCISED SHARES AS OF THE EXERCISE DATE OVER (B) THE EXERCISE PRICE FOR THE EXERCISED SHARES, AT A MARKET RATE OF INTEREST PAYABLE IN CASH AND WITH SUCH OTHER TERMS AND CONDITIONS TO BE MUTUALLY DETERMINED BY THE COMPANY AND THE HOLDER. IF REQUESTED BY THE COMPANY'S BANK LENDERS, THE HOLDER SHALL NEGOTIATE IN GOOD FAITH WITH THE COMPANY AND ITS BANK LENDERS TO EXECUTE AND DELIVER REASONABLE AND CUSTOMARY DOCUMENTATION REQUIRED TO SUBORDINATE THE RIGHT OF THE HOLDER TO RECEIVE PAYMENTS OF CASH FROM THE COMPANY WITH RESPECT TO SUCH NOTES. THE HOLDER AGREES NOT TO EXERCISE THIS WARRANT UNLESS THE COMPANY HAS SUFFICIENT AUTHORIZED SHARES TO ISSUE THE HOLDER THE NUMBER OF SHARES OF COMMON STOCK TO WHICH THE HOLDER IS ENTITLED UNDER THIS WARRANT.

         Section 20. No Shareholder Rights. PRIOR TO EXERCISE, THIS WARRANT SHALL NOT ENTITLE THE HOLDER TO ANY VOTING RIGHTS OR OTHER RIGHTS AS A SHAREHOLDER OF THE COMPANY.

         Section 21. Restrictions on Transfer. THE HOLDER MAY ASSIGN OR TRANSFER THIS WARRANT, THE WARRANT SHARES AND ALL RIGHTS HEREUNDER, IN WHOLE OR IN PART (PROVIDED, THAT IF THE ASSIGNMENT OF THIS WARRANT IS IN PART, THE HOLDER MUST ASSIGN WARRANTS TO PURCHASE A MINIMUM OF 1,000,000 SHARES OF COMMON STOCK) AT THE AGENCY OR OFFICE OF THE COMPANY REFERRED TO IN SECTION 3 HEREOF TO (I) ITS LIMITED PARTNERS, MEMBERS, OR ANY AFFILIATE OF THE HOLDER, (II) INSIGHT OR (III) ANY PURCHASER OR TRANSFEREE FROM THE HOLDER OF WARRANT SHARES OR THE WARRANT UPON (X) SURRENDER OF THIS WARRANT PROPERLY ENDORSED, AND (Y) DELIVERY OF A NOTICE OF TRANSFER IN THE FORM OF Exhibit B HERETO. EACH PERMITTED TRANSFEREE OF THIS WARRANT, BY ACCEPTING OR HOLDING THE SAME, CONSENTS TO BE TREATED AS A HOLDER UNDER THIS WARRANT AND SHALL BE ENTITLED TO EXERCISE THE RIGHTS REPRESENTED BY THIS WARRANT; PROVIDED, HOWEVER, THAT UNTIL EACH SUCH TRANSFER IS RECORDED ON SUCH BOOKS, THE COMPANY MAY TREAT THE REGISTERED HOLDER HEREOF AS THE OWNER HEREOF FOR ALL PURPOSES.

         Section 22. Lost, Stolen, Mutilated or Destroyed Warrant. IF THIS WARRANT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY SHALL, ON SUCH TERMS AS TO INDEMNITY OR OTHERWISE AS IT MAY IN ITS REASONABLE DISCRETION IMPOSE (WHICH SHALL, IN THE CASE OF A MUTILATED WARRANT, INCLUDE THE SURRENDER THEREOF), ISSUE A NEW WARRANT OF LIKE DENOMINATION AND TENOR AS THE WARRANT SO LOST, STOLEN, MUTILATED OR DESTROYED. ANY SUCH NEW WARRANT SHALL CONSTITUTE AN ORIGINAL CONTRACTUAL OBLIGATION OF THE COMPANY, WHETHER OR NOT THE ALLEGEDLY LOST, STOLEN, MUTILATED OR DESTROYED WARRANT SHALL BE AT ANY TIME ENFORCEABLE BY ANYONE.

         Section 23. Notices. THE TERMS AND PROVISIONS OF SECTION 8.5 OF THE PURCHASE AGREEMENT ARE EXPRESSLY INCORPORATED IN THIS WARRANT.

         Section 24. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS).

         Section 25. Severability. IF ANY PROVISION OF THIS WARRANT IS HELD IN ANY JURISDICTION TO BE INVALID, PROHIBITED OR UNENFORCEABLE FOR ANY REASON, SUCH PROVISION, AS TO SUCH JURISDICTION, SHALL BE INEFFECTIVE, WITHOUT INVALIDATING THE REMAINING PROVISIONS OF THIS WARRANT OR AFFECTING THE VALIDITY OR ENFORCEABILITY OF SUCH PROVISION IN ANY OTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, SUCH PROVISION SHALL AUTOMATICALLY BE AMENDED TO THE EXTENT (BUT ONLY TO THE EXTENT) NECESSARY TO MAKE IT NOT INVALID, PROHIBITED OR UNENFORCEABLE IN SUCH JURISDICTION, WITHOUT INVALIDATING THE REMAINING PROVISIONS OF THIS WARRANT OR AMENDING OR AFFECTING THE VALIDITY OR ENFORCEABILITY OF SUCH PROVISION IN ANY OTHER JURISDICTION.

         Section 26. Headings. THE HEADINGS OF THE VARIOUS SECTIONS CONTAINED IN THIS WARRANT HAVE BEEN INSERTED FOR CONVENIENCE OF REFERENCE ONLY AND SHOULD NOT BE DEEMED TO BE A PART OF THIS WARRANT.

         Section 27. Amendments and Waivers. NO PROVISION OF THIS WARRANT MAY BE AMENDED OR WAIVED EXCEPT IF SUCH AMENDMENT OR WAIVER IS IN WRITING AND IS SIGNED, IN THE CASE OF AN AMENDMENT, BY THE COMPANY AND THE HOLDER, OR IN THE CASE OF A WAIVER, BY THE PARTY AGAINST WHOM THE WAIVER IS TO BE EFFECTIVE.

         Section 28. Registration Rights. ALL OF THE WARRANT SHARES SHALL BE DEEMED TO BE "REGISTRABLE SHARES" AS DEFINED UNDER THE FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, AS THE SAME MAY BE AMENDED, MODIFIED OR SUPPLEMENTED IN ACCORDANCE WITH ITS TERMS FROM TIME TO TIME.

                                     * * * *

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers as of the date first written above.



                                    EXCHANGE APPLICATIONS, INC.


                                    By:  _______________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT A
                                                                       ---------


                     FORM OF NOTICE OF ELECTION TO EXERCISE

                       [To be executed only upon exercise
                 of the Warrant to which this form is attached]


To Exchange Applications, Inc. or its successor

         The undersigned, the holder of the Warrant to which this form is attached, hereby irrevocably elects to exercise the right represented by such Warrant to purchase _________ Warrant Shares of EXCHANGE APPLICATIONS, INC. or its successor, and herewith tenders the aggregate payment of $_________ in the form of (1) cash, wire transfer funds or check and/or (2) Warrant Shares or Warrants to purchase Warrant Shares (net of the Exercise Price for such shares) valued for such purposes at the Market Price (as defined in Section 3) per share on the date of exercise, in full payment of the purchase price for such shares. The undersigned requests that a certificate for such shares be issued in the name of ______________, whose address is ___________________________, and that such certificate be delivered to ________________________, whose address is
_________________________.

         If such number of shares is less than all of the shares purchasable under the current Warrant, the undersigned requests that a new Warrant, of like tenor as the Warrant to which this form is attached, representing the remaining balance of the shares purchasable under such current Warrant be registered in the name of _________________________________, whose address is, and that such new Warrant be delivered to ________________________________, whose address is
___________________________________.

                                    Signature:__________________________
                                              (Signature must conform in
                                              all respects to the name of
                                              the holder of the Warrant
                                              as specified on the face
                                              of the Warrant)


                                    Date:_______________________________

                                                                       EXHIBIT B
                                                                       ---------




                           FORM OF NOTICE OF TRANSFER

                       [To be executed only upon transfer
                 of the Warrant to which this form is attached]


         For value received, the undersigned hereby sells, assigns and transfers unto _________________________ all of the rights represented by the Warrant to which this form is attached to purchase _________________________ Warrant Shares of, EXCHANGE APPLICATIONS, INC. (including any successor thereto, the "Company"), to which such Warrant relates, and appoints __________________________ as its attorney to transfer such right on the books of the Company, with full power of substitution in the premises.



                                    Signature:
                                               ------------------------------
                                               (Signature must conform in all
                                               respects to the name of the
                                               holder of the Warrant as
                                               specified on the face of the
                                               Warrant)

                                    Address:
                                               ------------------------------

                                               ------------------------------

                                    Date:
                                               ------------------------------


Signed in the presence of:


-----------------------------

                                    EXHIBIT C
                                    ---------

                       Form of Fifth Amended and Restated
                          Registration Rights Agreement



                                               FIFTH AMENDED AND RESTATED
                                               REGISTRATION RIGHTS AGREEMENT
                                               (the "Agreement"), dated as of
                                               August 29, 2001, among EXCHANGE
                                               APPLICATIONS, INC., a Delaware
                                               corporation (the "Corporation"),
                                               and INVESTORS (as herein
                                               defined).

         Insight and the Corporation are party to the Fourth Amended and Restated Registration Rights Agreement, dated July 26, 2001 (the "Fourth Amended and Restated Registration Rights Agreement").

         Insight, the other Investors and the Corporation hereby desire to amend and restate the Fourth Amended and Restated Registration Rights Agreement as hereinafter set forth.

         The Investors own or have the right to purchase or otherwise acquire shares of the capital stock of the Corporation. The Corporation and the Investors deem it to be in their respective best interests to set forth the rights of the Investors in connection with public offerings and sales of the Common Stock. To that end, the Corporation and the Investors hereby set forth this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and the Investors hereby agree as follows:

SECTION 29.   DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

         (dd) "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in this definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Securities, by contract or otherwise.

         (ee) "April 16 Warrant" means the Warrant dated as of April 16, 2001, issued by the Corporation to Insight.

         (ff) "August 29 Warrants" means the warrants dated as of the date hereof, issued by the Corporation to certain of the Investors.

         (gg) "Business Day" means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York and Massachusetts.

         (hh) "Closing Date" means the date hereof.

         (ii) "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         (jj) "Common Stock" means the common stock, $.001 par value per share, of the Corporation.

         (kk) "Convertible Debentures" means, collectively, the (i) U.S. $7,318,307.37 million principal amount 12% Senior Subordinated Convertible Debenture, plus any accrued and unpaid interest thereon, and (ii) U.S. $5,055,890.41 principal amount 12% Senior Subordinated Convertible Debenture, plus any accrued and unpaid interest thereon, each of (i) and (ii) dated as of July 26, 2001, issued by the Corporation and eXstatic to Insight, and (iii) U.S. $15,500,000 principal amount 12% Senior Subordinated Convertible Debentures, plus any accrued and unpaid interest thereon, dated the date hereof, issued by the Corporation and eXstatic to certain Investors.

         (ll) "Corporation" shall have the meaning ascribed to such term in the Caption.

         (mm) "Counsel" shall have the meaning ascribed to such term in Section 6(b).

         (nn) "Exchange Act" means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         (oo) "eXstatic" means eXstatic Software, Inc., a Washington corporation and wholly owned subsidiary of the Corporation.

         (pp) "Group" means:

              (i) in the case of any Investor who is an individual, (i) such Investor, (ii) the spouse, parent, sibling or descendants of such Investor, (iii) all trusts for the benefit of such Investor, and (iv) all Persons principally owned by and/or organized or operating for the benefit of any of the foregoing and (v) all Affiliates of such Investor;

              (ii) in the case of any Investor that is a partnership, (i) such Investor, (ii) its limited, special, venture and general partners,
         (iii) any Person to which such Investor shall transfer all or substantially all of its assets, and (iv) all Affiliates and employees of and consultants to, such Investor or any of its Affiliates; and

              (iii) in the case of any Investor which is a corporation or a limited liability company, (i) such Investor, (ii) its Investors or members as the case may be, (iii) any Person to which such Investor shall Transfer all or substantially all of its assets, and (iv) all Affiliates of such Investor.

         (qq) "Information" shall have the meaning ascribed to such term in
Section 6(i).

         (rr) "Insight" means, collectively, InSight Venture Partners, IV, L.P., InSight Venture Partners (Cayman) IV, L.P., InSight Venture Partners IV (Fund
B), L.P. and InSight Venture Partners IV (Co-Investors), L.P., and their respective Affiliates.

         (ss) "Inspectors" shall have the meaning ascribed to such term in
Section 6(i).

         (tt) "Investors" means the Persons set forth on Schedule I and each additional Person who shall execute a counterpart signature page hereto, and, subject to Section 15 hereof, includes any successor to, or assignee or transferee of, any such Person who or which agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

         (uu) "June 1 Warrant" means the Warrant dated June 1, 2001, issued by the Corporation to Insight.

         (vv) "New Insight Warrant" means the Warrant dated as of the date hereof, issued by the Corporation to Insight.

         (ww) "Other Shares" means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

         (xx) "Person" means any individual, partnership, corporation, group, trust, limited liability company or other legal entity.

         (yy) "Primary Shares" means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Corporation in its treasury.

         (zz) "Records" shall have the meaning ascribed to such term in Section 6(i).

         (aaa) "Registrable Shares" means, with respect to any Investor, (i) the shares of Common Stock held by such Investor, (ii) the shares of Common Stock issuable upon conversion of the Convertible Debentures, (iii) the shares of Common Stock issuable upon exercise of the April 16 Warrant, (iv) shares of Common Stock issuable upon exercise of the June 1 Warrant, (v) shares of Common Stock issuable upon exercise of the New Insight Warrant, (vi) shares of Common Stock issuable upon exercise of the August 29 Warrants, (vii) the shares of Common Stock issuable upon exercise of the Series A Preferred Stock, which shares in each of (i), (ii), (iii), (iv), (v), (vi) and (vii) constitute Restricted Shares.

         (bbb) "Registration Statement" means any registration statement of the Corporation which covers any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         (ccc) "Requisite Investors" means any two of the following three
Persons: (1) Insight, (2) THK Private Equities and (3) Boston Pipes.

         (ddd) "Restricted Shares" means shares of Common Stock held by the Investors issued or issuable upon conversion of the Convertible Debentures, the Series A Preferred Stock or upon exercise of the Warrants which have not been registered under the Securities Act. As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) all such shares are eligible to be sold or distributed pursuant to Rule 144 within any consecutive three-month period (including, without limitation, Rule 144(k)), or (iii) they shall have ceased to be outstanding.

         (eee) "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule
144A).

         (fff) "SEC" means the U.S. Securities and Exchange Commission.

         (ggg) "Securities Act" means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         (hhh) "Series A Preferred Stock" means the Series A Convertible Redeemable Preferred Stock, $.001 par value per share, of the Corporation.

         (iii) "Shelf Registration" shall have the meaning ascribed to it in 8.16(rrr).

         (jjj) "Silicon Valley Shares" means collectively the shares of Common Stock issuable upon exercise of the Warrant, dated (i) April 24, 2001, and (ii) July 26, 2001, both (i) and (ii) issued by the Corporation to Silicon Valley Bank.

         (kkk) "Warrants" means, collectively, the (i) April 16 Warrant, (ii) the June 1 Warrant, (iii) the New Insight Warrant and (iv) the August 29 Warrants.

SECTION 30.   REQUIRED REGISTRATION.
              ----------------------
         (lll) From and after the Closing Date, if the Requisite Investors shall in writing state that such holders desire to sell Registrable Shares in the public securities markets and request the Corporation to effect the registration under the Securities Act of Registrable Shares, the Corporation shall promptly use commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Shares which the Corporation has been so requested by the Requisite Investors to register.

         (mmm) Anything contained in Section 2(a) to the contrary notwithstanding, the Corporation shall not be obligated to effect any registration under the Securities Act pursuant to Section 2(a) except in accordance with the following provisions:

              (i) The Corporation shall not be obligated to use commercially reasonable efforts to file and cause to become effective (A) more than two Registration Statements initiated pursuant to this Section 2(a); provided, however, that if the Investors were unable to sell at least 90% of the Registrable Shares requested to be included in the last registration initiated by such group of Investors pursuant to Section 2(a) as a result of an underwriter's cutback, then additional registrations shall be added to this Section 2(b) until the foregoing condition is satisfied for such initiating group of Investors, or (B) any Registration Statement during any period in which any other Registration Statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares or Other Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days.

              (ii) The Corporation may delay the filing or effectiveness of any Registration Statement for a period of up to 90 days after the date of a request for registration pursuant to Section 2(a), if at the time of such request (i) the Corporation is engaged, or has fixed plans to engage within 90 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the Investors holding Registrable Shares may include such Registrable Shares pursuant to Section 3 or (ii) the Corporation reasonably determines that such registration and offering would interfere with any material transaction involving the Corporation; provided, however, that the Corporation may only delay the filing or effectiveness of a registration statement pursuant to this Section 2(b) for a total of 90 days after the date of a request for registration.

              (iii) With respect to any registration pursuant to this Section 2(a), the Corporation shall give notice of such registration to the Investors who do not request registration hereunder and to the holders of all Other Shares which are entitled to registration rights and the Corporation may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

                    (A) first, pro rata among (x) the Registrable Shares
              requested by the Investors to be included in such registration (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such Investor), (y) the Other Shares (only to the extent required by an effective Registration Rights Agreement entered into prior to March 28, 2001 between the Corporation and the holders of such Other Shares) and (z) the Silicon Valley Shares;

                    (B) second, the Primary Shares; and;

                    (C) third, the Other Shares which are entitled to
              registration rights.

         (nnn) A requested registration under Section 2(a) may be rescinded as to all of the Registrable Shares requested to be so registered prior to such registration being declared effective by the Commission by written notice from such Requisite Investors to the Corporation; provided, however, that such rescinded registration shall not be deemed a Registration Statement initiated pursuant to Section 2(a) for the purpose of Section 2(b)(i)(A) if the Corporation shall have been reimbursed for all out-of-pocket expenses incurred by the Corporation in connection with such rescinded registration.

SECTION 31.   PIGGYBACK REGISTRATION.
              -----------------------
         (ooo) From and after the Closing Date, if the Corporation at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall give written notice to the Investors of its intention to so register such Primary Shares or Other Shares at least 30 days before the initial filing of such Registration Statement and, upon the written request, delivered to the Corporation within 20 days after delivery of any such notice by the Corporation, of the Investors to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration and shall state that the Investors desire to sell such Registrable Shares in the public securities markets), the Corporation shall use commercially reasonable efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Corporation, then the number of Primary Shares, Registrable Shares and Other Shares) proposed to be included in such registration shall be included in the following order:

              (i) first, pro rata among (w) the Corporation and the holders of Other Shares initiating such registration, as the case may be, (x) Investors requesting their Registrable Shares be included in such registration (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder), (y) the Other Shares (only to the extent required by an effective Registration Rights Agreement entered into prior to March 28, 2001 between the Corporation and the holders of such Other Shares) and (z) the Silicon Valley Shares; and

              (ii) second, the Other Shares which are entitled to registration rights and are held by holders who are not initiating such registration under this Section 3.

         (ppp) The number of requests permitted by the Investors pursuant to this Section 3 shall be unlimited.

SECTION 32.   REGISTRATIONS ON FORM S-3 AND PURSUANT TO RULE 415.
              ---------------------------------------------------
         (qqq) Registration on Form S-3. Anything contained in Section 2 to the contrary notwithstanding, from and after the Closing Date, at such time as the Corporation shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, each Investor holding Registrable Shares then outstanding shall have the right to request in writing that the Corporation effect the registration of Registrable Shares on Form S-3 or such successor form, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof and (ii) state the intended method of disposition of such Registrable Shares. The Corporation shall use commercially reasonable efforts to promptly effect the registration under the Securities Act of the Registrable Shares so requested to be registered. A requested registration on Form S-3 or any such successor form in compliance with this Section 4(a) shall not count as a registration statement initiated pursuant to Section 2(a) for purposes of Section 2 (b)(i)(A) and, except as otherwise expressly provided in this Section 4(a), shall otherwise be subject to Section 2. The number of requests permitted by the Investors pursuant to this Section 4(a) shall be unlimited; provided, however, that the Investors shall not be permitted to effect more than one registration pursuant to this
Section 4(a) during any 180-day period.

         (rrr) Registration Pursuant to Rule 415.

              (i) Anything contained in Section 30 to the contrary notwithstanding, from and after the Closing Date, at such time as the Corporation shall have qualified for use of a registration statement filed pursuant to Rule 415 of the Securities Act or such successor rule, the Requisite Investors shall have the right to request in writing that the Corporation effect a continuous or delayed registration of Registrable Shares on a registration statement filed pursuant to Rule 415 of the Securities Act or such successor rule (a "Shelf Registration"), which request shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof and (ii) state the intended method of disposition of such Registrable Shares. The Corporation shall use commercially reasonable efforts to promptly effect the registration under the Securities Act of the Registrable Shares so requested to be registered and shall cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such Registrable Securities, but in no event longer than 180 days. A requested registration made pursuant to this 8.16(rrr) shall not count as a registration statement initiated pursuant to 8.16(lll) for purposes of Section 2(b)(i)(A) and, except as otherwise provided on this 4(b), shall otherwise be subject to Section 30. The number of requests permitted by the Investors pursuant to this 8.16(rrr) shall be one.

              (ii) If and whenever the Corporation is required by the provisions of this 8.16(rrr) to effect the registration of Registrable Securities under Rule 415 of the Securities Act, the Corporation will:

                    (A) prepare and file with the SEC such amendments to such
              Shelf Registration and supplements to the prospectus contained therein as may be necessary to keep such Shelf Registration effective for such period as may be reasonably necessary to effect the sale of such Registrable Securities, but in no event longer than 180 days;

                    (A) prepare and promptly file with the SEC and promptly
              notify the Investors of the filing of such amendment or supplement to such Shelf Registration or prospectus as may be necessary to correct any statements or omission if, at the time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and promptly provide to the Investors sufficient copies of such amended or supplemented prospectus so that it can be delivered to the Investors of the Registrable Securities as required by the Securities Act and the regulations thereunder;

                    (B) advise the Investors, promptly after it shall receive
              notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Shelf Registration or the initiation or threatening of any proceeding for that purpose, promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and promptly notify the Investors of the forbearance, lifting or withdrawal of such stop order or proceeding;

SECTION 33.   HOLDBACK AGREEMENT.
              -------------------
         If the Corporation at any time pursuant to Sections 2 or 3 of this Agreement shall register under the Securities Act Registrable Shares held by the Investors for sale to the public pursuant to an underwritten offering, the Corporation shall not effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the Corporation and the managing underwriters, which period shall not be less than 5 days.

SECTION 34.   PREPARATION AND FILING.
              -----------------------
         If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

         (sss) use commercially reasonable efforts to cause a Registration Statement that registers such Registrable Shares to become and remain effective for a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier);

         (ttt) furnish, at least five Business Days before filing a Registration Statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or prospectus, to one counsel selected by the Investors ("Counsel") copies of all such documents proposed to be filed (it being understood that such five-Business Day period need not apply to amendments or successive drafts of the same document proposed to be filed so long as such amendments or successive drafts are supplied to Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

         (uuu) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for at least an additional period of 90 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

         (vvv) promptly notify Counsel in writing (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

         (www) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the holders of the Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of such holders' Registrable Shares; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);

         (xxx) furnish to the holders of such Registrable Shares such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

         (yyy) without limiting subsection (e) above, use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities of the United States as may be necessary by virtue of the business and operations of the Corporation to enable the holders of such Registrable Shares to consummate the disposition of such Registrable Shares;

         (zzz) notify the holders of such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this Section 6, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such holders, prepare and furnish to such holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (aaaa) make available upon reasonable notice and during normal business hours, for inspection by any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the underwriter (the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public, and the Investors agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at the Corporation's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

         (bbbb) if required by the underwriters, use commercially reasonable efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

         (cccc) if required by the underwriters, use commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form;

         (dddd) provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;

         (eeee) issue to any underwriter to which the holders of such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

         (ffff) use commercially reasonable efforts to qualify such Registrable Shares for listing on the Nasdaq Stock Market or such other national securities exchange on which the Corporation shall from time to time list its securities;

         (gggg) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission; and

         (hhhh) subject to all the other provisions of this Agreement, use commercially reasonable efforts to take all other commercially reasonable steps necessary to effect the registration of such Registrable Shares contemplated hereby.

         Each holder of the Registrable Shares upon receipt of any notice from the Corporation of any event of the kind described in Section 6(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 6(h) hereof, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

SECTION 35.   EXPENSES.
              ---------
         All expenses incurred by the Corporation in complying with Section 6, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation's counsel and accountants and reasonable fees and expenses of Counsel shall be paid by the Corporation.

SECTION 36.   INDEMNIFICATION.
              ----------------
         (iiii) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holders of Registrable Shares, each underwriter, broker or any other Person acting on behalf of the holders of Registrable Shares, and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other Person acting on behalf of the holders of Registrable Shares and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation by the holders of Registrable Shares or their counsel or underwriter specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any Investor, underwriter, broker or other Person acting on behalf of holders of the Restricted Shares, from whom the Person asserting any loss, claim, damage, liability or expense purchased the Restricted Shares which are the subject thereof, if a copy of such final prospectus had been made available to such Person and such Investor, underwriter, broker or other Person acting on behalf of holders of the Registrable Shares and such final prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

         (jjjj) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section
36) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Shares and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter by such holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

         (kkkk) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 36, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 36. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 36, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 36; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

         (llll) If the indemnification provided for in this Section 36 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person.

SECTION 37.   UNDERWRITING AGREEMENT.
              -----------------------
         Notwithstanding the provisions of Sections 5, 6, 7 and 8, to the extent that the Investors shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such agreement addressing such issue or issues shall control; provided, however, that any such agreement to which the Corporation is not a party shall not be binding upon the Corporation. No holder may participate in any underwritten registration hereunder unless such holder
(a) agrees to sell such holder's securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably and customarily required under the terms of such underwriting arrangements.

SECTION 38.   INFORMATION.
              ------------
         Each Investor shall furnish to the Corporation such written information regarding such Person and the distribution proposed by such Person as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

SECTION 39.   EXCHANGE ACT COMPLIANCE.
              ------------------------
         The Corporation shall use commercially reasonable efforts to comply with all of the reporting requirements of the Exchange Act applicable to it (whether or not it shall be required to do so) and to comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Corporation shall cooperate with the Investors supplying such information as may be necessary for the Investors to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

SECTION 40.   NO CONFLICT OF RIGHTS.
              ----------------------
         The Corporation shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted hereby.

SECTION 41.   TERMINATION.
              ------------
         This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Shares outstanding.

SECTION 42.   SUCCESSORS AND ASSIGNS.
              -----------------------
         This Agreement shall bind and inure to the benefit of the Corporation and the Investors and, subject to Section 15, the respective successors and assigns of the Corporation and the Investors.

SECTION 43.   ASSIGNMENT.
              -----------
         (mmmm) Each Investor may assign its rights hereunder to (i) a member of the Group of such Investor without the consent of the Corporation or (ii) any other purchaser or transferee from such Investor of Restricted Shares with the consent of the Corporation; provided, that any such assignment is in connection with the assignment of at least 1,000,000 Registrable Shares; provided, further, however, that any such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor, whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee had originally been a party hereto and was originally included in the definition of an Investor herein.

SECTION 44.   ENTIRE AGREEMENT.
              -----------------
         This Agreement and the other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement among the Investors and the Corporation with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto, including, without limitation, the Fourth Amended and Restated Registration Rights Agreement, all of which are hereby automatically terminated in their entirety and of no further force or effect, without any action by the parties thereto.

SECTION 45.   NOTICES.
              --------
         All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

         (i)  if to the Corporation, to:

              Exchange Applications, Inc.
              89 South Street
              Boston, Massachusetts 02111
              Attention:  Andrew Frawley
              Telephone: (617) 737-2244
              Telecopy: (617) 443-9143

              with a copy to:

              Bingham Dana LLP
              399 Park Avenue
              New York, N.Y. 10022-4689
              Attention: Neil W. Townsend, Esq.
              Telephone: (212) 318-7722
              Telecopy: (212) 752-5378

         (ii) if to the Investors, to:

              InSight Venture Partners
              680 Fifth Avenue, 8th Floor
              New York, N.Y. 10019
              Attention:  Deven Parekh
              Telephone:  (212) 230-9200
              Telecopy:  (212) 230-9272

              with a copy to:

              O'Sullivan LLP
              30 Rockefeller Plaza
              New York, N.Y. 10112
              Attention:  Ilan S. Nissan, Esq.
              Telephone: (212) 408-2400
              Telecopy: (212) 408-2420

              Boston Pipes, LLC
              2373 Broadway, Suite 1208
              New York, NY  10024
              Telecopy:  (646) 435-0726

              with a copy to:

              Proskauer Rose LLP
              1585 Broadway
              New York, New York  10036
              Attention:  Adam J. Kansler, Esq.
              Telephone:  (212) 969-3000
              Telecopy:  (212) 969-2900

              THK Private Equities
              c/o Theodore H. Kruttschnitt
              1730 So. El Camino Real, Suite 400
              San Mateo, CA  94402

              Steven Friedman
              9625 Snake River Drive
              Jackson, WY  83001
              (307) 734-0186

              SKP Investments

              Dobkin Family Foundation
              160 Old Church Lane
              Pound Ridge, NY  10576
              (914) 764-0944

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following such dispatch and (c) in the case of mailing, on the third Business Day after the posting thereof.

SECTION 46.   MODIFICATIONS; AMENDMENTS; WAIVERS.
              -----------------------------------
         The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed, in the case of a modification or amendment, by the Corporation and the Investors holding at least a majority of the outstanding Registrable Shares at such time, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that any proposed modification, amendment or waiver that uniquely and adversely affects an Investor shall require such Investor's prior written approval.

SECTION 47.   COUNTERPARTS.
              -------------
         This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 48.   HEADINGS.
              ---------
         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 49.   GOVERNING LAW.
              --------------
         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

         IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Registration Rights Agreement on the date first written above.

                                    CORPORATION:

                                    EXCHANGE APPLICATIONS, INC.


                                    By:  ______________________________
                                         Name:
                                         Title:

                        INVESTORS:
                        ----------

                        INSIGHT VENTURE PARTNERS IV, L.P.
                        INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
                        INSIGHT VENTURE PARTNERS IV (FUND B), L.P.
                        INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.

                        By: Insight Venture Associates IV, L.L.C., the general partner to each of the above-referenced entities:


                        By:
                            --------------------------------------------------
                            Name:
                            Title:

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Fifth Amended and Restated Registration Rights Agreement as of the date first written above.



                                    SKP INVESTMENTS LLC


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Fifth Amended and Restated Registration Rights Agreement as of the date first written above.



                                    THK PRIVATE EQUITIES


                                    By:
                                        --------------------------------
                                        Name:  Theodore H. Kruttschnitt
                                        Title:  Principal

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Fifth Amended and Restated Registration Rights Agreement as of the date first written above.



                                    DOBKIN FAMILY FOUNDATION


                                    By:
                                        --------------------------------
                                        Name: Eric Dobkin
                                        Title: Trustee

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Fifth Amended and Restated Registration Rights Agreement as of the date first written above.

                                    BOSTON PIPES, LLC


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Fifth Amended and Restated Registration Rights Agreement as of the date first written above.





                                    ------------------------------------
                                    STEVE FRIEDMAN

                                   SCHEDULE 1


                                    Investors
                                    ---------



InSight Venture Partners IV, L.P.
InSight Venture Partners (Cayman) IV, L.P.
InSight Venture Partners IV (Fund B), L.P.
InSight Venture Partners IV (Co-Investors), L.P.
SKP Investments LLC
THK Private Equities
Dobkin Family Trust
Boston Pipes, LLC
Steven Friedman

                                TABLE OF CONTENTS
                                -----------------
                                                                          Page
                                                                          ----

SECTION 1.   DEFINITIONS....................................................1


SECTION 2.   REQUIRED REGISTRATION..........................................4


SECTION 3.   PIGGYBACK REGISTRATION.........................................6


SECTION 4.   REGISTRATIONS ON FORM S-3 AND PURSUANT TO RULE 415.............6


SECTION 5.   HOLDBACK AGREEMENT.............................................8


SECTION 6.   PREPARATION AND FILING.........................................8


SECTION 7.   EXPENSES......................................................11


SECTION 8.   INDEMNIFICATION...............................................11


SECTION 9.   UNDERWRITING AGREEMENT........................................13


SECTION 10.  INFORMATION...................................................13


SECTION 11.  EXCHANGE ACT COMPLIANCE.......................................14


SECTION 12.  NO CONFLICT OF RIGHTS.........................................14


SECTION 13.  TERMINATION...................................................14


SECTION 14.  SUCCESSORS AND ASSIGNS........................................14


SECTION 15.  ASSIGNMENT....................................................14


SECTION 16.  ENTIRE AGREEMENT..............................................14


SECTION 17.  NOTICES.......................................................15

SECTION 18.  MODIFICATIONS; AMENDMENTS; WAIVERS............................16


SECTION 19.  COUNTERPARTS..................................................17


SECTION 20.  HEADINGS......................................................17


SECTION 21.  GOVERNING LAW.................................................17

================================================================================















                           FIFTH AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF AUGUST 29, 2001,

                                      AMONG

                           EXCHANGE APPLICATIONS, INC.

                                       AND

                                       THE

                                    INVESTORS
                                IDENTIFIED HEREIN










================================================================================

                                    EXHIBIT D
                                    ---------

                           Form of Security Agreement

                                                  SECURITY AGREEMENT dated as of
                                               August 29, 2001, among EXCHANGE
                                               APPLICATIONS, INC., a Delaware
                                               corporation (the "Exchange"),
                                               EXSTATIC SOFTWARE, INC. (f/k/a/
                                               Gino Borland, Inc.), a Washington
                                               corporation ("eXstatic", together
                                               with the Exchange, the
                                               "Grantors"), and INSIGHT VENTURE
                                               PARTNERS IV (COLLATERAL AGENT),
                                               LLC (not in its individual
                                               capacity but solely as the
                                               "Collateral Agent") under the
                                               Collateral Agency and
                                               Intercreditor Agreement for the
                                               benefit of the New Secured
                                               Parties.

         Reference is made to the (i) Securities Purchase Agreement, dated as of August 29, 2001, among the Grantors and the New Secured Parties, as defined below (the "Purchase Agreement"), (ii) U.S. $15,000,000 million principal amount 12% Senior Secured Convertible Debentures issued by the Grantors to the New Secured Parties (collectively, the "New Debentures"), and (iii) the Collateral Agency and Intercreditor Agreement.

         The New Secured Parties have agreed to lend U.S. $15,000,000 in cash to the Grantors, pursuant to, and upon the terms and subject to the conditions specified in, the New Debenture Documents. The obligations of the New Secured Parties to consummate the transactions contemplated by the New Debenture Documents are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (A) the due and punctual payment by the Grantors of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the New Debentures, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each other amount required to be paid by the Grantors under the New Debentures, when and as due, including payments in respect of reimbursement of disbursements and interest thereon and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantors to the New Secured Parties under the New Debentures (the monetary and New Debenture Obligations in (i), (ii) and
(iii) collectively, the "Debenture Payment Obligations") and (B) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantors under or pursuant to the New Debenture Documents and the Collateral Agency and Intercreditor Agreement (the "New Debenture Obligations". The rights and priorities with respect to the Collateral are subject to the Subordination Agreement and the Collateral Agency and Intercreditor Agreement (as defined below).

         Accordingly, each of the Grantors and the Collateral Agent for the benefit of the New Secured Parties (and each of their respective successors or assigns), hereby agree as follows:

                                   ARTICLE IX

                                   DEFINITIONS

9.1      DEFINITION OF TERMS USED HEREIN.
         --------------------------------
         Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Collateral Agency and Intercreditor Agreement.

9.2      DEFINITION OF CERTAIN TERMS USED HEREIN.
         ----------------------------------------
         As used herein, the following terms shall have the following meanings:

         "Account Debtor" shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

         "Accounts" shall mean any and all right, title and interest of the Grantors to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

         "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned or repossessed goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

         "Affiliate" shall mean, with respect to any Person, any director, officer, parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

         "Collateral" shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts,
(g) Investment Property, (h) Instruments (as defined in the UCC), and (i) Proceeds. The Collateral Agent for the benefit of the New Secured Parties may place a "hold" on any Deposit Account pledged as collateral during the continuance of an Event of Default (as defined in the New Debentures). In anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of the revised Article 9 of the Uniform Commercial Code in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 Official Text of the Uniform Commercial Code ("Revised Article 9"), it is hereby agreed that applying the law of any jurisdiction which Revised Article 9 is in effect, the Collateral is all personal property and assets of the Grantors, whether or not within the scope of Revised Article 9. The collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software, but excluding Intellectual Property), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired. If the Grantors shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9, the Grantors shall promptly notify the Collateral Agent in a writing signed by the Grantors of the brief details thereof and grant to the Collateral Agent for the benefit of the New Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

         "Collateral Agent" shall have the meaning assigned to such term in the Preamble to this Agreement.

         "Collateral Agency and Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement dated of the date hereof among the Grantors, the Collateral Agent, the New Secured Parties and the Existing Investors, as amended, modified, supplemented, restated or replaced from time to time.

         "Commodity Account" shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "Commodity Contract" shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

         "Commodity Customer" shall mean a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

         "Commodity Intermediary" shall mean (a) a Person who is registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

         "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by the Grantors or which the Grantors otherwise has the right to license, or granting any right to the Grantors under any Copyright now or hereafter owned by any third party, and all rights of the Grantors under any such agreement.

         "Copyrights" shall mean all of the following now owned or hereafter acquired by the Grantors: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

         "Deposit Account" has the meaning set forth in Section 9-102 of the UCC.

         "Documents" shall mean all instruments, files, records, ledger sheets and documents (including documents as defined in the UCC) covering or relating to any of the Collateral.

         "Entitlement Holder" shall mean a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

         "Equipment" shall mean all equipment, furniture, furnishings, machinery, molds, machine tools, motors, fixtures, trade fixtures, motor vehicles, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in the Grantors' operations or owned by the Grantors and any interest in any of the foregoing, including tools, parts and supplies of every kind and description, and all attachments, accessories, improvements, accessions, replacements, substitutions, additions or appurtenances thereto, that are now or hereafter owned by the Grantors.

         "Exchange" shall have the meaning assigned to such term in the Preamble to this Agreement.

         "Exim Agreement" is that certain Export-Import Bank Loan and Security Agreement dated as of April 25, 2001, by and between the Grantors and SVB and all documents, instruments and agreements executed in conjunction therewith, each as may be amended from time to time.

         "Financial Asset" shall mean (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

         "General Intangibles" shall mean all choses in action and causes of action and all other assignable intangible personal property of the Grantors of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by the Grantors, including corporate or other business records, Deposit

Accounts, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, and other agreements), Intellectual Property, drawings, blueprints, customer lists, security and other deposits, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Grantors to secure payment by an Account Debtor of any of the Accounts Receivable, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Grantors against Collateral Agent, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance).

         "Grantors" shall have the meaning assigned to such term in the Preamble of this Agreement.

         "Intellectual Property" shall mean all intellectual and similar property of the Grantors of every kind and nature now owned or hereafter acquired by the Grantors, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation and registrations, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing, to the extent a security interest has been granted to SVB pursuant to the SVB Security Interest.

         "Inventory" shall mean all goods of the Grantors, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by the Grantors under contracts of service, or consumed in the Grantors' business, including raw materials, intermediates, work in process, goods in transit, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, all materials and supplies of every kind, nature and description which are or might be used or consumed in the Grantors' business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, all such goods that have been returned to or repossessed by or on behalf of the Grantors, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

         "Investment Property" shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of the Grantors, whether now owned or hereafter acquired by the Grantors.

         "License" shall mean any Patent License, Trademark License, Copyright License or other franchise agreement, license or sublicense to which any Grantor is a party.

         "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, operations, assets, conditions (financial or otherwise), operating results, liabilities or prospects of such Person and its Subsidiaries, taken as a whole.

         "New Debentures" shall have the meaning assigned to such term in the Preamble of this Agreement.

         "New Debenture Documents" shall mean each of the Purchase Agreement and the New Debentures dated as of the date hereof.

         "New Debenture Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

         "New Debenture Security Interest" shall have the meaning assigned to such term in Section 2.1.

         "New Investors" means the Persons listed on Schedule I hereto.

         "New Secured Parties" shall mean the New Investors and the Collateral Agent, in each case, together with their heirs, successors and permitted assigns.

         "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by the Grantors or which the Grantors otherwise has the right to license, is in existence, or granting to the Grantors any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of the Grantors under any such agreement.

         "Patents" shall mean all of the following now owned or hereafter acquired by the Grantors: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Perfection Certificate" shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Grantors.

         "Permitted Liens" shall mean the following: (i) purchase money security interests (including, without limitation, any leases which may be deemed purchase money security interests) in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by the Collateral Agent for the benefit of the New Secured Parties, which consent shall not be unreasonably withheld; (v) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vi) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (vii) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; (viii) the SVB Security Interest; (ix) liens arising from the Exim Agreement; and (x) liens securing the Existing Secured Obligations or created in connection with the Existing Debenture Documents. The Collateral Agent, for the benefit of the New Secured Parties, will have the right to require, as a condition to its consent under subsection (iv) above, that the holder of the additional security interest or lien sign intercreditor and subordination agreements satisfactory to the Collateral Agent and the Required Investors in their sole and absolute judgement.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

         "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include, (a) any claim of the Grantors against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by the Grantors, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by the Grantors or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by the Grantors, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Purchase Agreement" shall have the meaning assigned to such term in the Preamble to this Agreement.

         "Required Investors" has the meaning ascribed to it in the Collateral Agency and Intercreditor Agreement.

         "Securities" shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

         "Securities Account" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "Security Entitlements" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "Security Intermediary" shall mean (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Subordination Agreement" means the Subordination Agreement among the New Secured Parties and SVB, dated as of the date hereof, as such agreement may be amended from time to time.

         "SVB" shall mean Silicon Valley Bank.

         "SVB Facility" shall mean the Loan and Security Agreement, dated April 25, 2001, among the Company, SVB and the other party named therein, as such agreement may be amended, supplemented or replaced from time to time.

         "SVB Security Interest" shall mean the security interest granted by the Grantors to SVB in connection with the SVB Facility.

         "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to the Grantors any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

         "Trademarks" shall mean all of the following now owned or hereafter acquired by the Grantors: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

9.3      RULES OF CONSTRUCTION.
         ----------------------
         The rules of construction specified in Section 1.2 of the Purchase Agreement shall be applicable to this Agreement.

                                    ARTICLE X

                                SECURITY INTEREST

10.1     SECURITY INTEREST.
         ------------------
         As security for the payment or performance, as the case may be, in full of the New Debenture Obligations (including, without limitation, obligations owing to the Collateral Agent under the Collateral Agency and Intercreditor Agreement), each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the New Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the New Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "New Debenture Security Interest"). Without limiting the foregoing, the Collateral Agent for the benefit of the New Secured Parties is hereby authorized to file one or more financing statements, continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the New Debenture Security Interest granted by the Grantors, without the signature of the Grantors, and naming the Grantors as debtors and the Collateral Agent for the benefit of the New Secured Parties as secured party.

10.2     NO ASSUMPTION OF LIABILITY.
         ---------------------------
         The New Debenture Security Interest is granted as security only and shall not subject the Collateral Agent or any other New Secured Party to, or in any way alter or modify, any obligation or liability of the Grantors with respect to or arising out of the Collateral.


                                   ARTICLE XI

                         REPRESENTATIONS AND WARRANTIES

         Each Grantor represents and warrants to the Collateral Agent and the other New Secured Parties that:

11.1     NAME; TRADE NAMES AND STYLES; STATE OF INCORPORATION.
         -----------------------------------------------------
         The name of each Grantor and state of incorporation set forth in the Preamble to this Agreement is its correct name and state of incorporation. Listed on the Schedule are all prior names of each Grantor and all of such Grantor's present and prior trade names. Each Grantor shall give Collateral Agent 30 days' prior written notice before changing its name or doing business under any other name. Each Grantor has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

11.2     PLACE OF BUSINESS; LOCATION OF COLLATERAL.
         -----------------------------------------
         The address set forth in the Notice Section of the Purchase Agreement is each Grantor's chief executive office. In addition, each Grantor has places of business and Collateral is located only at the locations set forth on the

Schedule. Each Grantor will give the Collateral Agent at least 30 days' prior written notice before opening any additional place of business, changing its chief executive office, changing its state of formation or moving any of the Collateral to a location other than each Grantor's address or the present address of such Collateral.

11.3     TITLE AND AUTHORITY.
         --------------------
         Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant the New Debenture Security Interest hereunder and has full power and authority to grant to the Collateral Agent New Debenture Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

11.4     VALIDITY OF SECURITY INTEREST.
         ------------------------------
         New Debenture Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the New Debenture Obligations, (b) subject to the filings described in Section 10.1, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions. New Debenture Security Interest is and shall be prior to any other Lien on any of the Collateral, other than the Permitted Liens described in clauses (i) and (viii) of the definition thereof or as may arise nonconsensually by, and have priority solely by operation of applicable laws.

11.5     MAINTENANCE OF COLLATERAL.
         --------------------------
         Each Grantor will maintain the Collateral in good working condition, and each Grantor will not use the Collateral for any unlawful purpose. Each Grantor will immediately advise the Collateral Agent in writing of any material loss or damage to the Collateral.

11.6     COMPLIANCE WITH LAW.
         --------------------
         Each Grantor has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to the Collateral, including, but not limited to, those relating to such Grantor's ownership of real or personal property, the conduct and licensing of such Grantor's business, and all environmental matters.

11.7     ABSENCE OF OTHER LIENS.
         -----------------------
         The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. No Grantor has filed nor consented to the filing of
(a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral in the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any

Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document is still in effect, except, in each
(a), (b) and (c) above, for filings in connection with Permitted Liens.


                                   ARTICLE XII

                                    COVENANTS

12.1     RECORDS.
         --------
         Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

12.2     PROTECTION OF SECURITY.
         -----------------------
         Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the New Debenture Security Interest of the Collateral Agent, for the benefit of the New Secured Parties, in the Collateral and the priority thereof against any Lien which is not a Permitted Lien.

12.3     FURTHER ASSURANCES.
         -------------------
         Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the New Debenture Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent for the benefit of the New Secured Parties, duly endorsed in a manner satisfactory to the Collateral Agent.

12.4     TAXES; ENCUMBRANCES.
         --------------------
         At its option, the Collateral Agent for the benefit of the New Secured Parties may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral other than Permitted Liens, and may pay for the maintenance and preservation of the Collateral to the extent the Grantors fail to do so as required this Agreement, and the Grantors jointly and severally agree to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 12.4 shall be interpreted as excusing the Grantors from the performance of, or imposing any obligation on the Collateral Agent to cure or perform, any covenants or other promises of the Grantors with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the New Debenture Documents.

12.5     ASSIGNMENT OF SECURITY INTEREST.
         --------------------------------
         If at any time the Grantors shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, the Grantors shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties subject only to Permitted Liens. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

12.6     CONTINUING OBLIGATIONS OF THE GRANTORS.
         ---------------------------------------
         The Grantors shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor agrees to indemnify and hold harmless the Collateral Agent from and against any and all liability for such performance.

12.7     LIMITATION ON MODIFICATION OF ACCOUNTS.
         ---------------------------------------
         During the continuation of an Event of Default, no Grantor shall without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

12.8     LEGEND.
         -------
         Each Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the New Secured Parties and that the Collateral Agent has a security interest therein.

12.9     USE AND DISPOSITION OF COLLATERAL.
         ----------------------------------
         No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except for Permitted Liens. Unless and until the Collateral Agent for the benefit of the New Secured Parties, shall notify the Grantors that (i) an Event of Default (as defined in the New Debentures) shall have occurred and be continuing and (ii) during the continuance thereof no Grantor shall sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), each Grantor may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the New Debentures or any other Financing Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Collateral to be in the possession or control of any warehouseman, bailee, agent or processor at any time, other than Collateral that is in transit by any means, unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and each Grantor shall have obtained therefrom a written agreement in form and substance reasonably satisfactory to the Collateral Agent and the Required Investors to hold the Grantor subject to the New Debenture Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Collateral, whether arising by operation of law or otherwise.

12.10    COVENANTS REGARDING PATENT, TRADEMARK AND COPYRIGHT COLLATERAL.
         ---------------------------------------------------------------
         (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees, to the extent practicable, that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

         (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

         (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

         (d) Each Grantor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or United States Copyright Office) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

         (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent' security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes (and, prior to the occurrence of any Event of Default or Default (as defined in the New Debentures), such Grantors shall be notified of such filing), all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

         (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantors' business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

         (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantors' business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantors promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

         (h) Upon and during the continuance of an Event of Default (as defined in the New Debentures), each Grantor shall use its reasonable commercial efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designees.


                                  ARTICLE XIII

                                POWER OF ATTORNEY

         Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent for the benefit of the New Secured Parties (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent for the benefit of the New Secured Parties, upon the occurrence and during the continuance of an Event of Default (as defined in the New Debentures) (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent for the benefit of the New Secured Parties; and
(h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent for the benefit of the New Secured Parties, were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or (unless such action is the result of gross negligence or willful misconduct) to any claim or action against the Collateral Agent. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other New Debenture Documents with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any New Debentures, by law or otherwise.


                                   ARTICLE XIV

                                    REMEDIES

14.1     REMEDIES UPON DEFAULT.
         ----------------------
         (a) Upon the occurrence and during the continuance of an Event of Default (as defined in the New Debentures), each Grantor agrees to deliver each item of Collateral to the Collateral Agent for the benefit of the New Secured Parties on demand, and it is agreed that the Collateral Agent for the benefit of the New Secured Parties shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the New Debenture Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent for the benefit of the New Secured Parties, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing or contractual arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         (b) The Collateral Agent shall give the Grantors 10 days' prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Collateral Agent for the benefit of the New Secured Parties may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Collateral Agent from any Grantor as a credit against the purchase price, and such Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default (or defined in the New Debentures) shall have been remedied and the New Debenture Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

14.2     APPLICATION OF PROCEEDS.
         ------------------------
         The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as required pursuant to the terms of the Collateral Agency and Intercreditor Agreement.

         The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Collateral Agency and Intercreditor Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent, Secured Parties, or such officer or be answerable in any way for the misapplication thereof.

14.3     GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY.
         ----------------------------------------------
         For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to the extent that such license does not violate any then existing licensing arrangements (to the extent that waivers cannot be obtained) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and sufficient rights of quality control in favor of Grantor to avoid the invalidation of the Trademarks subject to the license. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent upon the occurrence and during the continuation of an Event of Default (as defined in the New Debentures); provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default (as defined in the New Debentures).


                                   ARTICLE XV

                                  MISCELLANEOUS

15.1     NOTICES.
         --------
         All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 8.3 of the Purchase Agreement. Any notice properly delivered to the Borrower shall be deemed notice properly delivered to eXstatic.

15.2     SECURITY INTEREST ABSOLUTE.
         ---------------------------
         All rights of the Collateral Agent hereunder, the New Debenture Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the New Debentures, any New Debentures Document, any agreement with respect to any of the New Debenture Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the New Debenture Obligations, or any other amendment or waiver of or any consent to any departure from the New Debentures, any New Debentures Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the New Debenture Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantors in respect of the New Debenture Obligations or this Agreement (other than payment in full of the New Debenture Obligations or the conversion of all (and not part) of the New Debentures into common stock of Exchange in accordance with the terms hereof).

15.3     SURVIVAL OF AGREEMENT.
         ----------------------
         All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Collateral Agent and the New Secured Parties and shall survive the consummation of the transactions contemplated by the New Debenture Documents, and the execution and delivery to the New Secured Parties of the New Debentures, regardless of any investigation made by the Collateral Agent or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

15.4     BINDING EFFECT ASSIGNMENT.
         --------------------------
         This Agreement shall be binding upon the Grantors and the Collateral Agent for the benefit of the New Secured Parties and their respective successors and assigns, and shall inure to the benefit of the Grantors, the Collateral Agent for the benefit of the New Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other New Debenture Documents.

15.5     SUCCESSORS AND ASSIGNS.
         -----------------------
         Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantors or the Collateral Agent for the benefit of the New Secured Parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

15.6     COLLATERAL AGENT' EXPENSES; INDEMNIFICATION.
         --------------------------------------------
         (a) The Grantors agree to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of the Grantors to perform or observe any of the provisions hereof.

         (b) Without limitation of its indemnification obligations under the New Debenture Documents, the Grantors jointly and severally agrees to indemnify the Collateral Agent against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral is a party thereto; provided that such indemnity shall not, as to the Collateral Agent, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of the Collateral Agent.

         (c) Any such amounts payable as provided hereunder or under the Collateral Agency or Intercreditor Agreement shall be additional New Debenture Obligations secured hereby and by the New Debenture Documents. The provisions of this Section 15.6 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other New Debentures, the consummation of the transactions contemplated hereby, the repayment of any of the New Debentures, the invalidity or unenforceability of any term or provision of this Agreement or any New Debentures, or any investigation made by or on behalf of the Collateral Agent. All amounts due under this Section 15.6 shall be payable on written demand therefor.

15.7     GOVERNING LAW.
         --------------
         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

15.8     WAIVERS; AMENDMENT.
         -------------------
         (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the New Secured Parties, under the New Debenture Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any New Debentures Document or consent to any departure by the Grantors therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Grantors in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantors with respect to which such waiver, amendment or modification is to apply.

15.9     WAIVER OF JURY TRIAL.
         ---------------------
         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE NEW DEBENTURE DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE NEW DEBENTURE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.9.

15.10    SEVERABILITY.
         -------------
         In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

15.11    COUNTERPARTS.
         -------------
         This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

15.12    HEADINGS.
         ---------
         Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

15.13    JURISDICTION; CONSENT TO SERVICE OF PROCESS.
         --------------------------------------------
         (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the New Debenture Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent may otherwise have to bring any action or proceeding relating to this Agreement or the New Debenture Documents against the Grantors or its properties in the courts of any jurisdiction.

         (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the New Debenture Documents in any New York State court or Federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

15.14    TERMINATION.
         ------------
         This Agreement and the New Debenture Security Interest shall terminate when all the New Debenture Obligations have been indefeasibly paid in full or all (and not part) of the New Debentures have been converted into common stock of Exchange, at which time the Collateral Agent shall execute and deliver to each Grantor, at each Grantor's expense, all UCC termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 15.14 shall be without recourse to or warranty by the Collateral Agent.

15.15    RIGHT OF SET-OFF.
         -----------------
         Each Grantor hereby grants to the Collateral Agent for the benefit of the New Secured Parties a lien, security interest and right of setoff as security for all New Debenture Obligations to the New Secured Parties, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Collateral Agent or any entity under the control of the Collateral Agent. At any time after the occurrence and during the continuance of an Event of Default (as defined in the New Debentures), without demand or notice, the Collateral Agent may set off the same or any part thereof and apply the same to any liability or obligation of the Grantors and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GRANTORS OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

15.16    COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT CONTROLS.
         -------------------------------------------------------
         Notwithstanding anything contrary herein or in the New Debenture Documents, the rights, benefits, priorities and interests of the Collateral Agent and the New Secured Parties (including, without limitation, with respect to the Collateral, the Proceeds thereof and exercise of rights, powers and remedies) shall be subject in all respects to the provisions of the Collateral Agency and Intercreditor Agreement. Each of the New Secured Parties, by its acceptance of the benefits hereof, (a) agrees to the terms and provisions hereof and of the Collateral Agency and Intercreditor Agreement, and (b) together with each Grantor, hereby acknowledges and agrees that the Collateral Agent (i) is acting for the benefit and at the direction of the New Secured Parties and, to the extent provided in the Collateral Agency and Intercreditor Agreement, the Existing Investors pursuant to the Collateral Agency and Intercreditor Agreement and (ii) shall have no liabilities or obligations hereunder except as expressly provided in the Collateral Agency and Intercreditor Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                GRANTORS:
                                --------

                                EXCHANGE APPLICATIONS, INC.,


                                By:
                                   ---------------------------
                                   Name: F. Daniel Haley
                                   Title: CFO


                                EXSTATIC SOFTWARE, INC.


                                By:
                                   ---------------------------
                                   Name: F. Daniel Haley
                                   Title: CFO


                                COLLATERAL AGENT:
                                -----------------

                                INSIGHT VENTURE PARTNERS IV
                                (Collateral Agent), LLC



                                By:
                                   ---------------------------
                                   Name:  Deven Parekh
                                   Title:  Managing Member

                                                                  Annex 1 to the
                                                              Security Agreement


                                    [Form Of]
                             PERFECTION CERTIFICATE

         Reference is made to the Securities Purchase Agreement dated as of August 27, 2001, (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), among EXCHANGE APPLICATIONS, INC., a Delaware corporation (the "Borrower"), EXSTATIC SOFTWARE, INC., a Washington corporation ("eXstatic", together with the Borrower, the "Grantors") and the secured parties (each a "Secured Party" and together, the "Secured Parties") identified on the signature page hereto. Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Purchase Agreement.

         The undersigned, a Financial Officer and a Legal Officer, respectively, of each Grantor, hereby certify to the Secured Parties and each other Secured
Parties:

         1. Names. (a) The exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation, is as follows:

              (b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

              (c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

              (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

              (e) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

         2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

         Grantor          Mailing Address           County            State
         -------          ---------------           ------            -----

              (b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an "*"):

         Grantor          Mailing Address           County            State
         -------          ---------------           ------            -----

              (c) Set forth below opposite the name of each Grantor are all the material places of business of such Grantor not identified in paragraph
         (a) or (b) above:

         Grantor          Mailing Address           County            State
         -------          ---------------           ------            -----

              (d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Collateral not identified above:

         Grantor          Mailing Address           County            State
         -------          ---------------           ------            -----

              (e) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

         Grantor          Mailing Address           County            State
         -------          ---------------           ------            -----

         3. Unusual Transactions. All Accounts Receivable have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

         4. UCC Filings. Duly signed financing statements on Form UCC-1 in substantially the form of Schedule 5 hereto have been prepared for filing in the Uniform Commercial Code filing office in each jurisdiction where any Grantor is domicile.

         5. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

         6.   [INTENTIONALLY OMITTED].

         7. Stock Ownership. Attached hereto as Schedule 8 is a true and correct list of all the duly authorized, issued and outstanding stock of each Subsidiary and the record and beneficial owners of such stock. Also set forth on Schedule 8 is each Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

         8. Notes. Attached hereto as Schedule 9 is a true and correct list of all notes held by each Subsidiary and all intercompany notes between each Grantor and each Subsidiary of such Grantor and between each Subsidiary of such Grantor and each other such Subsidiary.

         9. Advances. Attached hereto as Schedule 10 is (a) a true and correct list of all advances made by each Grantor to any Subsidiary of such Grantor or made by any Subsidiary of such Grantors to such Grantor or any other Subsidiary of such Grantor, which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Secured Parties, and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to any Grantor or any Subsidiary of such Grantor.

         10. Mortgage Filings. Attached hereto as Schedule 11 is a schedule setting forth, with respect to each Mortgaged Property, (i) the exact corporate name of the corporation that owns such property as such name appears in its certificate of incorporation, (ii) if different from the name identified pursuant to clause (i), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (iii) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Secured Parties to obtain a perfected security interest therein.



                                    * * * * *

         IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this 27th day of August, 2001.

                                GRANTORS:
                                --------

                                EXCHANGE APPLICATIONS, INC.,


                                By:
                                    ------------------------------
                                    Name: F. Daniel Haley
                                    Title: Chief Financial Officer


                                EXSTATIC SOFTWARE, INC.


                                By:
                                    ------------------------------
                                    Name: F. Daniel Haley
                                    Title: Chief Financial Officer


                                COLLATERAL AGENT:
                                ----------------

                                INSIGHT VENTURE PARTNERS IV
                                (COLLATERAL AGENT), LLC


                                By:
                                    ------------------------------
                                    Name:  Deven Parekh
                                    Title:  Managing Member

                                                                      SCHEDULE I
                                                                      ----------



INSIGHT VENTURE PARTNERS IV, L.P.
INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
INSIGHT VENTURE PARTNERS IV (FUND B), L.P.
INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.
SKP INVESTMENTS LLC
THK PRIVATE EQUITIES
DOBKIN FAMILY FOUNDATION
BOSTON PIPES, LLC
STEVE FRIEDMAN

                                    EXHIBIT E
                                    ---------

              Form of Collateral Agency and Intercreditor Agreement

                                    COLLATERAL AGENCY AND INTERCREDITOR
                                    AGREEMENT, dated as of August 29, 2001,
                                    among (i) EXCHANGE APPLICATIONS, INC., a
                                    Delaware corporation ("Exchange"), and
                                    EXSTATIC SOFTWARE, INC. (f/k/a Gino
                                    Boreland, Inc.), a Washington corporation
                                    ("eXstatic"; and together with Exchange, collectively, the "Grantors"); (ii) INSIGHT VENTURE PARTNERS IV, L.P. ("Partners IV"), INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P. ("Cayman IV"), INSIGHT VENTURE PARTNERS IV (FUND B), L.P. ("Fund B IV"), INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P. ("Co-Investors IV"; and, together with Partners IV, Cayman IV, Fund B IV, and their respective successors and assigns, collectively, the "Existing Investors");
                                    (iii) the Persons listed on Schedule I
                                    hereto as New Investors which are party
                                    hereto, together with their respective
                                    successors and assigns (the "New
                                    Investors"); and (iv) INSIGHT VENTURE
                                    PARTNERS IV (COLLATERAL AGENT), LLC as
                                    Collateral Agent, together with its
                                    successors, the "Collateral Agent".

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Grantors and the Existing Investors have entered into the Existing Debenture Documents and the Grantors have caused their obligations thereunder to be secured pursuant to the Existing Security Agreement;

         WHEREAS, concurrently herewith, the Grantors and the New Investors are entering into the New Debenture Documents and the Grantors are causing their obligations thereunder to be secured pursuant to the New Security Agreement;

         WHEREAS, the New Investors desire to appoint the Collateral Agent as their agent under the New Security Agreement and to hold the Collateral and exercise rights, powers and remedies for their benefit; and

         WHEREAS, the parties hereto desire to set forth certain agreements among them with respect to the Security Documents, the Collateral, and the exercise of certain rights, powers and remedies.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE XVI

                                   DEFINITIONS

16.1     DEFINED TERMS.
         --------------
         As used herein, the following terms, and the single and plural thereof shall have the following meanings:

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in this definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Securities, by contract or otherwise.

         "Aggregate Convertible Debentures" has the meaning assigned to it in the New Purchase Agreement.

         "Business Day" means each day except for Saturday, Sunday, Federal holidays and any other state-recognized holidays in the States of New York and Massachusetts.

         "Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

         "Collateral" shall mean all the properties and assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising, in which any of the Collateral Agent, the Existing Investors or the New Secured Parties have been granted a lien or security interest pursuant to any of the Security Documents and all Proceeds thereof, including, without limitation, the Existing Collateral and the New Collateral.

         "Collateral Agent" shall have the meaning given thereto in the preamble hereof.

         "Debenture Documents" shall mean the Existing Debenture Documents and the New Debenture Documents, collectively.

         "Debenture Obligations" shall mean at any time, the sum (without duplication) of (a) the Existing Debenture Obligations, and (b) the New Debenture Obligations (it being understood that Persons who are Existing Investors may also be New Investors and hold both Existing Debenture Obligations and New Debenture Obligations and Persons who are New Investors may also be Existing Investors and hold both Existing Debenture Obligations and New Debenture Obligations, and, in any such case, there shall not be deemed to be any duplication).

         "Default" shall mean any Default or Event of Default under, and as such terms are defined in, any Debenture Documents.

         "Designated Investor Majority" means any two Designated Investors who hold Aggregate Convertible Debentures with an aggregate face or principal amount equal to at least 67% of the aggregate face or principal amount of the Aggregate Convertible Debentures then held by the third Designated Investor; provided, however, that if no such Designated Investor Majority exists at such time, then the term "Designated Investor Majority" shall mean Investors holding at least 40% of the aggregate principal or face amount of Aggregate Convertible Debentures then outstanding.

         "Designated Investors" means Insight, Boston Pipes, LLC and THK Private Equities, in each case, together will all Affiliates thereof.

         "Dollars" and "$" shall mean lawful currency of the United States of America.

         "Existing Collateral" shall mean the Collateral in which a security interest is created in favor of the Existing Investors under the Existing Security Agreement.

         "Existing Debentures" shall mean, collectively, (i) 12% Convertible Debenture in the aggregate principal amount of U.S. $7,318,307.37, and (ii) the 12% Convertible Debenture in the aggregate principal amount of U.S. $5,055,890.41, both (i) and (ii) issued by the Grantors to the Existing Investors on August 29, 2001 (amending, respectively (a) the 12% Convertible Debenture in the aggregate principal amount of U.S. $7,241,307.37, and (b) the 12% Convertible Debenture in the aggregate principal amount of U.S. $5,000,000, both (a) and (b) issued by the Grantors to the Existing Investors on July 26,
2001).

         "Existing Debenture Documents" shall mean, collectively, the Existing Purchase Agreement, the Existing Debentures, the Existing Security Agreement and all other documents, instruments and agreements in connection therewith.

         "Existing Debenture Obligations" shall mean, at any time, the sum (without duplication) of (a) the aggregate principal or face amount of the Existing Debentures and the aggregate amount of accrued and unpaid interest thereon at such time, and (b) the aggregate amount of all other monetary obligations of the Grantors that are accrued, identified and owing at such time to any Existing Investor under any Existing Debenture Document, including, without limitation, indemnification and expense reimbursement obligations.

         "Existing Investors" shall have the meaning given thereto in the preamble hereof.

         "Existing Purchase Agreement" shall mean the Securities Purchase Agreement among the Existing Investors and the Grantors, dated as of July 26, 2001, as amended, modified, supplemented and restated from time to time.

         "Existing Secured Obligations" shall mean the Obligations as such term is defined in the Existing Security Agreement.

         "Existing Security Agreement" shall mean the Security Agreement, dated as of July 26, 2001, among the Grantors and the Existing Investors, as amended, modified, supplemented and restated from time to time.

         "Investors" shall mean the Existing Investors and the New Investors, collectively (it being understood that Persons who are Existing Investors may also be New Investors and hold both Existing Debenture Obligations and New Debenture Obligations and Persons who are New Investors may also be Existing Investors and hold both Existing Debenture Obligations and New Debenture Obligations, and, in any such case, there shall not be deemed to be any duplication).

         "New Collateral" shall mean the Collateral in which a security interest is created in favor of the Collateral Agent for the benefit of the New Secured Parties under the New Security Agreement.

         "New Debentures" shall mean, collectively, the U.S. $15,500,000 in principal amount 12% Senior Secured Convertible Debentures issued by the Grantors to the New Investors dated as of the date hereof.

         "New Debenture Documents" shall mean, collectively, the New Purchase Agreement, the New Debentures, the New Security Agreement and all other documents, instruments and agreements in connection therewith.

         "New Debenture Obligations" shall mean, at any time, the sum (without duplication) of (a) the aggregate principal or face amount of the New Debentures and the aggregate amount of accrued and unpaid interest thereon at such time, and (b) the aggregate amount of all other monetary obligations of the Grantors that are accrued, identified and owing at such time to any New Investor under any New Debenture Document, including, without limitation, indemnification and expense reimbursement obligations.

         "New Investors" shall have the meaning given thereto in the preamble hereof.

         "New Purchase Agreement" shall mean the Securities Purchase Agreement among the New Investors and the Grantors, dated as of the date hereof, as amended, modified, supplemented and restated from time to time.

         "New Secured Obligations" shall mean the New Debenture Obligations as such term is defined in the New Security Agreement.

         "New Secured Parties" shall mean the New Investors and the Collateral Agent.

         "New Security Agreement" shall mean the Security Agreement, dated as of the date hereof, among the Grantors and the New Investors, as amended, modified, supplemented and restated from time to time.

         "Notice of Default" shall have the meaning given thereto in Section
2.1.

         "Person" shall mean any individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Proceeds" shall mean all proceeds within the meaning of the Code.

         "Ratable Basis" shall mean, with respect to any Investor, the ratable interest or amount of such Investor determined ratably in accordance with the portion of the Aggregate Convertible Debentures held by such Investor in relation to the total amount of the Aggregate Convertible Debentures held by all Investors collectively.

         "Required Investors" shall mean Investors holding more than 51% of the aggregate principal or face amount of the Debenture Obligations in respect of the Aggregate Convertible Debentures then outstanding.

         "Secured Obligations" shall mean Existing Secured Obligations and the New Secured Obligations, collectively.

         "Secured Parties" shall mean, collectively, the Existing Investors and the New Secured Parties, collectively.

         "Security Documents" shall mean the Existing Security Agreement and the New Security Agreement, collectively.

16.2     OTHER DEFINITIONAL PROVISIONS.
         ------------------------------
         The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation".


                                  ARTICLE XVII

                          DEFAULTS; RIGHTS AND REMEDIES

17.1     NOTICE OF DEFAULT.
         ------------------
         Upon any Grantor becoming aware of the occurrence of any Default, such Grantor shall promptly notify the Collateral Agent of the Default in writing, describing in reasonable detail the nature of such Default (any such notice, "Notice of Default"). Upon acquiring knowledge of any Default, to the extent that the Investors have not previously received a Notice of Default in respect of such Default, each Investor shall endeavor to provide the Notice of Default to the Collateral Agent and each other Investor.

17.2     GENERAL AUTHORITY OF THE COLLATERAL AGENT; REMEDIES NOT EXCLUSIVE.
         ------------------------------------------------------------------
         (a) Upon receipt by the Collateral Agent of a Notice of Default, the Collateral Agent shall at the request of a Designated Investor Majority and on behalf of the Secured Parties exercise the rights and remedies and take the actions as provided in this Agreement, in Security Documents and under applicable law in accordance with the direction of such Designated Investor Majority as provided herein. Each Secured Party and each Grantor hereby agrees that the Collateral Agent shall have the authority and discretion to exercise all such rights and remedies and take all such action.

         (b) No remedy conferred upon or reserved to the Collateral Agent herein or in any Security Document is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein, in any Security Document or now or hereafter existing at law or in equity or by statute.

         (c) No delay by the Collateral Agent in exercising, or failure by the Collateral Agent to exercise, any right, remedy or power hereunder or under any Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given to the Collateral Agent under this Agreement or any Security Document may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent or a Designated Investor Majority.

17.3     WAIVER AND ESTOPPEL.
         --------------------
         (a) To the extent permitted by applicable law, each Grantor hereby agrees that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any Security Document and, to the extent permitted by applicable law, waives all benefit or advantage of all such laws, and each Grantor hereby covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement or any Security Document but will suffer and permit the execution of every such power as though no such law were in force.

         (b) To the extent permitted by applicable law, each Grantor, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

         (c) Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Debenture Document or any Security Document) in connection with this Agreement and the Security Documents, and any action taken by the Collateral Agent with respect to the Collateral.

17.4     LIMITATION ON COLLATERAL AGENT'S DUTY IN RESPECT OF COLLATERAL.
         ---------------------------------------------------------------
         Beyond its duties as to the custody thereof expressly provided herein or in any Security Document and to account to the Secured Parties and the Grantors for monies and other property received by it hereunder or under any Security Document, the Collateral Agent shall not have any duty to the Grantors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except to treat such Collateral in its possession with the same degree of care as it affords its own property and in accordance with applicable law.

17.5     LIMITATION BY LAW.
         ------------------
         All rights, remedies and powers provided herein or in any Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

17.6     RIGHTS OF SECURED PARTIES UNDER DEBENTURE DOCUMENTS.
         ----------------------------------------------------
         Notwithstanding any other provision of this Agreement, (a) the right of each Investor (i) to receive payment of the Debenture Obligations held by such Investor when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Debenture Document (ii) to convert all or any portion of the Aggregate Convertible Debentures held by such Investor or
(iii) with respect to any indemnity or reimbursement claim against any Grantor not arising in connection with any Default, to institute suit or to obtain a judgment for the collection of such Debenture Obligations or to enforce any such judgment on or after such due date, and to otherwise exercise the rights and remedies as a general creditor in accordance with the Debenture Document to which it is a party, in each case, in accordance with the applicable provisions of the Debenture Documents; and (b) the obligation of each Grantor to pay such Debenture Obligation when due, shall not be impaired or affected except as provided in such Debenture Document.


                                  ARTICLE XVIII

                    RANKING; REQUIRED INVESTORS; APPLICATIONS

18.1     PARI PASSU OBLIGATIONS.
         -----------------------
         The Existing Investors hereby consent to the incurrence of the New Debenture Obligations and the creation of the security interest in the New Collateral to secure the New Secured Obligations. Notwithstanding anything to the contrary, each of the Grantors, the Existing Investors and the New Investors hereby agrees that (i) the (x) Existing Secured Obligations and the (y) New Secured Obligations shall constitute pari passu obligations of the Grantors, both x and y shall be senior to all other obligations of the Grantors except as expressly provided in the Debenture Documents, (ii) as between the Existing Investors and the New Secured Parties, the security interest in the Existing Collateral in favor of the Existing Investors and the security interest in the New Collateral in favor of the Collateral Agent for the benefit of the New Secured Parties shall be of equal ranking and priority, (iii) the rights and interests of each Investor in respect of the Debenture Obligations, Secured Obligations, the Collateral and all other matters related thereto shall be determined on a Ratable Basis in accordance with the provisions of this Agreement, (iv) all rights, interests and priorities with respect to the Collateral, the Proceeds thereof, the exercise of any rights or remedies or the taking of any action under any Security Document and any matters related thereto shall be governed by the terms of this Agreement, and (v) the Secured Parties shall share the Collateral and all Proceeds thereof on a Ratable Basis in accordance with the terms of this Agreement.

18.2     REQUIRED INVESTORS.
         -------------------
         Each Investor agrees that (i) it shall not take any action to accelerate Debenture Obligations or enforce any liens under any Security Document with respect to any Aggregate Convertible Debentures (except as permitted in Section 17.6) without the written consent or authorization of a Designated Investor Majority, (ii) except as provided in Section 17.2, the Collateral Agent shall not be required to exercise any applicable rights or remedies, or take any applicable actions, whether under this Agreement, any Debenture Document, any Security Documents or applicable law, unless directed by a Designated Investor Majority (except as permitted in Section 17.6), and (iii) notwithstanding the provisions of clause (ii), the Collateral Agent may exercise any rights and remedies and take any actions, whether under this Agreement, any Security Documents or applicable law, in the absence of any such direction, without liability, if the Collateral Agent believes in good faith that (A) time is of the essence in preserving the rights and interests of the Secured Parties hereunder and under the Security Documents and (B) the failure to exercise or take any such rights, remedies or actions promptly could adversely affect the rights and interests of the Secured Parties. No Default under any of the Aggregate Convertible Debentures may be declared or waived, as the case may be, without the consent of a Designated Investor Majority.

18.3     APPLICATION OF MONIES.
         ----------------------
         (a) Notwithstanding anything to the contrary in any Security Document, all Proceeds of Collateral and any other monies received by any Investor under, or in connection with, any Security Document shall be promptly remitted to the Collateral Agent for application pursuant to this Agreement.

         (b) All Proceeds of Collateral and any other moneys received by the Collateral Agent, whether from any Investor pursuant to Section 3.3(a) or under, or in connection with, any Security Document, shall be distributed and applied as follows:

              First: to the Collateral Agent, in an amount equal to any unpaid costs or expenses of the Collateral Agent incurred in performing its duties hereunder and under any Security Documents;

              Second: to the Secured Parties, in an amount equal to all sums which constitute Secured Obligations then held by the Secured Parties, on a Ratable Basis, including without limitation the unpaid principal or face amount of, and unpaid interest on and other charges, if any, in respect of, the Secured Obligations then outstanding whether or not due and payable and the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Debenture Documents and Security Documents; and

              Third: any surplus then remaining shall be paid to the Grantors or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

18.4     NO LIABILITY.
         -------------
         The Collateral Agent shall have no liability to the Grantors or any of the Secured Parties for any actions, distributions or applications taken or made pursuant to this Article XVIII in good faith. If any Secured Party receives an amount in excess of the amount to which it was entitled to receive pursuant to
Section 3.3(b), then such Secured Party shall pay such excess to the Collateral Agent pursuant to Section 3.3(a) for further application in accordance with
Section 3.3(b) as soon as practicable after the existence of such overstatement shall have been determined. Each Secured Party agrees to act in accordance with this Agreement and not take any action inconsistent herewith.


                                   ARTICLE XIX

                        AGREEMENTS WITH COLLATERAL AGENT


19.1     DELIVERY OF AMENDMENTS, ETC.
         ----------------------------
         The Grantors shall deliver to the Collateral Agent, promptly upon the execution thereof, a true and complete copy of all amendments, supplements or other modifications to any Debenture Document.

19.2     EXPENSES.
         ---------
         Each Grantor, jointly and severally, agrees to pay to the Collateral Agent, from time to time upon demand, all of the fees, costs and out-of-pocket expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Agent shall reasonably elect to retain) (a) arising in connection with the preparation, execution, delivery, modification, and termination of or performance under this Agreement and any Security Document or the enforcement of any of the provisions hereof or thereof, (b) incurred or required to be advanced in connection with the administration of the Collateral, the sale or other disposition of Collateral pursuant to any Security Document and the preservation, protection, enforcement or defense of the Collateral Agent's rights under this Agreement and the Security Documents and in and to the Collateral in accordance with the terms hereof or thereof or (c) incurred by the Collateral Agent in connection with the replacement of the Collateral Agent as provided in this Agreement. The obligations of each Grantor under this subsection shall survive (i) the termination of this Agreement, and (ii) the resignation or removal of the Collateral Agent.

19.3     STAMP AND OTHER SIMILAR TAXES.
         ------------------------------
         Each Grantor, jointly and severally, agrees to indemnify and hold harmless the Collateral Agent and each Secured Party from any present or future claim for liability for any stamp or any other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document, or any Collateral. The obligations of each Grantor under this subsection shall survive
(i) the termination of this Agreement, and (ii) the resignation or removal of the Collateral Agent.

19.4     FILING FEES, EXCISE TAXES, ETC.
         -------------------------------
         Each Grantor, jointly and severally, agrees to pay or to reimburse the Collateral Agent for any and all payments made by the Collateral Agent in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Agreement and the Security Documents. The obligations of each Grantor under this subsection shall survive
(i) the termination of this Agreement, and (ii) the resignation or removal of the Collateral Agent.

19.5     INDEMNIFICATION.
         ----------------
         Each Grantor, jointly and severally, agrees to pay, indemnify, and hold the Collateral Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the fees and disbursements and other charges of counsel) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Security Documents or any other Debenture Documents or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing, unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the indemnified party, including, without limitation, indemnification of the Collateral Agent for liabilities of the Collateral Agent for the net amount of taxes (after taking into account any deduction, credit or other tax reduction or benefit available by reason of the imposition of such tax) in any jurisdiction in which the Collateral Agent would not otherwise be subject to tax except solely by reason of acting under this Agreement or any Security Document (directly or through agents).

         In any suit, proceeding or action brought by the Collateral Agent under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof in accordance with the provisions hereof and of the Security Documents, each Grantor, jointly and severally, will save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from such Grantor and all such obligations of each Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Collateral Agent. The obligations of each Grantor under this Section 19.5 shall survive (i) the termination of this Agreement, and (ii) the resignation or removal of the Collateral Agent.

19.6     FURTHER ASSURANCES.
         -------------------
         At any time and from time to time, upon the written request of the Collateral Agent, and at the expense of the Grantors (on a joint and several basis), each Grantor and Secured Party will promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent reasonably requests to obtain the full benefits of this Agreement and the Security Documents and of the rights and powers herein and therein granted or to cause any Collateral to be subject to a perfected security interest of the Collateral Agent to be so subject, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted under the Security Documents. Each Grantor also hereby authorizes the Collateral Agent to sign and to file any such documents, instruments or financing or continuation statements without the signature of such Grantor to the extent permitted by applicable law, but in no way is the Collateral Agent obligated to do so.


                                   ARTICLE XX

                              THE COLLATERAL AGENT

20.1     APPOINTMENT.
         ------------
         (a) Each New Investor hereby irrevocably designates and appoints the Collateral Agent as the agent of such New Investor under this Agreement and the Security Documents and each New Investor irrevocably (i) directs the Collateral Agent to enter into this Agreement and the New Security Agreement, and (ii) authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any New Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into Agreement and the Security Documents or otherwise exist against the Collateral Agent.

         (b) Each of the Grantors and the Existing Investors hereby agree that, notwithstanding anything to the contrary in the Existing Security Agreement, the Existing Investors may execute any of their respective duties, rights, powers and remedies as secured parties under the Existing Debenture Documents by or through agents or attorneys-in-fact. Each Existing Investor hereby designates and appoints the Collateral Agent as the agent and attorney-in-fact of such Existing Investor under this Agreement and the Security Documents and each Existing Investor authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Existing Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into Agreement and the Security Documents or otherwise exist against the Collateral Agent.

20.2     DELEGATION OF DUTIES.
         ---------------------
         The Collateral Agent may execute any of its duties under this Agreement, the Security Documents and the Guarantee by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

20.3     EXCULPATORY PROVISIONS.
         -----------------------
         Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the Security Documents (except to the extent that any of the foregoing resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Grantors or any officer thereof contained in this Agreement, the Security Documents or any other Debenture Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement, the Security Documents or any other Debenture Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Documents or any other Debenture Documents or for any failure of the Grantors to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Security Documents or any other Debenture Documents, or to inspect the properties, books or records of the Grantors.

20.4     RELIANCE BY COLLATERAL AGENT.
         -----------------------------
         The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Grantor or any of its Subsidiaries), independent accountants and other experts selected by the Collateral Agent with reasonable care. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement, or the Debenture Documents unless it shall first receive such advice or concurrence of a Designated Investor Majority as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, or the Debenture Documents in accordance with a request of a Designated Investor Majority, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties and all future holders of the Secured Obligations.

20.5     NON-RELIANCE ON COLLATERAL AGENT OR OTHER SECURED PARTIES.
         ----------------------------------------------------------
         Each Secured Party expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Grantors or any affiliate thereof, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Grantors and their affiliates and made its own decision to extend credit to the Grantors and enter into this Agreement and the Debenture Documents to which it is a party. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the Security Documents or any other Debenture Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Grantors and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Grantors or any affiliate which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

20.6     INDEMNIFICATION.
         ----------------
         The Secured Parties agree to pay, indemnify and hold harmless the Collateral Agent in its capacity as such (to the extent not reimbursed by the Grantor after the Collateral Agent shall have reasonably pursued such reimbursement and without limiting the obligation of the Grantor to do so), ratably according to the amounts of Secured Obligations held by them on the date on which indemnification is sought hereunder (or, if indemnification is sought after the date upon which the Secured Obligations shall have been paid in full, ratably in accordance with the amounts of Secured Obligations held by them immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including without limitation, the fees and disbursements and other charges of counsel) or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Debenture Obligations) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the Security Documents or any other Debenture Documents or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Collateral Agent's gross negligence or willful misconduct. The agreements in this Section
20.6 shall survive (i) the termination of this Agreement and (ii) the resignation of the Collateral Agent.

20.7     COLLATERAL AGENT IN ITS INDIVIDUAL CAPACITY.
         --------------------------------------------
         The Collateral Agent, in its individual capacity, and its affiliates may make loans to, invest in and generally engage in any kind of business with the Grantors or any of their affiliates as though the Collateral Agent were not the Collateral Agent. With respect to Secured Obligations held by it or any of its affiliates, the Collateral Agent or such affiliate shall have the same rights and powers under this Agreement, the Security Documents or any other Debenture Documents as any Secured Party or Investor and may exercise the same as though it were not the Collateral Agent, and the terms "Secured Party" and "Secured Parties" shall include the Collateral Agent in its individual capacity.

20.8     SUCCESSOR AGENT.
         ----------------
         The Collateral Agent may resign as Collateral Agent upon 30 days' notice to the Secured Parties and the Grantors and may be removed at any time by a Designated Investor Majority. If the Collateral Agent shall resign or be removed as Collateral Agent under this Agreement, then the Required Investors shall appoint from among the Secured Parties a successor collateral agent for the Secured Parties, whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any Secured Party. After any retiring Collateral Agent's resignation or removal as Collateral Agent hereunder, the provisions of this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement, the Security Documents or any other Debenture Documents. The resigning Collateral Agent will take such actions as shall be reasonably required to transfer and deliver the Collateral to the successor Collateral Agent.


                                   ARTICLE XXI

                                  MISCELLANEOUS

21.1     NOTICES.
         --------
         Unless otherwise specified herein or in the relevant Security Document, all notices, requests, demands or other communications pursuant to this Agreement or any Security Document given to any Grantor, the Collateral Agent, or any Secured Party to be effective shall be given in writing or by facsimile transmission and shall be deemed to have been duly given when personally delivered or when duly deposited in the mails, registered or certified mail postage prepaid, or if transmitted by facsimile transmission, when received in legible form.

21.2     NO WAIVERS.
         -----------
         No failure on the part of the Collateral Agent or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement, the Security Documents or any other Debenture Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

21.3     AMENDMENTS, SUPPLEMENTS, WAIVERS AND RELEASES.
         ----------------------------------------------
         (a) With the written consent of the Required Investors, the Collateral Agent and the Grantors may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to, or waiving any provisions of, this Agreement or changing in any manner the rights of the Collateral Agent, the Secured Parties or the Grantors hereunder; provided that no such supplemental agreement shall (i) (A) amend, modify or waive any provision of this Section
21.3 without the written consent of each Secured Party affected thereby, (B) amend, modify or waive any provision of Article III, Sections 2.2 or 2.6, or the definitions of "Secured Obligations", "Designated Investors", "Secured Parties", "Required Investors", "Designated Investor Majority", "Debenture Obligations" or any other defined term used in such definitions or in such Article or Sections, without the consent of each of the Designated Investors or (ii) amend, modify, or waive any provisions of Article III or Article V or alter the duties, rights or obligations of the Collateral Agent hereunder or under the Security Documents without the written consent of the Collateral Agent. Any such supplemental agreement shall be binding upon each Grantor, the Secured Parties and the Collateral Agent and their respective successors and assigns.

         (b) With the written consent of each of the Designated Investors, the Collateral Agent and the Grantors may, from time to time, enter into written agreements supplemental to such Security Document for the purpose of adding to, or waiving any provisions of, such Security Document or changing in any manner the rights of the Collateral Agent, the Secured Parties or the Grantors thereunder. Any such supplemental agreement shall be binding upon each Grantor, the Secured Parties and the Collateral Agent and their respective successors and assigns.

         (c) Without the consent of any Investor or Secured Party, the Collateral Agent and the Grantors, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any Security Document, in form satisfactory to the Collateral Agent, (i) to add to the covenants of the Grantor for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the Grantors; or (ii) to cure any ambiguity, to correct or supplement any provision herein or in any Security Document which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof.

21.4     HEADINGS.
         ---------
         The headings of Sections have been included herein for convenience only and should not be considered in interpreting this Agreement.

21.5     SEVERABILITY.
         -------------
         It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

21.6     SUCCESSORS AND ASSIGNS.
         -----------------------
         This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

21.7     GOVERNING LAW.
         --------------
         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21.8     SUBMISSION TO JURISDICTION; WAIVERS.
         ------------------------------------
         Each Grantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth on the signature pages hereof or at such other address of which the parties hereto shall have been notified pursuant hereto; and

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

21.9     COUNTERPARTS.
         -------------
         This Agreement may be signed in any number of original or facsimile counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

21.10    TERMINATION.
         ------------
         This Agreement shall automatically terminate (except such provisions which are expressly stated to survive the termination hereof) when (i) the liens and security interests granted under the Security Documents have terminated and
(ii) the Collateral has been released and the Secured Obligations have been indefeasibly paid and performed in full.

21.11    WAIVER OF JURY TRIAL.
         ---------------------
         BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.



                                EXCHANGE APPLICATIONS, INC.


                                By:
                                    ------------------------------
                                    Name:
                                    Title: Chief Financial Officer


                                Address for Notices:

                                Attention:
                                Fax:


                                EXSTATIC SOFTWARE, INC.


                                By:
                                    ------------------------------
                                    Name: F. Daniel Haley
                                    Title: Chief Financial Officer

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.


                                INSIGHT VENTURE PARTNERS IV
                                (COLLATERAL AGENT), LLC
                                as Collateral Agent


                                By:
                                    ------------------------------
                                    Name: Deven Parekh
                                    Title: Managing Member


                                Address for Notices:

                                Attention:
                                Fax:

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                         NEW INVESTORS


                         INSIGHT VENTURE PARTNERS IV, L.P.
                         INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
                         INSIGHT VENTURE PARTNERS IV (FUND B), L.P.
                         INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.
                         By: Insight Venture Associates IV, L.L.C., the general partner of each of the foregoing limited partnerships


                         By:
                             ---------------------------------------
                             Name:
                             Title:



                         Address for Notices:

                         Attention:
                         Fax:

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                SKP INVESTMENTS LLC


                                By:
                                   -------------------------------
                                   Name:
                                   Title:



                                Address for Notices:

                                Attention:
                                Fax:

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                THK PRIVATE EQUITIES

                                By:
                                   -------------------------------
                                   Name: Theodore H. Kruttschnitt
                                   Title: Principal



                                Address for Notices:

                                THK Private Equities
                                c/o Theodore H. Kruttschnitt
                                1730 So. El Camino Real, Suite 400
                                San Mateo, CA 94402

                                Fax: (650) 525-9345

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.


                                DOBKIN FAMILY FOUNDATION


                                By:
                                   -------------------------------
                                   Name:  Eric Dobkin
                                   Title: Trustee


                                Address for Notices:

                                160 Old Church Lane
                                Pound Ridge, NY  10576
                                (914) 764-0944

                                Attention:  Eric Dobkin
                                Fax:

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                BOSTON PIPES, LLC


                                By:
                                    ------------------------------
                                    Name:
                                    Title:


                                Address for Notices:

                                2373 Broadway, Suite 1208
                                New York, NY  10024

                                Fax: (646) 435-0726

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.




                                ----------------------------------
                                STEVE FRIEDMAN


                                Address for Notices:

                                9625 Snake River Drive
                                Jackson, WY  83001

                                Fax: (307) 734-0186

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                EXISTING INVESTORS


                                INSIGHT VENTURE PARTNERS IV, L.P.
                                INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
                                INSIGHT VENTURE PARTNERS IV (FUND B), L.P.
                                INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.

                                By: Insight Venture Associates IV, L.L.C., the
                                    general partner to each of the
                                    above-referenced entities:



                                By:
                                    ------------------------------
                                    Name: Deven Parekh
                                    Title:


                                Address for Notices:

                                680 Fifth Avenue, 8th Floor
                                New York, N.Y. 10019
                                Attention: Deven Parekh

                                Fax:

                                                                      Schedule I
                                                                      ----------



                                  New Investors


INSIGHT VENTURE PARTNERS IV, L.P.
INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
INSIGHT VENTURE PARTNERS IV (FUND B), L.P.
INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.
SKP INVESTMENTS LLC
THK PRIVATE EQUITIES
DOBKIN FAMILY FOUNDATION
BOSTON PIPES, LLC
STEVEN FRIEDMAN

                                    EXHIBIT F
                                    ---------

                         Form of Subordination Agreement


                                                                 August 28, 2001

Silicon Valley Bank
3003 Tasman Drive
Santa Clara, California 95054

                    Exchange Applications, Inc. ("Exchange") and eXstatic Software, Inc. ("eXstatic")

Ladies and Gentlemen:

         Reference is made to the Subordination Agreement, dated as of April 25, 2001, by and between Insight Capital Partners IV, L.P., Insight Capital Partners (Cayman) IV, L.P., Insight Capital Partners IV (Fund B), L.P. and Insight Capital Partners IV (Co-Investors), L.P. (collectively, together with their successors and assigns, "Insight") and Silicon Valley Bank (the "Bank"), as amended, supplemented and otherwise modified from time to time (including by the Letter Agreement, dated June 1, 2001, and the Letter Agreement, dated July 26, 2001 among Insight and the Bank and this Agreement) (the "Subordination Agreement"). Capitalized terms used and not otherwise defined herein (including in the acknowledgement set forth on the signature page hereto) shall have the meanings attributed thereto in the Subordination Agreement.

         Pursuant to the terms of the Securities Purchase Agreement, dated August 27, 2001, among Exchange, eXstatic Software, Inc., a Washington corporation ("eXstatic" together with Exchange, the "Borrowers"), SKP Investments LLC, THK Private Equities, Eric Dobkin, Boston Pipe, LLC and Insight (collectively, the "Creditors") (the "Securities Purchase Agreement"), the Creditors intend to purchase $15 million in Senior Secured Convertible Debentures of the Borrowers (the "Convertible Debentures") bearing interest at 12% per annum and having a January 10, 2005 maturity. The Convertible Debentures will be evidenced by separate debentures, will be issued pursuant to the Securities Purchase Agreement and will be secured pursuant to the Security Agreement, dated August 27, 2001, among the Creditors and the Borrowers (the "Security Agreement," together with the Securities Purchase Agreement, the Convertible Debentures and the other documents and instruments contemplated thereby, the "Financing Documents").

         We hereby agree as follows:

         All principal and interest payable by the Borrowers to the Creditors under the Financing Documents, whether presently existing or arising in the future, shall constitute Subordinated Debt under and as defined in the Subordination Agreement.

         Subject to the proviso at the end of the second sentence of Section 3 of the Subordination Agreement, the Creditors shall be entitled to receive payments by the Borrowers of expenses incurred in connection with the Financing Documents as provided for by Section 8.16 of the Securities Purchase Agreement and Section 8 of the Convertible Debenture.

         The Creditors hereby acknowledge and agree that any and all references in the Subordination Agreement to "Borrower" shall collectively mean and refer to Exchange and eXstatic, as fully and completely as if eXstatic had been originally named therein.


                                      *****

         Except as modified and supplemented by this Agreement, the Subordination Agreement is and shall continue to be in full force and effect.

                                Very truly yours,

                                INSIGHT VENTURE PARTNERS IV, L.P.
                                INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
                                INSIGHT VENTURE PARTNERS IV (FUND B), L.P.
                                INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.
                                By: Insight Venture Associates IV, L.L.C., the general partner of each of the foregoing limited partnerships


                                By:
                                    --------------------------
                                    Name:  Deven Parekh
                                    Title:  Managing Member

         Except as modified and supplemented by this Agreement, the Subordination Agreement is and shall continue to be in full force and effect.


                                SKP INVESTMENTS LLC


                                By:
                                    --------------------------
                                    Name:
                                    Title:

         Except as modified and supplemented by this Agreement, the Subordination Agreement is and shall continue to be in full force and effect.


                                THK PRIVATE EQUITIES


                                By:
                                    ------------------------------
                                    Name: Theodore H. Kruttschnitt
                                    Title: Principal

         Except as modified and supplemented by this Agreement, the Subordination Agreement is and shall continue to be in full force and effect.


                                DOBKIN FAMILY FOUNDATION


                                By:
                                    --------------------------
                                    Name:  Eric Dobkin
                                    Title: Trustee

         Except as modified and supplemented by this Agreement, the Subordination Agreement is and shall continue to be in full force and effect.


                                BOSTON PIPES,  LLC


                                By:
                                    --------------------------
                                    Name:
                                    Title:

         Except as modified and supplemented by this Agreement, the Subordination Agreement is and shall continue to be in full force and effect.





                                ------------------------------
                                STEVE FRIEDMAN

Acknowledged, agreed and consented:

EXCHANGE APPLICATIONS, INC.

EXSTATIC SOFTWARE, INC.

         By execution of this letter, Silicon Valley Bank (the "Bank"), as lender under the Loan and Security Agreement, dated April 25, 2001, among the Borrowers and the Bank (as amended, modified and supplemented from time to time, the "Loan Agreement"), and as the Bank under the Subordination Agreement, hereby consents to, and waives, any violation or breach of the Loan Agreement and the Subordination Agreement arising from the execution and delivery of the Financing Documents (as defined above in this letter) and the consummation of the transactions contemplated thereby.


                                SILICON VALLEY BANK


                                By:
                                    ------------------------------
                                    Name:
                                    Title:


cc:  Exchange Applications, Inc.

August 29, 2001

Page i

                                    EXHIBIT G
                                    ---------

                          Form of Bingham Dana Opinion

                                 August 29, 2001



To each of the Purchasers party to the
Purchase Agreement referred to below
set forth on Schedule 1 attached hereto


Re:  Exchange Applications, Inc.
     ---------------------------

Ladies and Gentlemen:

We have acted as counsel to Exchange Applications, Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery by the Company of the Securities Purchase Agreement, dated as of August 29, 2001 (the "Purchase Agreement"), among the Company, eXstatic Software, Inc., a Washington Corporation ("eXstatic"), and the Purchasers listed on the signature pages thereto (the "Purchasers"), and the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Purchase Agreement. This opinion is rendered to you pursuant to Section 3.1(b)(iii) of the Purchase Agreement.

Although we act generally as counsel to the Company, our representation is limited to matters individually referred to us by the Company's management.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (a) the representations and warranties of the Company and eXstatic set forth in the Purchase Agreement and each of the other Transaction Documents (as defined below), (b) the representations and warranties of the Purchasers set forth in the Purchase Agreement and (c) certificates of certain of the officers of the Company and have assumed, without independent inquiry, the accuracy of those representations, warranties, and certificates. For purposes of our opinions rendered in paragraph 1 below, with respect to the incorporation, organization, existence, qualification, or standing of the Company, our opinion relies entirely upon and is limited by those certificates of public officials attached hereto as Exhibit A.

August 29, 2001

Page ii


In connection with this opinion, we have examined originals or copies of the following documents:

         (i)   the Purchase Agreement;

         (ii)  the New Debentures;

         (iii) the Warrants;

         (iv)  the Insight Warrants;

         (v)   the Fifth Amended and Restated Registration Rights Agreement;

         (vi)  the Security Agreement;

         (vii) the Collateral Agency and Intercreditor Agreement;

         (viii) the letter agreement, dated as of August 29 (the "Letter Agreement"), among Insight, the Company and eXstatic;

         (ix) the Uniform Commercial Code financing statement (the "Financing Statement"), a copy of which is attached hereto as Exhibit B, to be filed in the State of Delaware, listing the Company, as debtor, and the Collateral Agent, as secured party;

         (x) the Certificate of Incorporation of the Company (the "Charter"), certified by the Secretary of State of the State of Delaware on July 23, 2001, and certified by an officer of the Company as of the date hereof as being true, complete and correct and in full force and effect;

         (xi) the By-Laws of the Company (the "By-Laws") (the Charter and the By-Laws together being referred to sometimes herein as the "Governing Documents"), certified by an officer of the Company as of the date hereof as being true, complete and correct and in full force and effect;

         (xii) the certificate of certain officers of the Company, as of the date hereof, as to certain actions taken by the Board of Directors of the Company, and as to the titles, incumbency, and specimen signatures of certain officers of the Company; and

         (xiii) those certificates of certain public officials with respect to the Company attached hereto as Exhibit A.

August 29, 2001

Page iii


The documents specified in paragraphs (i) through (vii) above are referred to herein, collectively, as the "Transaction Documents". The documents specified in paragraphs (ii) and (iii) above are referred to herein, collectively, the "New Debenture Securities". The documents specified in paragraphs (ii) through (iv) above are referred to herein, collectively, as the "Transaction Securities". The documents specified in paragraphs (iii) and (iv) are referred to herein, collectively, as the "August Warrants". We have examined the documents listed in the preceding paragraph and such other corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of this opinion.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

As used in this opinion, the "UCC" means the Uniform Commercial Code as adopted and in effect in the State of New York or the State of Delaware, or another relevant, specified jurisdiction, as the case may be; the "New York UCC" means the UCC of the State of New York; and the "Delaware UCC" means the UCC of the State of Delaware.

For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws of the State of New York as applied by courts located in New York without regard to choice of law, the federal laws of the United States of America (except for Federal and state tax, antitrust, securities, or blue sky laws, as to which we express no opinion in this letter, other than as expressly set forth in paragraphs 8 and 9 below), the Delaware General Corporation Law as applied by courts located in Delaware (the "DGCL"), and, with respect only to paragraph 7 hereof, the Delaware UCC; and we express no opinion as to the laws of any other jurisdiction.

Our opinions herein with respect to the Delaware UCC are limited to the official statutory text thereof and only as it pertains to whether perfection of an attached security interest may be effected by the filing of an effective UCC financing statement in the State of Delaware, without any investigation or review of any legal decisions or other statutory provisions in effect in the State of Delaware that may affect the filing of a UCC financing statement or the perfection of a security interest by filing in the State of Delaware.

We note that the Transaction Documents contain provisions stating that they are to be governed by the laws of the State of New York (each a "Chosen-Law Provision"). Except to the extent that any such Chosen-Law Provision is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court or a federal court sitting in New York and applying New York choice of law principles, no opinion is given herein as to any

August 29, 2001

Page iv


Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Transaction Documents.

Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

(a) We have assumed without any independent investigation that (i) each party to the Transaction Documents, other than the Company, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Transaction Documents, (ii) each party to the Transaction Documents, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than the Company, with respect to the Governing Documents, the laws of the United States of America, and the DGCL, but only in each case to the limited extent the same may be applicable to the Company, and relevant to our opinions expressed below), to execute, deliver, and perform its obligations under, the Transaction Documents, and (iii) each party to the Transaction Documents, other than the Company, has duly authorized, executed, and delivered each of the Transaction Documents to which it is a party.

(b) We have assumed without any independent investigation (i) that the Company has received the agreed to and stated consideration for the incurrence of the obligations applicable to it under the terms of the Transaction Documents, and accordingly has received "value" (as such term is used in Article 9 of the New York UCC or the Delaware UCC, as applicable) in respect thereof, (ii) that each of the Transaction Documents is a valid and binding obligation of each party thereto other than the Company, and (iii) that each of the Transaction Documents is a valid and binding obligation of the Company to the extent that laws other than those of the State of New York are relevant thereto (other than the laws of the United States of America, and the DGCL, but only to the limited extent the same may be applicable to the Company and relevant to our opinions expressed below).

(c) The enforcement of any obligations of, or any security interest granted by, the Company or any other Person, whether under any of the Transaction Documents or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies

August 29, 2001

Page v


     (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of, or any security interest granted by, the Company or any other Person, whether under any of the Transaction Documents or otherwise.

(d) We express no opinion as to the enforceability of any particular provision of any of the Transaction Documents relating to remedies after default.

(e) We express no opinion as to the availability of any specific or equitable relief of any kind.

(f) The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

(g) We express no opinion as to the enforceability of any particular provision of any of the Transaction Documents relating to or constituting (i) waivers of rights to object to jurisdiction or venue, consents to jurisdiction or venue, or waivers of rights to (or methods of) service of process, (ii) waivers of rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102, 9-602, 9-603, or other applicable provisions of the New York UCC or the Delaware UCC, as the case may be, (v) provisions in the Transaction Documents rendered ineffective or unenforceable by Sections 2A-303, 9-406, 9-407, or 9-408 of the applicable UCC, (vi) the grant of powers of attorney or proxies, (vii) exculpation or exoneration clauses, and clauses relating to releases or waivers of unmatured claims or rights, (viii) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture", or (ix) so-called "usury savings" clauses. We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor.

(h) We express no opinion as to the enforceability of any particular provision of the Transaction Documents relating to indemnification or contribution obligations.

August 29, 2001

Page vi



(i) We assume that at least $2,500,000 will be advanced to the Company, in one or more installments, pursuant to the Transaction Documents. No opinion is given herein as to the usury laws, or other laws regulating the maximum rate of interest which may be charged, taken or received, of any jurisdiction other than New York.

(j) We note that, under the laws of the State of New York, the remedies available in the State of New York for the enforcement of the Transaction Documents could be affected by any failure of any Purchaser not organized in New York (i) to become authorized, under Article 13 of the New York Business Corporation Law, to do business in the New York or (ii) to become authorized, under Article 5 of the New York Banking Law, to transact business in New York as a foreign banking corporation. Further, no opinion is given herein as to any other similar laws or requirements in any other jurisdiction.

(k) When any opinion set forth below is given to our knowledge, or to the best of our knowledge, or with reference to matters of which we are aware or which are known to us, or with a similar qualification, that knowledge is limited to the actual knowledge of the individual lawyers in this firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.

(l) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

(m) We have assumed that (i) the Company is the corporate parent of eXstatic, owning all of its outstanding stock; and (ii) the Transaction Documents are necessary or convenient to the conduct, promotion or attainment of the business of eXstatic.

     We express no opinion as to whether the Company may validly guarantee or otherwise become liable for, or grant a security interest in its assets to secure, indebtedness incurred by eXstatic except to the extent the Company may be determined to have benefited from the incurrence of such indebtedness by eXstatic sufficiently that such undertaking by the Company is necessary or convenient to the conduct, promotion or attainment of the business of the Company.

August 29, 2001

Page vii


(n) We have assumed that neither the Company nor any Person acting on behalf of the Company has engaged in any form of general solicitation or general advertising in contravention of Rule 502(c) of Regulation D promulgated under the Securities Act of 1933, as amended.

(o) We have made no examination of, and no opinion is given herein as to, the Company's title to or other ownership rights in, the accuracy or sufficiency of the descriptions of, or the existence of any liens, charges, encumbrances, restrictions or limitations on, or adverse claims against, any of the property or assets of the Company. We have assumed without any independent investigation that the Company has rights in the Collateral and any other assets in which it purports to grant a security interest under the Security Agreement, and that the Security Agreement creates a valid security interest in such portion of the Collateral and any such other assets in which a security interest may be created by contract to secure the obligations of the Company to the extent that laws other than those of the State of New York are relevant thereto. We express no opinion as to the priority or (except to the extent specifically set forth in paragraphs 6 and 7 below) the attachment, validity, enforceability, or perfection of any security interest, mortgage, or other lien or encumbrance with respect to any of the property or assets of the Company. Without limiting the generality of the foregoing, we express no opinion as to the priority of the security interests purported to be established by Section 3.1 of the Collateral Agency and Intercreditor Agreement. Further, we express no opinion as to any security interest in any Collateral or any other assets excluded from, or not governed by, Article 9 of the New York UCC (or, in the case of perfection by filing a financing statement in the State of Delaware, the Delaware UCC). We call your attention to the following:

     (i) the effectiveness of any UCC financing statement filed in the State of Delaware or the State of New York terminates five years after the date of filing (or at the end of such longer period as may be applicable in certain cases under Section 9-515 of the UCC) unless a continuation statement is filed within the period of six months prior to such termination in accordance with Section 9-515 of the UCC;

     (ii) Section 9-507 of the Delaware UCC provides that if the relevant debtor so changes its name that a filed UCC financing statement becomes seriously misleading, such UCC financing statement is not effective to perfect a security interest in collateral acquired by such debtor more than four months after such change unless an appropriate amendment to the relevant UCC financing statement is filed before the expiration of that period;

August 29, 2001

Page viii


     (iii) if the debtor changes its "location" as determined under Section 9-307 of the New York UCC or the Delaware UCC, as applicable, or if a "new debtor" becomes bound by the relevant security agreement under
          Section 9-203(d) of the applicable UCC, certain actions (in or out of New York or Delaware, as the case may be) may be required under
          Section 9-316 of the UCC to continue the perfection of a security interest perfected at the time of the change of the debtor's location or of the new debtor becoming so bound; and, in addition, certain actions may be required under Section 9-508 and other provisions of
          Article 9 of the applicable UCC to perfect a security interest in collateral acquired by the debtor after the time of the change of its location or by the new debtor after the time of the new debtor becoming bound;

     (iv) there exist certain limitations, resulting from the operation of
          Section 9-315 of the New York UCC or the Delaware UCC, as applicable, on the perfection of any security interest in proceeds of collateral, such that further action (in or out of New York or Delaware, as the case may be) may be necessary to maintain perfection of such interests;

     (v) under Sections 9-320, 9-321, 9-330, and 9-331 of the applicable UCC, purchasers, licensees, or lessees of certain types of collateral may take the same free of a perfected security interest; and, to the extent that "transferable records" (as that term is used in the federal Electronic Signatures in Global and National Commerce Act ("E-SIGN") or the Uniform Electronic Transactions Act of any applicable jurisdiction ("UETA")) constitute collateral, certain persons in "control" (as that term is used in E-SIGN or UETA) of such transferable records may take them free of a perfected security interest;

     (vi) Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest resulting from any security agreement entered into by the debtor before the commencement of the case; and under Section 547 of the Bankruptcy Code, a security interest that is deemed transferred within the relevant period set forth in Section 547(b)(4) of the Bankruptcy Code may be avoidable under certain circumstances;

     (vii) the filing of UCC financing statements will not result in the perfection of a security interest in items of collateral (such as motor vehicles) which are subject to a certificate of title or registration statute or other statute or treaty which specifies a method of security interest perfection different than the filing of UCC financing statements;

August 29, 2001

Page ix



     (viii) a security interest may not attach or become enforceable or be perfected as to contracts, licenses, permits, or other rights or benefits which are not assignable under applicable law, or are not assignable by their terms, or which are assignable only with the consent of government agencies or officers, except to the extent provided in Sections 2A-303, 9-406, 9-407, or 9-408 of the New York UCC or the Delaware UCC, as applicable;

     (ix) under Section 8-303 of the applicable UCC, a "protected purchaser" (as defined in such Section 8-303) of a security, or of an interest therein, may acquire its interest in such security free of any adverse claim thereto; we express no opinion herein as to whether the Purchasers, or any other person or entity, may be a protected purchaser with respect to the securities included within the Collateral (the "Collateral Securities"); and we point out that, under
          Section 8-110(c) of the applicable UCC and in the event that the Collateral Securities constitute "certificated securities" (within the meaning given such term in the applicable UCC), the local law of the jurisdiction in which the security certificates evidencing the Collateral Securities are delivered to the Collateral Agent governs whether an adverse claim with respect thereto may be asserted against the Collateral Agent;

     (x) we assume that neither the Company nor eXstatic is a "transmitting utility" (as such term is defined in Article 9 of the applicable UCC);

     (xi) we assume that the Collateral does not include any "cooperative interests" (as such term is defined in Article 9 of the New York UCC;

     (xii) we express no opinion herein as to whether the Collateral Agent, or any other person or entity, may be a "holder in due course" (as defined in the applicable UCC) of any applicable negotiable instrument, or a holder to whom any applicable negotiable document of title has been duly negotiated;

     (xiii) a purchaser may obtain priority over or take free of a perfected security interest under Section 9-338 or Section 9-516(d) of the applicable UCC; and a security interest perfected by filing may be junior to a security interest that was perfected by an earlier effective filing mis-indexed by the applicable UCC filing office;

August 29, 2001

Page x


     (xiv) any security interests in the Collateral may be subject to the limitations set forth in Sections 9-404, 9-405, and 9-408 of the applicable UCC; and, in any event, any security interests in the assets of the Company may be subject to the economic effects of valid recoupments, offsets, counterclaims, and similar rights of account debtors, lessees, or other contractual parties, the terms of leases and other contracts between the Company and such lessees or other parties, and any claims or defenses of such lessees or other parties against the Company arising under or extrinsic to such leases or other contracts;

     (xv) the rights of the Collateral Agent and the Purchasers with respect to collateral consisting of obligations as to which a governmental or similar entity is the account debtor or other obligor may be subject to compliance by the Collateral Agent and the Purchasers with the Federal Assignment of Claims Act or similar Federal or state laws;

     (xvi) we call to your attention that the priority of security interests provided for in the Transaction Documents may be affected by actions taken before July 1, 2001, in or out of New York or Delaware, which perfected a security interest of another party in Collateral described in the Security Agreement; and

     (xvii) we call to your attention that different versions of Article 9 of the Uniform Commercial Code may currently be in effect in other jurisdictions (other than New York and Delaware), under which other or further action may be required under the laws of other jurisdictions for the Collateral Agent and the Purchasers with respect to the attachment, perfection and priority of their security interests provided for in the Transaction Documents; we have not analyzed in this transaction, and express no opinion herein as to, what further actions, if any, may be so required.

(p) With respect to our opinions set forth below relating to stockholder approval, we note that pursuant to letters dated August 6 and August 23, 2001, respectively, the Company received an exception under Nasdaq Rule 4350(i)(2)(A) 1 from the stockholder approval requirements that would otherwise have been required under Nasdaq Rule 4350(i).

________________________________
    1 Nasdaq Rule 4350(i)(2)(A) provides that exceptions to the stockholder approval requirement "may be made upon application to Nasdaq when the delay in securing stockholder approval would seriously jeopardize the financial viabilty of the enterprise."

August 29, 2001

Page xi



(q) We call your attention to the fact that (i) the New Debentures provide that only a portion of the principal of and accrued interest on the New Debentures is convertible into Common Stock until such time as the Company has increased the number of authorized shares of Common Stock to at least 225,000,000 (or the Company otherwise has sufficient authorized and unissued shares to enable the Company to issue Common Stock upon the conversion or exercise, as the case may be, of all transaction securities outstanding at such time) (the "Authorized Share Increase") and (ii) the August Warrants provide that they are not exercisable until the Authorized Share Increase has occurred. We note that with respect to our opinions set forth below relating to corporate action, the Company has not obtained approval of its Board of Directors or its stockholders for the Authorized Share Increase.

Based upon the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

1. The Company is a corporation validly existing and in corporate good standing under the laws of the State of Delaware. The Company is duly qualified (or, as applicable, is authorized to do business) and is in good corporate standing, as applicable, in each case solely if and to the extent described in the applicable certificates of public officials attached hereto as Exhibit A in the jurisdictions listed therein.

2. The execution and delivery by the Company of each Transaction Document, and the performance by the Company of its obligations under each Transaction Document, are within the Company's corporate powers and have been duly authorized by all requisite corporate action on the part of the Company. The Company has duly executed and delivered each of the Transaction Documents.

3. Each of the Transaction Documents constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms.

4. The authorized capital stock of the Company consists of (i) 150,000,000 shares of common stock, $.001 par value per share ("Common Stock"), and
         (ii) 10,000,000 shares of preferred stock, $0.001 par value per share, of which 5,330,000 are designated as Series A Convertible Redeemable Preferred Stock. All issued and outstanding shares of Common Stock (other than those issued upon the exercise of stock options) are duly and validly issued, fully paid and nonassessable. The issuance, sale and delivery of the New Debentures, and (except to the extent set forth herein) subject to completion of the Authorized Share Increase in accordance with the DGCL, the issuance and delivery of the shares of Common Stock issuable upon conversion of the New Debentures in accordance with the terms of the New Debentures have been duly

August 29, 2001

Page xii


         authorized by all requisite corporate action on the part of the Company, and all such shares of Common Stock have been duly reserved for issuance. All such shares of Common Stock when so issued and delivered upon conversion of the New Debentures in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable. The issuance, sale and delivery of the August Warrants, and subject to completion of the Authorized Share Increase in accordance with the DGCL, the issuance and delivery of the shares of Common Stock issuable upon exercise of the August Warrants in accordance with the terms of the August Warrants have been duly authorized by all requisite corporate action on the part of the Company, and all such shares of Common Stock have been duly reserved for issuance. All such shares of Common Stock when so issued and delivered upon exercise of the August Warrants in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable.

5. The execution and delivery by the Company of each Transaction Document and the consummation of the transactions contemplated thereby, and compliance by the Company with the provisions thereof (i) will not, to the best of our knowledge, result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any Company Contract, (ii) will not violate any of the provisions of the Governing Documents of the Company or any law, statute, rule or regulation of the State of New York, or, to the best of our knowledge, any judgment, order, writ, injunction or decree of any court or other tribunal located in the State of New York, applicable to the Company and (iii) to the best of our knowledge, will not result in the creation or imposition of any Lien (other than Liens created by the Transaction Documents in favor of the Collateral Agent and the Purchasers) on any asset of the Company. Except for filings or recordings that may be necessary to create, record or perfect, or maintain the perfection of, or (with respect to any applicable pledged securities) to enforce, the security interests created by the Security Agreement, to the best of our knowledge, no consent or approval by, or any notification of or filing with, any court, public body or authority of the State of New York is required to be obtained or effected by the Company in connection with the execution, delivery and performance by the Company of each of the Transaction Documents or the consummation by the Company of the transactions contemplated thereby.

6. The provisions of the Security Agreement are effective under the New York UCC to create a valid, attached security interest in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Purchasers, in all right, title and interest of the Company in those items and types of Collateral described in the Security Agreement to which Article 9 of the New York UCC is applicable.

7.       Upon the proper filing (as defined in Section 9-516 of the Delaware
         UCC) of the Financing Statement in the applicable filing office in the State of Delaware listed on Exhibit C hereto, including the payment of

August 29, 2001

Page xiii


         any requisite filing or recording fees, the Collateral Agent, for the benefit of the Collateral Agent and the Purchasers, will have a perfected security interest under Article 9 of the Delaware UCC in the Collateral described in the Security Agreement and the Financing Statement which is subject to Article 9 of the applicable UCC and in which a security interest can be perfected by the filing of UCC financing statements in the State of Delaware under Article 9 of the Delaware UCC. For purposes of this paragraph, we have assumed that the Collateral covered by the Financing Statement does not include any timber to be cut or "as-extracted collateral", as such terms are used in Section 9-501 of the Delaware UCC.

8. The offer, issuance and sale of the New Debenture Securities pursuant to the Purchase Agreement and, assuming the continuing accuracy of the representations and warranties of the Purchasers set forth in the Purchase Agreement and based solely on the current rules and interpretations of the Securities and Exchange Commission, the issuance of the Common Stock to the Purchasers upon conversion or exercise, as the case may be, of the New Debenture Securities in accordance with the applicable terms thereof do not require registration under the Securities Act of 1933, as amended.

9. The offer, issuance and sale of the Insight Warrants pursuant to the Letter Agreement and, assuming the continuing accuracy of the representations and warranties of Insight set forth in the Letter Agreement and based solely on the current rules and interpretations of the Securities and Exchange Commission, the issuance of the Common Stock to Insight upon exercise of the Insight Warrants in accordance with the applicable terms thereof do not require registration under the Securities Act of 1933, as amended.


This opinion is delivered solely to you and for your benefit in connection with the Purchase Agreement and the other Transaction Documents and may not be relied upon by you for any other purpose or furnished or referred to, or relied upon, by any other person or entity for any reason without our prior written consent.

Very truly yours,

BINGHAM DANA LLP

                                    EXHIBIT H
                                    ---------

                              Capitalization Table

Summary Capitalization Table
--------------------------------------------------------------------------------
Deal Date                                              8/29/01

Current Stock Price                                $    0.3441

Discounted Stock Price                             $    0.3183


                                                    Dollars           Warrants
                                                 -------------     -------------
New Investors                                      $14,500,000        45,554,508
New Insight                                          1,000,000         3,141,690
                                                 -------------     -------------
Total Investment                                    15,500,000        48,696,199

                                                    Dollars           Warrants
                                                 -------------     -------------
Insight Warrant Coverage                           $ 6,500,000        20,420,986
New Investor Warrant Coverage                        7,250,000        22,777,254
                                                 -------------     -------------
Total Warrants Issued                               13,750,000        43,198,241


                                                                FULLY DILUTED @     FULLY DILUTED @     FULLY DILUTED @
                                                                    0.43447              0.3183             0.3183
                                             PRIMARY SHARES     DEBENTURE PRICE     DEBENTURE PRICE    CONVERSION PRICE
                                             --------------     ---------------     ---------------    ----------------
IVP Series A Preferred Stock                        -                22,301,875          22,301,875          22,301,875    11.13%
IVP Convertible Debentures                          -                29,344,917          40,054,935          40,054,935    20.00%
IVP Warrants                                        -                 1,179,337           1,179,337           1,179,337     0.59%
New IVP Conv. Debentures                            -                   -                   -                 3,235,941     1.62%
New IVP Warrants                                    -                   -                   -                20,420,986    10.20%
New Convertible Debentures                          -                   -                   -                46,921,144    23.43%
New Warrants                                        -                   -                   -                22,777,254    11.37%
Common Shares                                    34,053,087          34,053,087          34,053,087          34,053,087    17.00%
Options (2)                                         -                 9,230,275           9,230,275           9,230,275     4.61%
Other                                               -                   120,094             120,094             120,094     0.06%
                                             --------------     ---------------     ---------------    ----------------
Total Shares                                     34,053,087          96,229,585         106,939,604         200,294,929   100.00%
Total authorized pool                                                                                       150,000,000
                                                                                                       ----------------
Common share shortfall                                                                                      (50,294,929)


-------------------------------------------
(1) Assumes 7.5% discount off the current stock price.
(2) The weighted average exercise price for all stock options is $4.46.

                                   SCHEDULE I

                                   Purchasers

Insight Venture Partners IV, L.P.                      76.666130%    $766,661.30
Insight Venture Partners (Cayman) IV, L.P.             10.537455%    $105,374.55
Insight Venture Partners IV (Fund B), L.P.              0.660033%    $121,363.82
Insight Venture Partners IV(Co-Investors), L.P.        12.136382%      $6,600.33
680 Fifth Avenue, 8th Floor                     Total 100.000000%  $1,000,000.00
New York, N.Y. 10019
Attention:  Deven Parekh
Telephone:  (212) 230-9200
Telecopy:  (212) 230-9272

SKP Investments LLC                                                  $500,000.00
50 York Road
Wayland MA 01778
THK Private Equities                                               $8,000,000.00
c/o Theodore H. Kruttschnitt
1730 So. El Camino Real, Suite 400
San Mateo, CA  94402

Boston Pipes, LLC                                                  $5,000,000.00
2373 Broadway, Suite 1208
New York, NY  10024

Steve Friedman                                                       $500,000.00
9625 Snake River Drive
Jackson, WY  83001
(307) 734-0186

Dobkin Family Foundation                                             $500,000.00
160 Old Church Lane
Pound Ridge, NY  10576
(914) 764-0944